UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Navistar International Corporation

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NAVISTAR INTERNATIONAL CORPORATION

2701 NAVISTAR DRIVE

LISLE, ILLINOIS 60532

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, FEBRUARY 19, 2013

11:00 A.M. – CENTRAL TIME

HYATT LISLE HOTEL

1400 CORPORETUM DRIVE

LISLE, ILLINOIS 60532

January 18, 2013

To our stockholders:

On behalf of the Board of Directors of Navistar International Corporation you are cordially invited to attend our 2013 Annual Meeting of Stockholders, which will be held on February 19, 2013, at 11:00 a.m. Central Time, at the Hyatt Lisle Hotel, 1400 Corporetum Drive, Lisle, Illinois 60532. At our Annual Meeting, our stockholders will be asked to:

☐	Elect as directors the nominees named in the accompanying proxy statement;

☐	Ratify the appointment of our independent registered public accounting firm;

☐	Act on an advisory vote on executive compensation;

☐	Approve the Navistar International Corporation 2013 Performance Incentive Plan; and

☐	Act upon any other matters properly brought before the Annual Meeting.

The accompanying proxy statement and the form of proxy are first being made available to our stockholders on January 18, 2013. In order to attend our 2013 Annual Meeting of Stockholders, you must have an admission ticket to attend. Procedures for requesting an admission ticket are detailed in the accompanying proxy statement. Attendance and voting is limited to stockholders of record at the close of business on January 11, 2013.

By Order of the Board of Directors,

Curt A. Kramer Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON FEBRUARY 19, 2013:

THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE AT

HTTP://WWW.NAVISTAR.COM/NAVISTAR/INVESTORS

EXECUTIVE SUMMARY

During 2012, the Board of Directors (the “Board”) of Navistar International Corporation (“Navistar” or the “Company”) formed a special committee (the “Saratoga Committee”) to review, oversee and monitor strategic matters affecting the Company, including (1) resolution of the Company’s emission strategy, (2) financing and liquidity matters affecting the Company, (3) the Company’s communication strategy, (4) governance matters and/or proxy contests affecting the Company and (5) the Company’s strategic plan; and to report its findings and make recommendations thereon back to the full Board. This review, along with other events during 2012, resulted in a number of changes in our business strategy, Board composition, management, corporate governance and compensation policies. These changes are highlighted below and are described in more detail throughout this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

Business Strategy

We experienced significant strategic and operational challenges in 2012, but have taken actions that we believe will reverse our course and are evaluating additional opportunities to enhance value. As a result of these challenges, we announced changes to our engine strategy, signed supply agreements with Cummins Inc. (“Cummins”), and reinforced our cash position. During this period of transition, we are renewing our focus on strengthening our North American core businesses and evaluating non-core businesses and engineering programs through a disciplined use of Return on Invested Capital. We are making steady progress in our six guiding principles of quality, cost, sense of urgency, great products, customer satisfaction, and people. The entire organization is aligned to address three major priorities in 2013: significantly improving the quality of our products, meeting every one of our critical truck and engine launch dates, and delivering on our operating plan while maximizing our cash flows.

Over the second half of 2012, we made a number of significant strides in accomplishing our turnaround efforts, which include:

•

In July, we announced our next generation clean engine solution to meet 2010 U.S. Environmental Protection Agency (“EPA”) emissions standards. Our engine strategy combines our Advanced Exhaust Gas Recirculation engines with an after-treatment system using Selective Catalytic Reduction (“SCR”).

•	In August, we obtained additional financing through our new senior secured, $1 billion term loan credit facility.

•

In August, we took actions to control spending across the Company with targeted reductions of certain costs which included a voluntary separation program, attrition and involuntary reductions in force. In addition to these actions in the U.S., our Brazilian operations utilized an involuntary reduction in force to eliminate certain positions. Approximately 1,300 employees were impacted by these actions, of which 1,200 employees exited by October 31, 2012 and the remaining will exit in 2013.

•

In October, we signed a definitive agreement with Cummins to supply its SCR after-treatment system to us. This after-treatment system will be combined with our engines to meet 2010 EPA emissions standards. In addition to our agreement with Cummins, we continue to refine plans and timelines to begin introducing our new product offering. We maintain our target of a phased-in product introduction plan commencing with the MaxxForce 13L engine in April 2013, followed by our medium engine offerings.

•	In October, we announced our intention to close our Garland, Texas truck manufacturing plant.

•

As part of our expanded relationship with Cummins, we are offering Cummins’ 15 liter ISX diesel engine, which currently meets EPA emissions standards, in certain models. We began offering Cummins’ 15 liter ISX diesel engine as a part of our North American on-highway truck line-up in December.

•	In October, we received net proceeds of $192 million from our equity offering with an additional $14 million received in November.

Composition of the Board

During 2012, our Board underwent a significant number of changes due, in part, to the retirement of Diane H. Gulyas, David D. Harrison, Steven J. Klinger, Eugenio Clariond and Daniel C. Ustian, and agreements relating to the composition of our Board entered into with two of our largest stockholders, Carl C. Icahn and several entities controlled by him (collectively, the “Icahn Group”) and Mark H. Rachesky, MD and several entities controlled by him (collectively, the “MHR Group”). Pursuant to our agreements with each of the Icahn Group and the MHR Group, we granted each of them the right to appoint one director to serve on our Board, and the two of them together the right to appoint a third director to serve on our Board. Mr. Vincent J. Intrieri was appointed as the Icahn Group representative and Dr. Mark H. Rachesky was appointed as the MHR Group representative. On December 10, 2012, Mr. Samuel J. Merksamer was appointed as the mutually agreed upon representative of both the Icahn Group and the MHR Group. In addition to the appointments by the Icahn Group and the MHR Group, the Board appointed Mr. John C. Pope, following Mr. Harrison’s retirement in October 2012.

As a result of these changes, the committees of our Board also went through several changes in composition during 2012. The Company appointed Mr. Intrieri to the Company’s Nominating and Governance Committee, effective October 8, 2012 and the Company’s Finance Committee, effective December 11, 2012. The Board appointed Dr. Rachesky to the Company’s Nominating and Governance Committee effective October 16, 2012 and the Company’s Compensation and Finance Committees, effective December 11, 2012. Mr. Pope was appointed a member of the Board’s Audit Committee effective October 16, 2012 and the Company’s Compensation and Finance (chair) Committees, effective December 11, 2012. Furthermore, effective December 11, 2012, Mr. Merksamer was appointed a member of the Company’s Audit and Compensation Committees, Gen. McChrystal was appointed a member of the Company’s Compensation Committee and Mr. Williams was appointed a member of the Company’s Audit Committee and removed from the Company’s Finance Committee.

Changes in Management

In August 2012, Daniel C. Ustian informed the Board of his retirement as Chairman, President, Chief Executive Officer, and member of the Board, effective immediately. The Board of Directors appointed Lewis B. Campbell, former Chairman, President, and Chief Executive Officer of Textron Inc., as Executive Chairman of the Board of Directors and interim Chief Executive Officer to replace Mr. Ustian. At the same time, the Company also announced that it promoted Troy A. Clarke, previously President of Truck and Engine operations at the Company, to the position of President and Chief Operating Officer of Navistar.

The Company made several other management changes during the second half of 2012:

•

Prior to his August 2012 promotion, Troy Clarke assumed responsibility for all Navistar’s operations in the newly-created role of President, Truck and Engine in July 2012. He had previously been president of Navistar Asia Pacific.

•	In July, Jack Allen became president of North America Truck and Parts, an expansion of his previous role.

•	In July, Engine Group President Eric Tech expanded his role to become president of Global Truck and Engine, responsible for all of our business operations outside of North America.

•	Effective October 31, 2012, Dee Kapur retired from the Company as its Chief Product Officer.

•	In December 2012, the Company appointed Dennis Mooney as the new group vice president, Global Product Development to replace Ramin Younessi.

Corporate Governance

During 2012, we strove to maintain effective governance practices and policies, and to solicit and consider input from our stockholders. At our 2012 annual meeting, management proposed and stockholders approved an amendment to our Certificate of Incorporation that declassified our Board. Beginning with the 2014 annual meeting, the Board will be completely declassified and all directors will be subject to annual election to one-year terms. In March 2012, we amended our Bylaws to remove an Exclusive Forum provision that certain of our stockholders and proxy advisory firms objected to. In June 2012, we adopted a Stockholder Rights Plan designed to deter coercive takeover tactics including the accumulation of shares in the open market or through private transactions and to prevent an acquiror from gaining control of the Company without offering a fair and adequate price to all of the Company’s stockholders. The Stockholder Rights Plan will expire in June 2013 and has a trigger threshold of 15%.

In addition to these actions during the year, we believe that the following items, among others, contribute to a strong governance and compensation profile:

•	9 of 10 directors are independent under NYSE rules.

•	We have an independent lead director.

•	We have 100% independent Board standing committees.

•	Our charter and bylaws may be amended by a simple majority vote.

•	We do not provide tax gross-ups to Section 16 Officers or excise tax gross-ups on change in control payments.

•	We have “double trigger” change in control benefits.

•	Our NEOs (excluding our newly appointed CEO) and directors are subject to stock ownership guidelines.

•	The vesting period for our NEOs’ stock options (excluding our newly appointed Chief Executive Officer) and RSUs is over a 36 month period.

Compensation Policies

For a summary of our commitment to best practices and changes made in fiscal year 2012 to our executive compensation policies, please see the Executive Summary section of the Compensation, Discussion and Analysis section of this proxy statement.

FREQUENTLY ASKED QUESTIONS REGARDING ATTENDANCE AND VOTING

Q:  Why am I receiving this proxy statement?

A:  You are receiving this proxy statement because the Board is soliciting your proxy to vote your shares at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) and is designed to assist you in voting your shares.

Q:  What is the purpose of the Annual Meeting?

A:  The purpose of the Annual Meeting is to have stockholders consider and act upon the matters outlined in the notice of Annual Meeting and this proxy statement, which include (i) Proposal 1 – the election of the nominees named in this proxy statement as directors, (ii) Proposal 2 – the ratification of the appointment of KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, (iii) Proposal 3 – an advisory vote on executive compensation, a so-called “Say-on-Pay” proposal, (iv) Proposal 4 - the approval of the Company’s 2013 Performance Incentive Plan, and (v) any other matters properly brought before the Annual Meeting. In addition, management may report on the performance of the Company and respond to appropriate questions from stockholders.

Q:  How does the Board recommend that I vote?

A.  The Board recommends that you vote:

•	FOR the election of each of the director nominees (Proposal 1);

•	FOR the ratification of the appointment of KPMG LLP, as our independent registered public accounting firm (Proposal 2);

•	FOR the approval of the advisory vote on executive compensation (Proposal 3); and

•	FOR the approval of the Navistar International Corporation 2013 Performance Incentive Plan (Proposal 4)

Q:  Who can attend the Annual Meeting?

A:  Anyone wishing to attend the Annual Meeting must have an admission ticket issued in his or her name. Admission is limited to:

•	Stockholders of record on January 11, 2013;

•	An authorized proxy holder of a stockholder of record on January 11, 2013; or

•	An authorized representative of a stockholder of record who has been designated to present a properly-submitted stockholder proposal.

You must provide evidence of your ownership of shares with your ticket request. The specific requirements for obtaining an admission ticket are specified in the Admission and Ticket Request Procedure section of this proxy statement.

Q:  What is a stockholder of record?

A:  A stockholder of record or registered stockholder is a stockholder whose ownership of Navistar common stock (“Common Stock”) is reflected directly on the books and records of our transfer agent, Computershare Investor Services (the “Transfer Agent”). If you hold Common Stock through a bank, broker or other intermediary, you hold your shares in “street name” and are not a stockholder of record. For shares held in street name, the stockholder of record of the shares is your bank, broker or other intermediary. Navistar only has access to ownership records for stockholders of record. So, if you are not a stockholder of record, for the purpose of requesting an admission ticket to attend the Annual Meeting, you must present us with additional documentation to evidence your stock ownership as of the record date, such as, a copy of your brokerage account statement, a letter from your broker, bank or other nominee or a copy of your voting instruction card.

Q:  When is the record date and who is entitled to vote?

A:  The Board has set January 11, 2013, as the record date for the Annual Meeting. Holders of shares of Common Stock on that date are entitled to one vote per share. As of January 11, 2013, there were approximately 80,054,641 shares of Common Stock outstanding. If you hold shares of our Common Stock as a participant in any of the Company’s 401(k) or retirement savings plans, your proxy card will represent the number of shares of Common Stock allocated to your account under the plan and will serve as a direction to the plan’s trustee as to how the shares in your account are to be voted.

A list of all registered stockholders will be available for examination by stockholders during normal business hours at 2701 Navistar Drive, Lisle, Illinois 60532 at least ten (10) days prior to the Annual Meeting and will also be available for examination at the Annual Meeting.

Q:  How do I vote?

A:  For stockholders of record: You may vote by any of the following methods:

•	in person – stockholders who obtain an admission ticket (following the specified procedures) and attend the Annual Meeting in person by casting a ballot received at the Annual Meeting.

•	by mail – using the enclosed proxy and/or voting instruction card accompanying this proxy statement.

•	by phone or via the Internet – following the instructions on the enclosed proxy and/or voting instruction card accompanying this proxy statement.

If you vote by phone or via the Internet, please have your proxy and/or voting instruction card available. The control number appearing on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed and returned the card by mail.

For holders in street name: You will receive instructions from your bank or broker that you must follow in order for your shares to be voted.

Q:  How can I change or revoke my proxy?

A:  For stockholders of record: You may change or revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532, (ii) signing and returning a new proxy card with a later date, (iii) validly submitting a later-dated vote by telephone or via the Internet on or before 11:59 pm EST on February 18, 2013 or (iv) attending the Annual Meeting and voting in person. For all methods of voting, the last vote properly cast will supersede all previous votes.

For holders in street name: You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker.

Q:  Is my vote confidential?

A:  Yes. Proxy cards, ballots and voting tabulations that identify stockholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Broadridge Financial Solutions, Inc., the independent proxy tabulator appointed by Navistar for the Annual Meeting, will count the votes and act as the inspector of elections for the Annual Meeting.

Q:  Will my shares be voted if I do not provide my proxy?

A:  For stockholders of record: If you are the stockholder of record and you do not vote by proxy card, by telephone or via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

For holders in street name: If your shares are held in street name, under certain circumstances, your shares may be voted even if you do not provide the bank or brokerage firm with voting instructions. Under New York Stock Exchange (“NYSE”) rules, your broker may vote shares held in street name on certain “routine” matters without your instruction. NYSE rules considers the ratification of the appointment of KPMG as our independent registered public accounting firm (Proposal 2) to be a routine matter. As a result, your broker is permitted to vote your shares on that matter at its discretion without instruction from you.

When a proposal is not a routine matter, such as the election of directors (Proposal 1), the Say-On-Pay proposal (Proposal 3) and the approval of the Navistar International Corporation 2013 Performance Incentive Plan (Proposal 4), and you have not provided voting instructions to the bank or brokerage firm with respect to that proposal, the bank or brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.”

Q:  What is the quorum requirement for the Annual Meeting?

A:  Under Navistar’s Third Amended and Restated By-Laws (the “By-Laws”), holders of at least one-third of the shares of Common Stock outstanding on the record date must be present in person or represented by proxy in order to constitute a quorum for voting at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum.

Q:  What vote is necessary for action to be taken on proposals?

A:  It will depend on each proposal.

•

Proposal 1 (election of directors) requires a plurality vote of the shares present or represented by proxy at the Annual Meeting and entitled to vote, meaning that the director nominees with the greatest number of affirmative votes are elected to fill the available seats. As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board.

•

Proposal 2 (ratification of the appointment of KPMG as our independent registered public accounting firm) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

•

Proposal 3 (Say-On-Pay proposal) represents an advisory vote and the results will not be binding on the Board or the Company. The affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Our Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

•

Proposal 4 (approval of the Navistar International Corporation 2013 Performance Incentive Plan) requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote.

With respect to Proposals 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on any of these proposals, the abstention will have the same effect as an AGAINST vote. With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. A properly executed proxy card marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than six directors and stockholders may not cumulate votes in the election of directors. If you abstain from voting on Proposal 1, the abstention will not have an effect on the outcome of the vote.

Broker non-votes will not affect the outcome on a proposal that requires a plurality vote (Proposal 1) or on a proposal that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote (Proposals 2, 3 and 4).

Votes submitted by mail, telephone or Internet will be voted by the individuals named on the proxy and/or voting instruction card (or the individual properly authorized) in the manner indicated. If you do not specify how you want your shares voted, they will be voted in accordance with management’s recommendations. If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted.

Q:  What is house-holding?

A:  If you and other residents at your mailing address own shares of Common Stock in street name, your broker or bank may notify you that your household will receive only one annual report and proxy statement for the Company if you hold shares through that broker or bank. In this practice known as “house-holding,” you were deemed to have consented to receiving only one annual report and proxy statement for your household. House-holding benefits both you and the Company because it reduces the volume of duplicate information received at your household and helps the Company to reduce expenses. Accordingly, the Company and your broker or bank will send one copy of our annual report and proxy statement to your address. Each stockholder will continue to receive a separate proxy and/or voting instruction card. We will promptly deliver an additional copy of either document to you if you call or write us at the following address or phone number: Investor Relations, Navistar International Corporation, 2701 Navistar Drive, Lisle, Illinois 60532, (331) 332-2143.

Q:  What does it mean if I receive more than one proxy card?

A:  Whenever possible, shares of Common Stock, including shares held of record by a participant in any of the Company’s 401(k) or retirement savings plans, for multiple accounts for the same registered stockholder will be combined into the same proxy card. Shares with different, even though similar, registered stockholders cannot be combined, and as a result, the stockholder may receive more than one proxy card. For example, shares registered in the name of John Doe will not be combined on the same proxy card as shares registered jointly in the name of John Doe and his wife.

Shares held in street name are not combined with shares registered in the name of an individual stockholder or for a participant in any of the Company’s 401(k) or retirement savings plan and may result in the stockholder receiving more than one proxy and/or voting instruction card. For example, shares held in street name by a broker for John Doe will not be combined with shares registered in the name of John Doe.

If you hold shares in more than one account, you must vote each proxy and/or voting instruction card you receive to ensure that all shares you own are voted. If you receive more than one proxy and/or voting instruction card for accounts that you believe could be combined because the stockholder is the same, contact our Transfer Agent (for shares held by registered stockholders) or your broker (for shares held in street name) to request that the accounts be combined for future mailings.

Q:  Who pays for the solicitation of proxies?

A:  Navistar pays the cost of soliciting proxies. This solicitation is being made by mail, but also may be made by telephone, e-mail or in person. We have hired Alliance Advisors, LLC (“Alliance Advisors”) to assist in the solicitation of proxies. Alliance Advisors’ fees for their assistance in the solicitation of proxies are estimated to be $9,000, plus out-of-pocket expenses. Proxies may also be solicited by our directors, officers and employees who will not receive any additional compensation for those activities. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to stockholders and obtaining their votes.

Q:  When are stockholder proposals or nominations due for the 2014 Annual Meeting of Stockholders?

A:  Our annual meeting of stockholders is typically held on the third Tuesday in February. Accordingly, we expect to hold our 2014 annual meeting of stockholders on or around February 18, 2014. Any stockholder proposal for inclusion in the Company’s proxy materials for the 2014 annual meeting of stockholders pursuant to SEC Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must be received by the Company’s Corporate Secretary no later than September 20, 2013. Any proposal may be included in next year’s proxy statement only if such proposal complies with the Company’s By-Laws and the rules and regulations promulgated by the SEC, including Rule 14a-8.

In addition, the Company’s By-Laws require that the Company be given advance written notice of nominations for election to the Board and other matters that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). For matters to be presented at the 2014 annual meeting of stockholders, the Company’s Corporate Secretary must receive such notice no earlier than September 22, 2013, and no later than October 22, 2013. The notice must contain, and be accompanied by, certain information as specified in the Company’s By-Laws. The Company recommends that any stockholder wishing to nominate a director at, or bring any other item before, an annual meeting of stockholders review the Company’s By-Laws, which are available on the Company’s website at http://www.navistar.com/navistar/investors/corporategovernance/documents. All stockholder proposals and director nominations must be delivered to Navistar by mail c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532.

Q:  Are there any matters to be voted on at the Annual Meeting that are not included in the proxy?

A:  We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.

Q:  May stockholders ask questions at the Annual Meeting?

A:  Yes. During the Annual Meeting, stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman. In order to provide the opportunity to every stockholder who wishes to speak, each stockholder’s remarks will be limited to two minutes. Stockholders may speak a second time only after all other stockholders who wish to speak have had their turn.

Q:  How can I find the voting results of the Annual Meeting?

A:  Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If the official voting results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they become available.

PROPOSAL 1—ELECTION OF DIRECTORS

Our Board consists of 10 directors. One director is appointed by the United Automobiles, Aerospace and Agricultural Implement Workers of America (the “UAW”) pursuant to a settlement agreement we entered into in 1993 in connection with the restructuring of our postretirement health care and life insurance benefits. The director appointed by the UAW is not elected by stockholders at the Annual Meeting. The remaining nine directors are currently divided into three equal classes for purposes of election (i.e., Class I, Class II and Class III). At last year’s annual meeting, our stockholders approved an amendment to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to eliminate the classification of our Board over a period of time and move to annual elections of all our directors. Therefore, the Class I directors elected at last year’s annual meeting were elected to a one-year term. The Class I nominees will stand for election with our Class II nominees at the Annual Meeting for one-year terms, and beginning with the 2014 annual meeting of stockholders, our Board will be completely declassified and all directors will be subject to an annual election with one-year terms.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. We know of no reason why any nominee would be unable to accept nomination or election. All nominees have consented to be named in this proxy statement and to serve if elected.

As discussed in the Executive Summary, during 2012, our Board underwent several changes as follows:

•

Effective August 26, 2012, Daniel C. Ustian resigned from his roles as Chairman, President, Chief Executive Officer and a member of the Board, and the Board, based on the recommendation from our Nominating and Governance Committee, appointed Lewis B. Campbell as a director, the Executive Chairman of the Board and Chief Executive Officer of the Company. Mr. Campbell was appointed a Class III director with his term expiring at the Company’s 2014 annual stockholder meeting.

•	Effective October 8, 2012, Steven J. Klinger, a Class I director, and Eugenio Clariond, a Class II director, each retired as a member of the Board.

•

In the second half of 2012, our Board entered into discussions with two of our largest stockholders, namely the Icahn Group and the MHR Group. As a result of those discussions, effective as of October 5, 2012, we entered into settlement agreements with each of the Icahn Group (the “Icahn Settlement Agreement”) and the MHR Group (the “MHR Settlement Agreement”), pursuant to which each of the Icahn Group and the MHR Group have the right to appoint one director to serve on our Board, and together they have the right to appoint a third director to our Board.

•

Effective October 8, 2012, pursuant to the Icahn Settlement Agreement, the Company appointed Vincent J. Intrieri to the Board as the Icahn Group representative on the Board. Mr. Intrieri is serving as a Class I director, with his term expiring at the Annual Meeting. Mr. Intrieri has been nominated for election at the Annual Meeting to serve as a Class I director as the Icahn Group representative on the Board.

•

Effective October 8, 2012, pursuant to the MHR Settlement Agreement, the Company appointed Dr. Mark H. Rachesky to the Board as the MHR Group representative on the Board. Dr. Rachesky is serving as a Class II director, with his term expiring at the Annual Meeting. Dr. Rachesky has been nominated for election at the Annual Meeting to serve as a Class II director as the MHR Group representative on the Board.

•

Effective October 15, 2012, David D. Harrison, a Class I director, retired as a member of the Board, and, based upon a recommendation of our Nominating and Governance Committee, John C. Pope was appointed by our Board as a Class I director to fill the vacancy created by the retirement of Mr. Harrison. Mr. Pope has been nominated for election at the Annual Meeting to serve as a Class I director.

•	Effective December 10, 2012, Diane Gulyas, a Class II director, retired as a member of the Board.

•

Effective December 10, 2012, pursuant to the settlement agreements entered into with each of the Icahn Group and the MHR Group, the Company appointed Mr. Samuel J. Merksamer to the Board as the representative appointed together by the Icahn Group and the MHR Group. Mr. Merksamer is serving as a Class II director, with his term expiring at the Annual Meeting. Mr. Merksamer has been nominated for election at the Annual Meeting to serve as a Class II director as the representative appointed together by the Icahn Group and the MHR Group.

The following summarizes additional information about each of the nominees and continuing directors as of the date of this proxy statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that qualify our nominees and continuing directors to serve as directors of the Company. The nominees were evaluated and recommended by the Nominating and Governance Committee in accordance with the process for nominating directors as found in the Nominating Directors section of this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES PRESENTED IN PROPOSAL 1.

Class I and Class II Directors Whose Terms Expire at the Annual Meeting – THESE ARE THE ONLY TWO CLASSES OF DIRECTORS THAT WILL BE VOTED UPON AT THE ANNUAL MEETING

John C. Pope,* 63, Director since October 2012 (Committees: Audit, Compensation and Finance(Chair)). Mr. Pope has been Chairman of PFI Group, LLC, a private equity investment company, since July 1994. Prior to this position, Mr. Pope was president and chief operating officer and a member of the board of directors of United Airlines and UAL Corporation until it was purchased by its employees in July 1994. He joined United Airlines and UAL Corporation in January 1988 as executive vice president, chief financial officer, and a member of the board. Mr. Pope also spent 11 years with American Airlines and its parent, AMR Corporation, serving as Senior Vice President of Finance, Chief Financial Officer and Treasurer, and he was employed by General Motors Corporation prior to entering the airline industry. Mr. Pope currently serves on the board of directors of Waste Management, Inc., and RR Donnelley & Sons, Inc. (and its predecessor companies), both since 1997. He has also served as a director of Con-Way, Inc. since 2003, and as a director of Kraft Food Group since October 2012, after serving as a director of Kraft Foods Inc. since 2001. Mr. Pope previously served as a director of Dollar Thrifty Automotive Group from 1997 to 2012, and as a director of Federal-Mogul Corporation from 1987 to 2007. Mr. Pope received his B.A. in Engineering and Applied Science from Yale University and an MBA in Finance from the Harvard Business School.

Mr. Pope has held executive, operational and financial positions at large airline companies for almost 20 years, providing him with extensive experience and knowledge of management of large public companies with large-scale logistical challenges, high fixed-cost structures and significant capital requirements. His prior service as chief financial officer of two large publicly-traded companies and president and chief operating officer of one of those companies also provides him with expertise in finance and accounting. In addition, Mr. Pope’s experience as chairman and senior executive of various public companies during the past 30 years provides financial, strategic and operational leadership ability. He is an audit committee financial expert based on his experience as a member and chairman of other public company audit committees, as well as experience as a chief financial officer of public companies, and he has considerable corporate governance experience through years of service on these other public company boards. His executive, operational, financial and management experiences contribute greatly to the capabilities and composition of the Board and well qualifies him to serve on our Board.

Vincent J. Intrieri,* 56, Director since October 2012 (Committees: Finance and Nominating and Governance). Mr. Intrieri has been employed by Carl Icahn-related entities since October 1998 in various investment related capacities. Mr. Intrieri has served as Senior Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages private investment funds, since January 2008. Since November 2004, Mr. Intrieri has been a Senior Managing Director of Icahn Onshore LP, the general partner of Icahn Partners LP, and Icahn Offshore LP, the general partner of Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP, entities through which Mr. Icahn invests in securities. Mr. Intrieri is currently a director of: Chesapeake Energy Corporation, an oil and gas exploration and production company, since June 2012; CVR Energy, Inc., an independent petroleum refiner and marketer of high value transportation fuels, since May 2012; and Federal-Mogul Corporation, a supplier of automotive powertrain and safety components, since December 2007.

Mr. Intrieri was previously: a director of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises L.P. (a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion) from July 2006 through September 2012, and was Senior Vice President of Icahn Enterprises G.P. Inc. from October 2011 through September 2012; a director of Dynegy Inc., a company primarily engaged in the production and sale of electric energy, capacity and ancillary services, from March 2011 through September 2012; chairman of the board and a director of PSC Metals Inc., a metal recycling company, from December 2007 through April 2012; a director of Motorola Solutions, Inc., a provider of communication products and services, from January 2011 through March 2012; a director of XO Holdings, a telecommunications company, from February 2006 through August 2011; a director of National Energy Group, Inc., a company that was engaged in the business of managing the exploration, production and operations of natural gas and oil properties, from December 2006 through June 2011; a director of American Railcar Industries, Inc., a railcar manufacturing company, from August 2005 until March 2011; a director of WestPoint International, Inc., a manufacturer and distributor of home fashion consumer products, from November 2005 through March 2011; chairman of the board and a director of Viskase Companies, Inc., a meat casing company, from April 2003 through March 2011; a director of WCI Communities, Inc., a homebuilding company, from August 2008 through September 2009; a director of Lear Corporation, a global supplier of automotive seating and electrical power management systems and components, from November 2006 through November 2008; and President and Chief Executive Officer of Philip Services Corporation, an industrial services company, from April 2005 through September 2008.

Mr. Intrieri graduated in 1984, with distinction, from The Pennsylvania State University (Erie Campus) with a B.S. in Accounting and was a certified public accountant. Mr. Intrieri’s significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and well qualifies him to serve on our Board.

Michael N. Hammes,* 71, Director since 1996 (Committees: Compensation, Finance and Nominating and Governance (Chair)). Mr. Hammes has also served as Lead Director of the Company since December 2007. He served as Chairman and Chief Executive Officer of Sunrise Medical Inc., which designs, manufacturers and markets home medical equipment worldwide, from 2000 until his retirement as Chief Executive Officer in 2007 and as Chairman in 2008. He was Chairman and Chief Executive Officer of the Guide Corporation, an automotive lighting business, from 1998 to 2000. He was also Chairman and Chief Executive Officer of The Coleman Company, Inc., a manufacturer and distributor of camping and outdoor recreational products and hardware/home products, from 1993 to 1997, and held a variety of executive positions with Ford and Chrysler including President of Chrysler’s International Operations and President of Ford’s European Truck Operations. He is Chairman of James Hardie, a world leader in fibre cement technology, and a director of DynaVox Mayer-Johnson, the leading provider of speech generating devices and symbol-adapted special education software. Mr. Hammes is also a member of the Board of Directors of DeVilbiss, which manufactures medical equipment for the health care industry.

As a result of these professional and other experiences, including his experience as a member of other public company boards of directors, Mr. Hammes possesses particular knowledge and experience in a variety of areas, including accounting, corporate governance, distribution, finance, manufacturing (domestic and international), marketing, international sales/distribution and product development, which strengthens the Board’s collective knowledge, capabilities and experience. Likewise, his experience and leadership in serving as Chairman and Chief Executive Officer for three different companies for fifteen years well qualifies him to serve on our Board.

Mark H. Rachesky, M.D.,* 53, Director since October 2012 (Committees: Compensation, Finance and Nominating and Governance). Dr. Rachesky is the co-founder and President of MHR Fund Management LLC, an investing firm that manages approximately $5 billion of capital and utilizes a private equity approach to investing in middle market companies with an emphasis on special situation and distressed investments. Dr. Rachesky serves as a member and chairman of the board of directors of Loral Space & Communications Inc. since 2005, Lions Gate Entertainment Corp. since 2009, Leap Wireless International, Inc. since 2004, and Telesat Canada since 2007, and as a member of the board of directors of Emisphere Technologies, Inc. since 2005 and Nationshealth, Inc. since 2005. Dr. Rachesky previously served as a director of Neose Technologies, Inc. from 1999 to 2008. Dr. Rachesky holds a B.S. in molecular aspects of cancer from the University of Pennsylvania, an M.D. from the Stanford University School of Medicine and an M.B.A. from the Stanford University School of Business.

Dr. Rachesky brings significant corporate finance and business expertise to our Board due to his background as an investor and fund manager. Dr. Rachesky also has significant expertise and perspective as a member of the boards of directors of private and public companies in various industries, including telecommunications, pharmaceuticals and media. Dr. Rachesky’s broad and insightful perspectives relating to economic, financial and business conditions affecting the Company and its strategic direction well qualifies him to serve on our Board.

Samuel J. Merksamer,* 32, Director since December 2012 (Committees: Audit and Compensation). Mr. Merksamer has served as a Managing Director at Icahn Capital LP since 2008, where he is responsible for identifying, analyzing and monitoring investment opportunities and portfoliio companies for Icahn Capital. Mr. Merksamer serves as a director of Viskase Companies, Inc., American Railcar Industries, Inc., Federal-Mogul Corporation and CVR Energy, Inc. Mr. Merksamer also served on the board of directors of Dynegy Inc. from March 2011 to September 2012. From 2003 until 2008, Mr. Merksamer was an analyst at Airlie Opportunity Capital Management, a hedge fund management company, where he focused on high yield and distressed investments. Mr. Merksamer received an A.B. in Economics from Cornell University in 2002.

Mr. Merksamer’s significant experience as a director of various companies enables him to understand complex business and financial issues, which contributes greatly to the capabilities and composition of our Board and qualifies him to serve on our Board.

General (Retired) Stanley A. McChrystal,* 58, Director since 2011 (Committees: Compensation, Finance and Nominating and Governance). Gen. McChrystal, is a retired 34-year U.S. Army veteran of multiple wars. He commanded the U.S. and NATO’s security mission in Afghanistan, served as the director of the Joint Staff and was the Commander of Joint Special Operations Command, where he was responsible for the nation’s deployed military counter terrorism efforts. Gen. McChrystal is a graduate of the United States Military Academy at West Point, the United States Naval Command and Staff College and was a military fellow at both the Council on Foreign Relations and the Kennedy School of Government at Harvard University. Gen. McChrystal has been serving as a member of the Board of Directors of JetBlue Airways Corporation, a commercial airline, since 2010, Chairman of the Board of Siemens Government Technologies, Inc., a wholly-owned indirect subsidiary and a Federal Business Entity of Siemens AG, since December 2011, and since August 2011, a member of the Board of Advisors of General Atomics, a world leader of resources for high-technology systems ranging from the nuclear fuel cycle to remotely operated surveillance aircraft, airborne sensors, and advanced electric, electronic, wireless and laser technologies. In 2011, Gen. McChrystal co-founded McChrystal Group, a leadership consulting firm. He also teaches a seminar on leadership at the Jackson Institute for Global Affairs at Yale University and serves alongside his wife on the Board of Directors for the Yellow Ribbon Fund, a non-profit organization committed to helping wounded veterans and their families.

As a former senior military leader, Gen. McChrystal has experience in logistics, talent management and experience with government and regulatory affairs and military contracting. Gen. McChrystal’s years of military leadership and service are of great value to the Board as the Company expands its global and military businesses.

Class III Directors Whose Terms Expire at the 2014 Annual Meeting

James H. Keyes,* 72, Director since 2002 (Committees: Audit (Chair), Compensation and Nominating and Governance). Mr. Keyes retired as Chairman of the Board of Johnson Controls, Inc., an automotive system and facility management and control company, in 2003, a position he had held since 1993. He served as Chief Executive Officer of Johnson Controls, Inc. from 1988 until 2002. He is a director of Pitney Bowes, Inc. and is a member of the Board of Trustees of Fidelity Mutual Funds. He was also a director of LSI Logic Corporation, an electronics company that designs semiconductors and software that accelerate storage and networking in datacenters and mobile networks, from 1983 until 2008.

Mr. Keyes has broad experience as a former chief executive officer of a public company, experience as a certified public accountant, experience as a member of other public company boards of directors, and he has a Masters degree in Business Administration. He possesses strong skills and experience in accounting, corporate governance, finance, human resources/compensation/employee benefits, manufacturing (domestic and international), mergers and acquisitions and treasury matters, which well qualifies him to serve on our Board.

John D. Correnti,* 65, Director since 1994 (Committees: Audit, Nominating and Governance and Compensation (Chair)). Mr. Correnti serves as Chairman and Chief Executive Officer of Steel Development Company, LLC, a steel mill operational and development company, since 2007. Prior to this position he was President and Chief Executive Officer of SeverCorr, LLC, a manufacturer of high quality flat-rolled steel products, from 2005 until 2008. He was Chairman and Chief Executive Officer of SteelCorr, LLC from 2002 to 2005, and Chairman and Chief Executive Officer of Birmingham Steel Corporation, a manufacturer of steel and steel products, from 1999 to 2002. Mr. Correnti served as Chief Executive Officer, President and Vice Chairman of Nucor Company, a mini mill manufacturer of steel products, from 1996 to 1999, and as its President and Chief Operating Officer and as a director from 1991 to 1996. He is Executive Chairman of the Board of Directors of Silicor Material, a private silicon manufacturer, and a director of Corrections Corporation of America, a public provider of correctional solutions. He also serves on the Clarkson University Board of Trustees and the Mississippi University for Women Foundation Board.

Mr. Correnti’s executive leadership and experience gained through his service as a chief executive of established and start-up companies, both public and private, and his public company director experience contribute significantly to the capabilities and composition of our Board. His skills and experience in accounting, corporate governance, distribution, engineering, human resources, compensation, and employee benefits, manufacturing (domestic and international), marketing, mergers and acquisitions, domestic sales and distribution and purchasing matters well qualifies him to serve on our Board.

Lewis B. Campbell, 66, Director since August 2012. Mr. Campbell serves as Chief Executive Officer of Navistar and Executive Chairman of the Board since 2012. He is the retired Non-Executive Chairman of Textron Inc., a multi-industry company serving the aircraft, industrial products and components and financial industries. Mr. Campbell served as Non-Executive Chairman of Textron from December 2009 to August 2010. Mr. Campbell served as Chairman and Chief Executive Officer of Textron from February 1999 through November 2009 when he retired as Chief Executive Officer. Mr. Campbell has served on the Board of Directors of Bristol Myers Squibb Company since 1998, has served on the Board of Directors of Sensata Technologies Holdings N.V. since 2012 and is on the Board of Trustees of Noblis, Inc., a nonprofit science, technology and strategy organization. He is also an advisor to Caldera Ventures, LLC, and is a member of The Business Council. Mr. Campbell was also a Director of Dow Jones & Co. from 2004 to 2007.

Mr. Campbell is a demonstrated leader with keen business understanding. With his focus on operational efficiencies at Textron, Mr. Campbell is uniquely positioned to help guide the Company through its current business initiatives. As a result of his professional and other experiences, Mr. Campbell possesses particular knowledge and experience in a variety of areas, including corporate governance, engineering, human resources, compensation, and employee benefits, information technology, manufacturing (domestic and international), mergers and acquisitions, sales/military/government and union/labor relations, which strengthens the Board’s collective knowledge, capabilities and experience. Furthermore, his first-hand knowledge of the many issues facing public companies and his service as a director for various public companies well qualifies him to serve on our Board.

Additional Director Who Is Not Elected by Stockholders

Dennis D. Williams,* ** 59, Director since 2006. (Committee: Audit). Mr. Williams has served as UAW’s Secretary Treasurer and Director, Agricultural Implement and Transnational Departments since June 2010. Prior to this position, Mr. Williams served as Director of UAW Region 4 from 2001 to June 2010 and as Assistant Director of Region 4 from 1995 to 2001. Prior to joining the UAW, Mr. Williams was employed by Case Company from 1977 to 1988. Mr. Williams also served for four years in the United States Marine Corps.

*	Indicates each director deemed independent in accordance with our Corporate Governance Guidelines and Section 303A of the NYSE Listed Company Manual Corporate Governance Standards.

**	In July 1993, we restructured our postretirement health care and life insurance benefits pursuant to a settlement agreement, which required, among other things, the addition of a seat on our Board. The director’s seat is filled by a person appointed by the UAW. This director is not elected by stockholders at the Annual Meeting. Mr. Williams was elected as a director in June 2006 to fill the seat previously held by David McAllister, the former UAW director who held this position from 2001 until his removal by the UAW in June 2006.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES

Our Board has adopted Corporate Governance Guidelines, which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. These guidelines reflect the Board’s commitment to oversee the effectiveness of policy and decision-making both at the Board and management level, with a view to enhancing stockholder value over the long term.

RELATED PARTY TRANSACTIONS AND APPROVAL POLICY

Our Policy and Procedures with Respect to Related Person Transactions governs the review, approval and ratification of transactions involving the Company and related persons where the amount involved exceeds $120,000. Related persons include our executive officers, directors, director nominees, 5% stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the General Counsel or Corporate Secretary of Navistar is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The General Counsel or Corporate Secretary then assesses whether the proposed transaction is a related-person transaction for purposes of the policy and SEC rules. If the General Counsel or Corporate Secretary determines that the proposed transaction is a related-person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee of the Board for its consideration. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event such person is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related-person transaction with respect to which such member or any of his or her immediate family members is the related person. The Audit Committee approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Audit Committee in good faith. In the event that the Company becomes aware of a related-person transaction that has not been previously approved or ratified by the Audit Committee, a similar process will be undertaken by the Audit Committee in order to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel or Corporate Secretary may also develop, implement and maintain from time to time certain administrative procedures to ensure the effectiveness of this policy.

A copy of our Policy and Procedures with Respect to Related Person Transactions is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

Since the beginning of fiscal year 2012, the following four related-person transactions occurred:

•

The first originally occurred in August 2008 and relates to our Vice President and Treasurer, James M. Moran, whose wife, Kristin Moran, is employed as the General Counsel of our finance subsidiary, Navistar Financial Corporation. As General Counsel of Navistar Financial Corporation, Mrs. Moran received annual compensation and benefits for fiscal year 2012 of less than $260,000, which includes base salary, annual incentive, Company 401(k) matching contributions and other standard benefits available to all employees generally, and was granted 625 stock options and 750 cash-settled restricted stock units. Mrs. Moran’s compensation and benefits are comparable to other employees with equivalent qualifications, experience, and responsibilities at the Company. Moreover, Mrs. Moran’s annual compensation is market bench-marked periodically by our Corporate Compensation Department and determined outside of the related person’s reporting structure. Since Mrs. Moran’s employment pre-dated Mr. Moran’s appointment as our Vice President and Treasurer, that relationship was permissible under the applicable provisions of our Policy and Procedures with Respect to Related

Person Transactions and did not require Audit Committee approval. Any material change in the terms of Mrs. Moran’s employment would, however, need to be approved by the Audit Committee.

•

The second originally occurred in September 2009 and relates to our Chief Financial Officer, Andrew Cederoth, whose brother-in-law, Daniel McEachern, is a materials manager at Navistar Defense, LLC. As materials manager at Navistar Defense, Mr. McEachern received annual compensation and benefits for fiscal year 2012 of less than $185,000, which includes base salary, annual incentive, Company 401(k) matching contributions and other standard benefits available to all employees generally. Mr. McEachern’s compensation and benefits are comparable to other employees with equivalent qualifications, experience, and responsibilities at the Company. Moreover, Mr. McEachern’s annual compensation is market bench-marked periodically by our Corporate Compensation Department and determined outside of the related person’s reporting structure. Since Mr. McEachern’s employment predated Mr. Cederoth’s appointment as our Executive Vice President and Chief Financial Officer, that relationship was permissible under the applicable provisions of our Policy and Procedures with Respect to Related Person Transactions and did not require Audit Committee approval. Any material change in the terms of Mr. McEachern’s employment would, however, need to be approved by the Audit Committee.

•

The third occurred in January 2012 and relates to our former director, Eugenio Clariond. Mr. Clariond served as one of our directors from October 2002 through October 2012, at which time he retired as a director. The Company appointed Camiones Sierra Norte, S.A. De C.V. (“Sierra Norte”), an entity controlled by Mr. Clariond, as one of the Company’s dealers in northeastern Mexico in January 2012. Mr. Clariond’s son-in-law, Jorge Martinez Madero, was in charge of the dealership. In connection with this dealership, the Company extended a line of credit in the amount of US$25 million to Sierra Norte. Further, Sierra Norte was expected to purchase approximately 1,520 units and approximately US$10 million in parts from the Company on an annualized basis. The Audit Committee considered the factors described above and determined that the related person transaction resulting from Mr. Clariond’s indirect ownership of, and control over, Sierra Norte was not inconsistent with the best interests of the Company and approved the transaction.

•

The fourth originally occurred in April 2008 and was ratified by the Audit Committee in December 2012 and relates to Mr. Jack Allen, President - North America Truck and Parts, whose sister, Maureen Selke, is employed by Marriott International, Inc. (“Marriott”), a global company providing hotel, resort and convention services. Marriott provided Navistar, Inc. with services in fiscal year 2012 with a value of approximately $369,000. Mr. Allen did not participate in the solicitation or provision of these services by Marriott to Navistar, Inc. nor did he receive any direct or indirect material benefit from that relationship. Mr. Allen’s sister did assist in the provision of some of the services Marriott provided to Navistar, Inc. on an arms’ length basis but the amount of her compensation was not directly related to these services. Because assisting in providing services by Marriott to Navistar, Inc. reflected on her job performance, Mr. Allen’s sister has a direct material interest in the services Marriott provides to Navistar, Inc. The Audit Committee considered the factors described above and determined that the Navistar/Marriott relationship is not inconsistent with the best interests of the Company and ratified and approved the transaction.

DIRECTOR INDEPENDENCE DETERMINATIONS

We believe that a substantial majority of the members of our Board should be independent non-employee directors. Our Board has affirmatively determined that nine of our ten directors, namely Messrs. Correnti, Hammes, Intrieri, Keyes, McChrystal, Merksamer, Pope, Rachesky and Williams, qualifies as an “independent director” in accordance with the NYSE’s independence requirements and our own internal guidelines for determining director independence. Each of these directors has also been determined to be financially literate. All of the members of our Audit Committee, Compensation Committee, Finance Committee and the Nominating and Governance Committee are independent and financially literate.

Both the NYSE requirements and our own guidelines include a series of objective tests for determining the independence of a director, such as that the director is not an employee of Navistar and has not engaged in various types of commercial or charitable relationships with Navistar. A copy of our existing guidelines for determining director independence, as included in our Corporate Governance Guidelines, is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Our Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and Navistar with regard to each director’s business and personal activities as they may relate to Navistar, its management and/or its independent registered public accounting firm.

BOARD LEADERSHIP STRUCTURE

The Company’s Corporate Governance Guidelines require the Board to select the Chairman of the Board and the CEO and to determine from time to time whether the positions are combined and filled by one person or separated and filled by two persons. Currently, our Board leadership structure consists of a Chairman (who is also our CEO), an independent Lead Director and strong committee chairs. The Board has determined that selecting our CEO as Chairman is in the best interests of the Company and its stockholders because this leadership structure promotes a unified vision for our Company, strengthens the ability of the CEO to develop and implement strategic initiatives and facilitates our Board’s efficient and effective functioning.

The Board also believes the combination of the Chairman and CEO positions is appropriate in light of the independent oversight provided by the Board and the appointment of an independent Lead Director. On December 11, 2012, the Board reappointed Mr. Hammes to serve as Lead Director until the Board’s next meeting in February 2013. Our Lead Director’s duties and responsibilities include: (i) facilitating communications and information sharing among the independent directors; (ii) advising on Board meeting agendas; (iii) advising on meeting materials; (iv) participating in the evaluation and selection of candidates for selection to the Board; (v) participating in the recruiting of new directors; (vi) overseeing the Board self-evaluation process and individual director evaluations, if such individual director evaluations are performed; (vii) participating in the evaluation of the CEO; (viii) participating in the development of recommendations to the Board for the election of Board committee members and the appointment of committee chairs; (ix) chairing Board meetings in the absence of the Chair; (x) making recommendations about retention of consultants reporting to the Board; (xi) attending all Board committee meetings; and (xii) consulting with the CEO prior to the CEO’s personal transactions in the Company’s securities. In addition, the Lead Director provides feedback to the CEO regarding the other directors’ comments and concerns.

RISK OVERSIGHT

Our Board has overall responsibility for the oversight of risk management at our Company. Day-to-day risk management is the responsibility of management, which has implemented an Enterprise Risk Management process to identify, assess, manage and monitor risks that our Company faces. Enterprise Risk Management operates within our Internal Audit and Sarbanes-Oxley Compliance department and coordinates its efforts with that department. Our Board, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board committees. In particular, the Audit Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk management. It also focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure. The Nominating and Governance Committee oversees risks related to corporate governance, including risk related to the political environment. The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies and programs and programs related to assessment, selection, succession planning, training and development of executives of the Company. Finally, the Finance Committee is responsible for overseeing policies with respect to financial risk assessment and financial risk management including, without limitation, risks relating to liquidity/access to capital and macroeconomic trends/environment risks. Each of the Board committees periodically reviews these risks and then discusses the process and results with the full Board.

The Board believes the combined role of Chairman and CEO is an effective structure for the Board to understand the risks associated with the Company’s strategic plans and objectives. Additionally, maintaining an independent Board with a Lead Director permits open discussion and assessment of the Company’s ability to manage these risks.

NOMINATING DIRECTORS

You may recommend any person as a candidate for director for election at our 2014 annual meeting of stockholders by writing to our Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532 and complying with the procedures set forth in our By-Laws. Your letter must be received by the Company’s Corporate Secretary no earlier than September 22, 2013, and no later than October 22, 2013, and must include all of the information required by our By-Laws including, but not limited to, the proposed nominee’s biographical information and principal occupation; the number of shares of capital stock of the Company which are owned by the proposed nominee, appropriate information about the proposed nominee that would be required to be included in a proxy statement under the rules of the SEC, the number of shares held by you, information about the relationship between the proposed nominee and you, any pending or threatened litigation in which the proposed nominee is a party and a representation that you intend to appear in person or by proxy at the meeting to nominate the proposed nominee. Your letter must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. You may only recommend a candidate for director if you hold shares of Common Stock on the date you give the notice described above, on the record date for the annual meeting of stockholders at which you propose such nominee be elected and on the date of the annual meeting of stockholders at which you propose such nominee be elected.

The Nominating and Governance Committee identifies nominees for directors from various sources, including suggestions from Board members and management, and in the past has used third party consultants to assist in identifying and evaluating potential nominees. The Nominating and Governance Committee will consider persons recommended by the stockholders in the same manner as a committee-recommended nominee. The Nominating and Governance Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	knowledge and contacts in the Company’s industry and other relevant industries;

•	positive reputation in the business community;

•	the highest personal and professional ethics and integrity and values that are compatible with the Company’s values;

•	experiences and achievements that provide the nominee with the ability to exercise good business judgment;

•	ability to make significant contributions to the Company’s success;

•	ability to work successfully with other directors;

•	willingness to devote the necessary time to the work of the Board and its committees which includes being available for the entire time of meetings;

•	ability to assist and evaluate the Company’s management;

•	involvement only in other activities or interests that do not create a conflict with his or her responsibilities to the Company and its stockholders;

•

understanding of and ability to meet his or her responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	potential to serve on the Board for at least five years.

The Nominating and Governance Committee believes that consideration should also be given to having a diversity of backgrounds, skills, and perspectives among the directors, and that generally directors should not be persons whose primary activity is investment banking, law, accounting, or consulting. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, sex, race, ethnicity, education, and other attributes which contribute to the Board’s diversity.

The satisfaction of the above criteria is implemented and assessed through ongoing consideration of directors and nominees by the Nominating and Governance Committee and the Board, as well as through the Board’s self-evaluation process. Based upon these activities and its review of the current composition of the Board, the Nominating and Governance Committee and the Board believe that these criteria have been satisfied.

As outlined in our Corporate Governance Guidelines, any director who receives more “withheld” votes than “for” votes in an uncontested election is required to tender his or her resignation to the Nominating and Governance Committee for consideration and recommendation to the Board. The Board will publicly disclose its decision.

BOARD COMMITTEES AND MEETINGS

The Board documented its governance practices, policies and procedures in our Corporate Governance Guidelines. These governance standards embody many of our long-standing practices, policies and procedures, which are the foundation of our commitment to best practices. In December 2012, the Board conducted an evaluation of the committees and the Board.

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating and Governance Committee. Each of the committees is governed by a written charter, copies of which are available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

In fiscal year 2012, the full Board met fourteen times. In addition, the Board’s independent directors met five times in regularly scheduled executive sessions to, among other things, evaluate the performance of the Chief Executive Officer and discuss corporate strategies. The Chairmen of our Audit, Compensation, Nominating and Governance and Finance Committees of the Board each preside as the chair at meetings or executive sessions of independent directors at which the principal items to be considered are within the scope of the authority of his committee.

During fiscal year 2012, each of the directors attended 75% or more of all the meetings of the Board and the committees on which he serves. The average attendance of all directors at meetings of the Board and the committees on which he served in fiscal year 2012 was 92%. We encourage all Board members to attend all meetings, including the Annual Meeting. All of our directors who were directors at the time of our 2012 annual meeting of stockholders attended the meeting.

Below is a table indicating committee membership and a description of each committee of the Board.

Committee Membership (as of December 31, 2012)

	Audit		Compensation		Finance		Nominating & Governance
Lewis B. Campbell
John D. Correnti	✓		✓	*			✓
Michael N. Hammes			✓		✓		✓	*
Vincent J. Intrieri					✓		✓
James H. Keyes	✓	*	✓				✓
Stanley A. McChrystal			✓		✓		✓
Samuel J. Merksamer	✓		✓
John C. Pope	✓		✓		✓	*
Mark H. Rachesky			✓		✓		✓
Dennis D. Williams	✓

*	Indicates the chair of the committee

Audit Committee – The Audit Committee assists the Board in fulfilling its responsibility for oversight of the Company’s financial reporting process, the Company’s legal and regulatory compliance, the independence, qualifications and performance of the Company’s independent registered public accounting firm and the performance of the Company’s internal audit function. The Audit Committee reviews the audit plans of the Company’s independent registered public accounting firm and internal audit staff, reviews the audit of the Company’s accounts with the independent registered public accounting firm and the internal auditors, considers the adequacy of audit scope and reviews and discusses with the auditors and management the auditors’ reports. The Audit Committee also reviews environmental reports and compliance activities for the Company’s facilities and the expense accounts of executive officers and directors. The Audit Committee reviews and decides on conflicts of interest and related person transactions and waivers of compliance with the Company’s Code of Conduct that may affect executive officers and directors, discusses policies and guidelines with respect to risk assessment and risk management, and prepares and approves the Audit Committee Report for inclusion in the Company’s proxy statement. Additional information on the roles and responsibilities of the Audit Committee is provided in the Audit Committee Report section of this proxy statement. All members of the Audit

Committee are independent and the Board designated each Audit Committee member, namely Mr. John D. Correnti, Mr. James H. Keyes, Mr. Samuel J. Merksamer, Mr. John C. Pope and Mr. Dennis D. Williams, as an “audit committee financial expert,” as defined by applicable law, rules and regulations. In fiscal year 2012, the Audit Committee held nine meetings. The Audit Committee conducted an evaluation of its performance in December 2012.

Compensation Committee – The Compensation Committee makes recommendations to the Board with respect to the appointment and responsibilities of all executive officers, reviews and approves the compensation of executive officers who are not also directors of the Company, reviews and approves the Company’s compensation strategy and any associated risks, recommends to the independent members of the Board the compensation of executive officers who also are directors of the Company, administers the Company’s equity and incentive compensation plans, engages the compensation consultants that advise the Compensation Committee and approves the consultants’ fees and terms of engagement, furnishes an annual Compensation Committee Report on executive compensation and reviews and discusses the Compensation Discussion & Analysis (“CD&A”) with management and recommends to the Board the inclusion of the CD&A in the Company’s proxy statement. Upon management’s recommendation, the Compensation Committee reviews basic changes to non-represented employees’ base compensation and incentive and benefit plans. The Compensation Committee also oversees the development and implementation of succession plans for senior executives (with the exception of our CEO). Additional information on the roles and responsibilities of the Compensation Committee is provided in the CD&A section of this proxy statement. The Compensation Committee held nine meetings in fiscal year 2012. The Compensation Committee conducted an evaluation of its performance in December 2012.

Finance Committee – The Finance Committee reviews the Company’s financing requirements, custody and management of assets which fund the pension and retirement savings plans of the Company’s subsidiaries, procedures by which projections and estimates of cash flow are developed, dividend policy and investment spending and capital expenditure budgets. The Finance Committee also oversees the Company’s policies with respect to financial risk assessment and financial risk management, including liquidity and access to capital and macroeconomic trends. The Finance Committee held five meetings in fiscal year 2012. The Finance Committee conducted an evaluation of its performance in December 2012.

Nominating and Governance Committee – The Nominating and Governance Committee is responsible for the organizational structure of the Board and its committees, recommending to the Board the directors to serve on the standing Board committees, reviewing and making recommendations to the Board concerning nominees for election as directors, CEO succession planning, reviewing and making recommendations to the Board concerning corporate governance practices and policies and changes to the Company’s Certificate of Incorporation and By-Laws and overseeing risks related to corporate governance and the political environment. In addition, the Nominating and Governance Committee leads the Board in its self-evaluation process. The Nominating and Governance Committee held six meetings in fiscal year 2012. The Nominating and Governance Committee conducted an evaluation of its performance in December 2012.

Executive Committee – The Executive Committee was comprised of three directors, two of whom were independent directors. Pursuant to the Icahn Settlement Agreement and the MHR Settlement Agreement, the Executive Committee was disbanded (and our By-Laws were amended to reflect the elimination of this committee) effective October 5, 2012. The Executive Committee held six meetings in fiscal year 2012.

COMMUNICATION WITH THE BOARD

Interested parties may communicate with any of our directors, our Board as a group, our non-employee directors as a group or any committees of the Board by sending an e-mail to presiding.director@navistar.com or by writing to the Presiding Director, c/o the Corporate Secretary, at 2701 Navistar Drive, Lisle, Illinois 60532. The Board has given the Corporate Secretary the discretion to distribute communications to the director or directors, after ascertaining whether the communications are appropriate to the duties and responsibilities of the Board. Communications that relate to ordinary business matters that are not within the scope of the Board’s duties and responsibilities will be forwarded to the appropriate employee within the Company. Solicitations, junk email and obviously frivolous or inappropriate communications will not be forwarded. You will receive a written acknowledgment from the Corporate Secretary’s Office upon receipt of your communication.

CODE OF CONDUCT

Our Code of Conduct embodies a code of ethics (the “Code”) applicable to all of our directors, officers and employees. The Code establishes the principles, policies, standards and conduct for professional behavior in the workplace. Every director, officer and employee is required to read and follow the Code. A copy of the Code is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents. Any waiver of the Code for executive officers or directors of the Company requires the approval of the Audit Committee and must be promptly disclosed to the Company’s stockholders. We intend to disclose on the Investor Relations section of our website (http://www.navistar.com/navistar/investors/corporategovernance/documents) any amendments to, or waivers from, the Code that is required to be publicly disclosed under the rules of the SEC.

The Audit Committee has established procedures for employees, vendors and other interested parties to communicate concerns with respect to our accounting, internal controls or financial reporting to the Audit Committee, which has responsibility for these matters. Concerns may be reported as follows:

Via the Navistar Business Abuse and Compliance Hotline	Write to the Audit Committee	E-mail the Audit Committee
1 -877-734-2548 or via the Internet at tnwinc.com/webreport/default.asp	Audit Committee c/o Corporate Secretary Navistar International Corporation 2701 Navistar Drive Lisle, Illinois 60532	Audit.committee@navistar.com

AUDIT COMMITTEE REPORT

Management of the Company has the primary responsibility for the integrity of the accounting, auditing and financial reporting practices of the Company, including the system of internal controls. KPMG LLP (“KPMG”), our independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee’s responsibility is to monitor these processes. In this regard, the Audit Committee meets periodically with management, the internal auditors and our independent registered public accounting firm. The Audit Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities and the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in conducting any such investigations. The Audit Committee is responsible for selecting and, if appropriate, replacing our independent registered public accounting firm.

The Audit Committee discussed with KPMG the overall scope and execution of the independent audit and reviewed and discussed the audited financial statements with management. Discussions about the Company’s audited financial statements included KPMG’s judgments about not only the acceptability of the accounting principles, but also the quality of, and the reasonableness of significant judgments and the clarity of disclosures in, the financial statements. The Audit Committee also discussed with KPMG other matters required by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. KPMG provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed the independence of the independent registered public accounting firm with management and KPMG. The Audit Committee concluded that KPMG’s independence had not been impaired.

Based on the above-mentioned review and discussions with management and KPMG, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2012 for filing with the SEC. In addition, the Audit Committee engaged KPMG to serve as the Company’s independent registered public accounting firm for fiscal year 2013.

Audit Committee

James H. Keyes, Chairman

John D. Correnti

John C. Pope

(Approved on December 10, 2012 by the members of the Audit Committee as of that date.

Mr. Merksamer and Mr. Williams were appointed to the Audit Committee on December 11, 2012.)

PERSONS OWNING MORE THAN FIVE PERCENT OF NAVISTAR COMMON STOCK

This table indicates, as of January 11, 2013, all persons we know to be beneficial owners of more than 5% of our Common Stock. This information is based, in part, on a review of Schedule 13D, Schedule 13G and Section 16 reports filed with the SEC by persons and entities listed in the table below.

Name and Address	Total Amount and Nature of Beneficial Ownership		Percent of Class (A)
Franklin Resources, Inc.
One Franklin Parkway San Mateo, CA 94403-1906	14,725,517	(B)	18.39%
Mark H. Rachesky, M.D.
40 West 57th Street, 24th floor New York, NY 10019	12,000,000	(C)	14.99%
Carl C. Icahn
c/o Icahn Associates Corp., 767 Fifth Avenue, Suite 4700 New York, NY 10153	11,845,167	(D)	14.80%
GAMCO Investors, Inc. et. al.
One Corporate Center Rye, NY 10580-1435	5,678,866	(E)	7.09%
Citadel Advisors LLC
131 South Dearborn Street, 32nd Floor Chicago, Illinois 60603	4,348,428	(F)	5.43%

(A)	Applicable percentage ownership is based upon 80,054,641 shares of Common Stock outstanding as of January 11, 2013.

(B)

Based on information reported to the Company by the stockholder on January 4, 2013. This amount represents the shares of Common Stock held by Franklin Resources, Inc. and its various other reporting persons as of December 31, 2012.

(C)

As reported in a Form 4 filed with the SEC on January 2, 2013 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. MHR Institutional Partners III LP and MHR Institutional Advisors III LLC each has sole voting and dispositive power over 10,959,311 shares of Common Stock, and MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky have sole voting and dispositive power over 12,000,000 shares of Common Stock. The shares reported therein are held for the accounts of (a) MHR Capital Partners Master Account LP, (b) MHR Capital Partners (100) LP, and (c) MHR Institutional Partners III LP.

(D)

As reported in Schedule 13D/A filed with the SEC on October 25, 2012 by High River Limited Partnership (“High River”), Hopper Investments LLC (“Hopper”), Barberry Corp. (“Barberry”), Icahn Partners Master Fund LP (“Icahn Master”), Icahn Partners Master Fund II LP (“Icahn Master II”), Icahn Partners Master Fund III LP (“Icahn Master III”), Icahn Offshore LP (“Icahn Offshore”), Icahn Partners LP (“Icahn Partners”), Icahn Onshore LP (“Icahn Onshore”), Icahn Capital LP (“Icahn Capital”), IPH GP LLC (“IPH”), Icahn Enterprises Holdings L.P. (“Icahn Enterprises Holdings”), Icahn Enterprises G.P. Inc. (“Icahn Enterprises GP”), Beckton Corp. (“Beckton”), and Carl C. Icahn (collectively, the “Icahn Reporting Persons”). The Icahn Reporting Persons reported the following: High River has sole voting power and sole dispositive power with regard to 2,369,032 shares of Common Stock and each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master has sole voting power and sole dispositive power with regard to 3,727,064 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master II has sole voting power and sole dispositive power with regard to 1,492,877 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock; Icahn Master III has sole voting power and sole dispositive power with regard to 657,957 shares of Common Stock and each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners has sole voting power and sole dispositive power with regard to 3,598,237 shares of Common Stock and each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock.

Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Mr. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Icahn Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 92.6% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. (“Icahn Enterprises”). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings. See the Schedule 13D/A filed by the Icahn Reporting Persons for certain disclaimers of beneficial ownership.

(E)

As reported in a Schedule 13D/A filed with the SEC on October 25, 2012, by Gabelli Funds, LLC, GAMCO Asset Management, Inc., Gabelli Securities, Inc., Gabelli Foundation, Inc., MJG Associates, Inc., MJG-IV Limited Partnership, GGCP, Inc., GAMCO Investors, Inc., and Mario J. Gabelli. (collectively, the “Gabelli Reporting Persons”). The Gabelli Reporting Persons reported the following: Gabelli Funds LLC has sole voting and dispositive power with regard to 1,343,924 shares of Common Stock, GAMCO Asset Management Inc. has sole voting power with regard to 3,961,161 shares of Common Stock and sole dispositive power with regard to 4,256,461 shares of Common Stock, Gabelli Securities, Inc. has sole voting and dispositive power with regard to 3,000 shares of Common Stock, Gabelli Foundation, Inc. has sole voting and dispositive power with regard to 10,000 shares of Common Stock, MJG Associates, Inc. has sole voting and dispositive power with regard to 3,000 shares of Common Stock, MJG-IV Limited Partnership has sole voting and dispositive power with regard to 2,000 shares of Common Stock, GAMCO Investors, Inc. has sole voting and dispositive power with regard to 3,481 shares of Common Stock, Mr. Gabelli has sole voting and dispositive power with regard to 57,000 shares of Common Stock. Mr. Gabelli is deemed to have beneficial ownership of the shares of Common Stock owned beneficially by each of the foregoing entities due to the fact that he directly or indirectly controls or acts as chief investment officer for such entities. See the Schedule 13D/A filed by the Gabelli Reporting Persons for certain disclaimers of beneficial ownership.

(F)

As reported in a Schedule 13G filed with the SEC on January 3, 2012, by Citadel Advisors LLC, Citadel Holdings II LP, Citadel Investment Group II, L.L.C. and Kenneth Griffin (collectively, the “Citadel Reporting Persons”). The Citadel Reporting Persons reported the following: Citadel Advisors LLC has shared voting power and shared dispositive power with regard to 4,196,228 shares of Common Stock, Citadel Holdings II LP, has shared voting power and shared dispositive power with regard to 4,196,228 shares of Common Stock, Citadel Investment Group II, L.L.C. has shared voting power and shared dispositive power with regard to 4,348,428 shares of Common Stock, and Kenneth Griffin has shared voting power and shared dispositive power with regard to 4,348,428 shares of Common Stock. See the Schedule 13G filed by the Citadel Reporting Persons for certain disclaimers of beneficial ownership.

NAVISTAR COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of December 31, 2012 by: (i) each of our directors or nominees for director; (ii) each of our executive officers named in the Summary Compensation Table (“NEOs”); and (iii) all of our directors, nominees for director and executive officers as a group. In general, “beneficial ownership” includes those shares of Common Stock a director, nominee for director or NEO has the power to vote or transfer, stock units with no risk of forfeiture and stock options exercisable within 60 days. Except as noted, the persons named in the table below have the sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name/Group	Owned (A)	Number of DSUs, PSUs or RSUs With No Risk of Forfeiture (B)	Obtainable Through Stock Option Exercise	Total			Percent of Class
John J. Allen	28,032	6,915	69,897	104,844			*
Lewis B. Campbell	—	—	—	—			*
Andrew J. Cederoth	21,925	6,529	70,963	99,417			*
Troy A. Clarke	54,100	210	29,633	83,943			*
John D. Correnti	5,478	13,257	27,934	46,669			*
Michael N. Hammes	5,810	—	10,734	16,544			*
Vincent J. Intrieri	—	646	—	646			*
Deepak T. Kapur	61,557	5,879	171,998	239,434			*
James H. Keyes	2,831	16,424	23,934	43,189			*
Stanley A. McChrystal	1,508	4,634	1,667	7,809			*
Samuel J. Merksamer	—	—	—	—			*
John C. Pope	—	242	—	242			*
Mark H. Rachesky(C)	12,000,000	1,293	—	12,001,293			14.7
Daniel C. Ustian	145,678	30,011	767,259	942,948			1.2
Dennis D. Williams(D)	—	—	—	—			*
All Directors and Executive Officers as a Group (21 persons)(E)	12,405,499	93,754	1,441,011	13,940,264	(F	)	17.1

*	Percentage of shares beneficially owned does not exceed one percent.

(A)

The number of shares shown for each NEO (and all directors and executive officers as a group) includes the number of shares of Common Stock owned indirectly, as of December 31, 2012, by such executive officers in our Retirement Accumulation Plan, as reported to us by the Plan trustee.

(B)	For additional information on deferred share units (“DSUs”), premium share units (“PSUs”) and restricted stock units (“RSUs”) see below.

(C)

As reported in a Form 4 filed with the SEC on January 2, 2013 by MHR Institutional Partners III LP, MHR Institutional Advisors III LLC, MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky. See Footnote C to the section Persons Owning More Than Five Percent of Navistar Common Stock in this proxy statement.

(D)	At the request of the UAW, the UAW representative director, Dennis Williams, does not receive stock or stock option grant awards.

(E)	Includes all current directors, NEOs and officers for purposes of Section 16 of the Exchange Act as a group.

(F)	Includes 6,539 shares over which there is shared voting and investment power by certain executive officers (not including the NEOs) included in the Directors and Executive Officers as a group.

DSUs PSUs and RSUs

Under our Executive Stock Ownership Program, executives may defer their cash bonus into DSUs. If an executive officer elects to defer a cash bonus, the number of shares shown for such NEO includes these DSUs. These DSUs vest immediately. The number of shares shown as owned for each NEO (and all Executive Officers as a group) also includes PSUs that were awarded pursuant to the Executive Stock Ownership Program. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded.

Under our Non-Employee Directors Deferred Fee Plan, directors may defer all or a portion of their annual retainer and meeting fees into DSUs. If a director elects to defer a portion of their annual retainer and/or meeting fees into DSUs, these DSUs are shown as owned.

Under our 2004 Performance Incentive Plan (“2004 PIP”) and prior plans, executives may have deferred the receipt of shares of Common Stock due in connection with a restoration stock option exercise of non-qualified stock options that were vested prior to December 31, 2004. If an executive elected to defer receipt of these shares into stock units, these stock units are also shown as owned. The deferral feature has been eliminated with respect to future stock option grants under the 2004 PIP and for non-qualified stock options granted from prior plans that vest on or after January 1, 2005.

COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board (the “Compensation Committee”) reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K with management, and based upon this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement. The independent members of the Board reviewed and discussed the compensation of the Chief Executive Officer.

The Compensation Committee	The Independent Members of the Board of Directors (non Compensation Committee members)

John D. Correnti, Chairperson	Vincent Intrieri

Michael N. Hammes	General (Retired) Stanley A. McChrystal
James H. Keyes	Samuel J. Merksamer

John C. Pope

Mark H. Rachesky

Dennis D. Williams

(Approved on December 10, 2012 by the members of the Compensation Committee as of that date and by the Board on December 11, 2012. Gen. McChrystal, Mr. Pope, Mr. Merksamer and Mr. Rachesky were appointed to the Compensation Committee on December 11, 2012.)

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee has the responsibility to approve and monitor all compensation and benefit programs for our executive officers (for purposes of this proxy statement, the term executive officer means senior leadership of the Company, including officers for purposes of Section 16 of the Exchange Act (“Section 16 Officers”) and NEOs) and makes recommendations for the compensation and benefits of our Chief Executive Officer (the “CEO”), which is then reviewed and approved by the independent members of our Board. As part of its responsibilities, the Compensation Committee reviews the performance of our executive officers and approves compensation based on the overall successes of the individual executive, his or her specific business unit to the extent applicable, and the organization as a whole. The Compensation Committee is governed by a written charter, a copy of which is available on the Investor Relations section of our website at http://www.navistar.com/navistar/investors/corporategovernance/documents.

Executive Summary

At our 2012 annual meeting, our stockholders expressed their continued support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation policies and practices by approximately 71%. In fiscal year 2012, we reviewed our executive compensation programs in light of our business results and our stockholder support of our executive compensation programs. We also held meetings with our institutional investors in order to solicit their views regarding, among other things, our executive compensation practices. Following such review and consideration, we continue to believe our executive compensation programs are designed to support our Company and our business strategies in concert with our compensation philosophies and guiding principles.

Consistent with our commitment to best practices in executive compensation, some of the compensation practices we continued to follow in fiscal year 2012 include the following:

•	We do not provide tax gross-ups to Section 16 Officers for perquisites or other similar benefits.

•	We do not provide excise tax gross-ups on change in control payments.

•	We do not provide “single trigger” change in control benefits.

•	Our NEOs (excluding our new CEO) and directors are subject to stock ownership guidelines.

•	The vesting period for our NEOs’ stock options (excluding our new CEO) and RSUs is over a 36 month period.

•	An annual assessment of Compensation Risk

A summary of certain key reviews and changes to our executive compensation program in fiscal year 2012 include the following:

•

In late fiscal year 2012, the Compensation Committee approved an Annual Incentive Plan for fiscal year 2013 changing from segment profit as the primary financial metric to a combination of metrics, including selling and general administrative expenses (SG&A), manufacturing cash, earnings before interest, taxes, depreciation, and amortization (EBITDA), and a successful quality engine launch. These changes were a result of discussions of our strategic and operating plan between management, including our new CEO and members of our Board that align with our six guiding principles and major priorities in 2013.

•	The Compensation Committee as well as our entire Board reviewed our Human Resources People Strategy which addresses succession and executive development.

CEO Transition

Mr. Daniel C. Ustian, who served as our Chairman, President, and Chief Executive Officer prior to retiring on August 26, 2012, is also included as a NEO because he served in this role during fiscal year 2012. Mr. Lewis B. Campbell was appointed by our Board as our Executive Chairman and Chief Executive Officer on August 26, 2012, and is included as a NEO for the remainder of fiscal year 2012.

Details regarding these changes are further explained in the respective sections throughout the CD&A and this proxy statement.

Fiscal Year 2012 Pay-for-Performance Alignment

Fiscal year 2012 pay-for-performance was aligned. The Company experienced a net loss in fiscal year 2012 compared to a net gain in fiscal year 2011. These operating results were largely due to our inability to achieve EPA approval under our previous emissions strategy, a decrease in our military-related business, a decline in truck volumes, lower net sales from all segments, higher commodity costs and higher warranty expense. Given this financial and operational performance, performance-based compensation for our NEOs also decreased. Annual Incentive was not earned and long-term incentive values have decreased with a depressed stock price.

As we focus on fiscal year 2013, there are plans to return us to profitability, and improve the efficiency and performance of our operations. We are making steady progress in our six guiding principles of quality, cost, sense of urgency, great products, customer satisfaction and people. We are working to address three major priorities in 2013: significantly improving the quality of our products, meeting our critical launch dates, and delivering on our operating plan while maximizing our cash flows.

Detailed Review of Executive Compensation

Fiscal Year 2012 NEO’s

The following table lists our fiscal year 2012 NEOs that will be discussed throughout the CD&A.

NEO	Title
Lewis B. Campbell	Executive Chairman and Chief Executive Officer
Andrew J. Cederoth	Executive Vice President and Chief Financial Officer
Troy A. Clarke	President and Chief Operating Officer
Deepak T. Kapur	Former Chief Product Officer
John J. Allen	President, North America Truck and Parts
Daniel C. Ustian	Former Chairman, President, and Chief Executive Officer

Compensation Philosophy and Objectives

Our executive compensation program for our executive officers is designed to closely align executive rewards with corporate, group and individual performance and the total return to stockholders. Our Compensation Committee has developed an overall compensation philosophy built on a foundation of the following guiding principles:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•

Pay-for-Performance: Executive compensation is performance-based with a direct link to Company, business unit, and individual performance. It is also designed to align the interests of executives and stockholders.

•

Ownership and Responsibility: Compensation programs are designed to recognize individual contributions as well as link executive and stockholder interests through programs that reward our executive officers, based on the financial success of the Company and increases to stockholder value.

Compensation Consultant

After conducting an interview process with six consultancy firms, in June 2012, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as an independent advisor to the Compensation Committee providing executive compensation consulting services. Meridian was engaged by and reports solely to the Compensation Committee. The Compensation Committee has the sole authority to approve the terms of the engagement. Meridian did not provide any services to the Company other than executive compensation consulting services during fiscal year 2012.

In compliance with the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”) pending disclosure requirements regarding the independence of compensation consultants, Meridian provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Meridian and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

Chief Executive Officer Compensation

The Board and the Saratoga Committee, with the assistance of Aon Hewitt, an advisor engaged to review the compensation and benefit recommendations for the employment agreement for Mr. Campbell as Chief Executive Officer (“CEO”), reviewed pay levels of other S&P 500 companies that had similar positions. Consistent with our compensation philosophy and the market review for other Navistar executive officers, the Saratoga Committee targeted total compensation at the market median but believed the pay for the CEO should be weighted so that the greatest emphasis should be on stock price performance. Therefore, Mr. Campbell was provided a modest base salary and annual incentive target, and a competitive stock option grant. Mr. Campbell will not participate in the Company’s retirement programs. A cash sign-on award was also made to retain and provide additional inducement to Mr. Campbell which will be paid in two equal installments over his first year of employment. The value of Mr. Campbell’s total compensation is in line with the market median of the benchmarks reviewed by the Board and the Saratoga Committee.

Mr. Campbell’s stock option grant was intended to be a one-time award and was structured with a shorter vesting period (one year) and a shorter maximum term (five years) than the Company’s typical stock option grants (three year vesting with a seven year term). The shorter periods were selected to put heightened focus on stock performance. The Company’s equity plan, governed by the 2004 PIP, does not allow for vesting of a stock option to be less than three years, therefore, Mr. Campbell’s stock option grant was made outside of the 2004 PIP. This inducement award exception is allowable under the rules of the NYSE and is common practice when hiring senior executives.

Historically, we have not entered into employment contracts. However, in connection with Mr. Campbell’s appointment as Executive Chairman and Chief Executive Officer, we entered into an Employment and Services Agreement with him (the “Employment Agreement”). The following summarizes the material terms of his Employment Agreement:

•	Base salary of $500,000

•	Annual incentive target of $1,000,000

•	New hire inducement grant of 500,000 stock options (Grant date value of $5,335,000)

•	Signing and retention bonuses totaling $500,000 paid in two $250,000 installments

•	Life insurance equal to three times base salary plus annual incentive target

•	Vacation equal to four weeks

•	Annual flexible perquisite payment of $46,000

•	Director Indemnification Agreement

•	Reasonable costs of relocation including temporary living expenses, movement of household goods and personal effects, and travel to the new location.

•

Termination Payment provisions: 1) termination for any reason - payment of accrued obligations due, however if prior to the first anniversary of the Employment Agreement he is terminated as CEO because the Company has engaged a permanent CEO and he is terminated without cause as Executive Chairman, he will be entitled to a full fiscal year 2013 annual incentive award (as opposed to only earned amounts as of the termination date), and 2) termination by the Company without cause or due to Constructive Termination (in either case during the 36 months after Change in Control) - payment of a lump sum equal to 300% of base salary plus annual incentive target. Mr. Campbell does not have an executive severance agreement (“ESA”). The Employment Agreement constitutes an “at-will” employment and service arrangement.

•	Mr. Campbell does not participate in executive stock ownership guidelines, long-term incentive awards granted under the 2004 PIP, nor any retirement / pension / 401(k) plan.

In addition to CEO compensation information, Aon Hewitt also provided the Board and the Saratoga Committee competitive market data for base salary, annual incentive target, and long-term incentive target for the role of Chief Operating Officer.

Market Compensation Review

We continuously monitor the competitiveness of our executive compensation program. Over the past few years, the Compensation Committee has reviewed various components of our executive compensation program to ensure that (i) pay opportunities are competitive with the market, (ii) there is an appropriate link between performance and pay and (iii) the program supports our stated compensation philosophy. For example, in fiscal year 2012, we redesigned our Annual Incentive Plan (“AI Plan”) to strengthen the link to our business strategy while driving key performance behaviors. Additionally, we approved our Total Shareholder Return (“TSR”) program for fiscal year 2012 for certain select executive officers under our 2004 PIP. The TSR program includes incentives based on increasing stockholder value and outperforming the competition.

For fiscal year 2012, our compensation peer group of 22 companies was chosen from a cross section of manufacturing and transportation and equipment companies that have revenues ranging from one half to two times our revenues. We review executive compensation against this peer group of companies with whom we compete for talent. Information about this list of companies is used by Meridian and management when the Compensation Committee requests specific executive compensation analysis. The Compensation Committee approved the following peer group for fiscal year 2012.

Fiscal Year 2012 Compensation Peer Group

AGCO Corporation	Genuine Parts Company	Oshkosh Corporation
Cummins Incorporated	Goodyear Tire and Rubber	PACCAR Incorporated
Dana Holding Corporation	Harley Davidson, Incorporated	Parker-Hannifin
Danaher Corporation	Illinois Tool Works	PPG Industries, Inc.
Deere and Company	Ingersoll-Rand Co. Ltd.	Textron, Incorporated
Dover Corporation	Lear Corporation	TRW Automotive Holdings Corporation
Eaton Corporation	Masco Corporation	Whirlpool Corporation
General Dynamics

Our Compensation Committee also reviewed a broader industry survey published by Aon Hewitt for additional compensation market data. Please refer to Appendix A of this proxy statement for a list of participants in Aon Hewitt’s 2012 Total Compensation Measurement (“TCM”) survey. For individual executive positions, if the market data from the peer group of companies was not statistically reliable because of the small sample size, we used the manufacturing group (or if that sample size is not large enough, the all-industry group) of this broader survey data. When we use broader industry surveys, we use market data within our revenue scope, either overall consolidated revenue for corporate roles and/or business unit revenue for business unit specific roles. This is especially true for the base salary competitive market review.

In fiscal year 2012 we continued our compensation philosophy of targeting the 50th percentile (market median), for base salary, short-term incentives, and long-term incentives. We refer to this as the competitive market data, competitive market, or the like. We consider an executive officer to be within the competitive range if his or her base salary is within 80 to 120 percent of the market median. Under special circumstances, when we are recruiting for critical roles, we may target an executive officer’s salary up to the 75th percentile. Our incentive compensation plans provide executive officers with the opportunity to earn total compensation at the 50th percentile of the competitive market for target performance and at the 75th percentile for distinguished performance.

Pay Mix

Our pay mix of base salary, short-term incentives, and long-term incentives (“Total Direct Compensation” or “TDC”) generally tracks the marketplace. The major components of TDC, specifically short-term and long-term incentives, are contingent upon performance and, therefore, fluctuate with our financial results and share price. This structure supports our pay-for-performance compensation philosophy. Mr. Campbell’s Employment Agreement governs his pay mix.

Elements of Executive Compensation

The key elements of our executive compensation program include base salary, short-term incentives, long-term incentives, retirement benefits, perquisites, and other benefits. We also maintain stock ownership guidelines for our executives, including our NEOs. Although decisions relative to each of these compensation elements are made separately, the Compensation Committee considers the total compensation and benefits package when making any compensation decision.

Base Salary

We provide each executive officer a competitive base salary paid monthly for services rendered during the year. Base salaries for executive officers are typically reviewed and adjusted based on evaluating (i) the responsibilities of their positions, (ii) the competitive marketplace data and (iii) the performance of each executive during the fiscal year.

Summary of the Executive Salary Planning Approval Process for Fiscal Year 2012

•	The head of each business unit reviews competitive salary market data relevant to his or her direct and indirect reports.

•	The head of each business unit provides salary recommendations for his or her direct and indirect reports.

•	The CEO reviews and approves and/or adjusts all salary recommendations for executive officers other than his own.

•

The Compensation Committee reviews the salary for the CEO and reviews and approves the CEO’s salary recommendations for most Section 16 Officers. The CEO does not recommend nor is he involved in decisions regarding his own compensation.

•

The Compensation Committee then recommends and the independent members of the Board approve or adjust the salary recommendation for the CEO. We have a detailed procedure in place for reviewing the performance of the CEO and determining the annual salary of the CEO as described in greater detail below.

Traditional base salary performance increases were provided to most executive officers in early fiscal year 2012. The table below summarizes the base salary for our NEO’s in fiscal year 2012, as well as their previous base salary. Some of these increases were progressions and/or promotions due to role changes.

NEO Fiscal Year 2012 Base Salary

NEO	Previous Base Salary		Effective Date	Base Salary as of October 31, 2012		Effective Date
Lewis B. Campbell	--		--	$500,000	(1)	August 26, 2012
Andrew J. Cederoth	$513,500		November 1, 2010	$575,000		January 1, 2012
Troy A. Clarke	$700,000	(2)	July 1, 2012	$775,000	(3)	August 26, 2012
Deepak T. Kapur	$672,000		November 1, 2010	$700,000		January 1, 2012
John J. Allen	$532,350		November 1, 2010	$600,000		January 1, 2012
Daniel C. Ustian	$1,250,000		January 1, 2011	$1,290,000	(4)	January 1, 2012

(1)	Hired as Executive Chairman and Chief Executive Officer effective August 26, 2012.

(2)	Base salary reflects a progression increase due to role change with increased responsibility and scope from President Asia-Pacific to President Truck and Engine.

(3)	Base salary increased due to promotion from President Truck and Engine to President and Chief Operating Officer.

(4)	Mr. Ustian’s actual base salary as of October 31, 2012 was $0 as he retired August 26, 2012.

CEO Performance Evaluation

Traditionally, each year in December, the Compensation Committee and the independent members of the Board evaluate the CEO’s performance for the prior fiscal year. This review is based on the CEO’s achievement of goals set for the start of that year. The CEO presents this information solely to the independent members of the Board, who then discuss it in executive session. The CEO is not present during this discussion. The independent members’ evaluation of the CEO’s performance then forms the basis for the decision on the CEO’s short-term incentive award under our AI Plan for the prior fiscal year and base salary for the new fiscal year. The chairman of the Compensation Committee then informs the CEO of the performance evaluation and any compensation decisions on which those decisions were based.

In December 2011, based on the recommendation of the Compensation Committee, the independent members of the Board approved a base salary increase for Mr. Ustian from $1,250,000 to $1,290,000 effective January 1, 2012. In the fourth quarter of fiscal year 2012, Mr. Ustian retired from his roles as Chairman, President, Chief Executive Officer and as a member of the Board and the Board appointed a new CEO, Mr. Lewis Campbell.

In December 2012, the Compensation Committee approved Mr. Campbell’s CEO goals for fiscal year 2013 which included delivering the operating plan in conjunction with continuing to reduce our overhead costs, improving our balance sheet, and strengthening our leadership team. Mr. Campbell’s goals focus on six guiding principles: 1) Quality, 2) Cost, 3) Urgency, 4) Great Products, 5) Customer Satisfaction, and 6) People. Due to our fiscal year financial results and given our AI Plan’s focus on aligning pay with performance, AI was not earned in fiscal year 2012. Therefore, Mr. Campbell did not receive an AI payment. The Compensation Committee did not discuss nor approve a base salary increase for Mr. Campbell at the December 2012 meeting.

Annual Incentive

Our AI Plan is focused on aligning pay for performance. In light of fiscal year 2012 performance, no AI payments were earned, including to NEOs. The following summarizes our AI Plan structure and features.

The AI Plan is a short-term incentive program that exists to reward, motivate and retain employees as well as align rewards with performance for the fiscal year. The AI Plan is a key element in the executive compensation package as we intend for a significant portion of an executive officer’s total compensation to be performance-related. The AI Plan for fiscal year 2012 was based on attaining financial and non-financial performance goals established and approved by the Compensation Committee. The AI Plan is authorized under our stockholder approved 2004 PIP. The AI Plan and the 2004 PIP do not currently have claw-back provisions, which, for example, would retract a prior incentive award when financial results are restated after the award was paid. Our intent is to implement a claw-back provision soon after the final SEC rules and guidelines on this topic are adopted.

Historically, the profitability of our business has been heavily influenced by the cycle of North American truck sales for our core business with Earnings per Share (“EPS”) as our primary financial metric. Consolidated financial goals for our AI Plan had in the past been based on return on pro forma equity (“ROE”). This truck industry volume measure is re-evaluated annually due to cyclical fluctuations. The amount of income required to earn an AI Plan award (an “AI Award”) was calculated using an ROE target and then converted to an EPS goal.

During our review and redesign of our AI Plan for fiscal year 2012, we determined that truck industry volume remained the primary external factor impacting our financial performance, however, we reevaluated the use of EPS due to our need to address our post-retirement healthcare obligations and our tax valuation allowance. Due to these adjustments and our long-term strategy to address this, the previous target-setting model was reevaluated. This resulted in our decision to use Segment Profit (“SP”) as our primary performance factor as it was 1) meaningful to our investment community, 2) a solid measure of our performance, 3) unencumbered by fluctuations in tax rates or legacy cost structure, and 4) understandable to our employees. SP measures the earnings before interest and tax (EBIT) of our truck, engine, parts, and financial services segments. For fiscal year 2012, SP was our primary performance factor for AI.

The key features of our AI Plan in fiscal year 2012 are as follows:

•	Performance based upon SP which excludes the impact of our engineering integration efforts and restructuring of our North America manufacturing operations

•	Overall adjustment for business unit/functional group and individual performance

Our AI Plan ties into our overall strategy of great products, competitive costs and profitable growth and is intended to drive key behaviors including:

•	Focusing on reducing the impact of cyclicality

•	Ensuring the Company is profitable at all points of the cycle

•	Improving cost structure

The AI Plan has threshold, target, distinguished, and super-distinguished performance payout levels for the executive officers which range from 25% to 200% of target. Consolidated financial results between performance levels are interpolated on a straight-line basis to determine payment amounts.

The following were factors in the 2012 AI Plan:

Consolidated Financial Performance: For all of our executive officers, consolidated financial performance is heavily weighted in the calculation of incentive payments in order to encourage integrated execution across organizational boundaries within the Company.

We believe that it is important to encourage executive officers to work together to achieve the best consolidated organizational results rather than solely focus on individual business unit results. Consolidated financial goals are based on our SP across all segments, as determined by the Compensation Committee.

The following table outlines the fiscal year 2012 SP goals across all segments based upon a forecast for truck industry volume of 300,000 units and $17 billion in revenue.

Goal	Annual Incentive SP ($)
Threshold (25% of Target)	1,000M
Target (100%)	1,225M
Distinguished (150% of Target)	1,350M
Super Distinguished (200% of Target)	1,475M

Business Unit and Individual Performance: The AI Plan is funded based on consolidated financial performance but may be adjusted based on assessment of business unit/functional group performance as well as individual performance.

The CEO in consultation with the Compensation Committee establishes goals for the Company including its major business units and/or functions. Performance relative to the goals is assessed quantitatively and qualitatively at the end of the fiscal year. A participant’s award may be adjusted based on the performance of their business unit and/or functional area as well as their individual performance.

Individual performance is measured by our annual Total Performance Management (the “TPM”) assessment. The TPM process is a performance management tool that focuses on employee career development, goal setting, performance appraisal and evaluation. The TPM assessment reviews how well the executive performed with regard to both individual goals and defined skills and behaviors.

Generally only financial goals are applicable to awards for our NEOs except where business unit and/or individual performance is used for downward discretion. The Compensation Committee reserves the right to reduce the aggregate amounts paid under the 2012 AI Plan. Generally, AI Awards are not paid when consolidated financial results are below threshold. Since the fiscal year 2012 SP goals were not met, no AI Plan awards were earned for fiscal year 2012.

Fiscal Year 2012 Annual Incentive Target Award Percentages and Amount Earned

Named Executive Officer	Target as a $ or % of Base Salary	2012 AI Amount Earned
Lewis B. Campbell (1)	$166,667	$—
Andrew J. Cederoth	75%	$—
Troy A. Clarke (2)	80%	$—
Deepak T. Kapur	75%	$—
John J. Allen	75%	$—
Daniel C. Ustian	110%	$—

(1)

Mr. Campbell was hired on August 26, 2012. Per his Employment Agreement, his full fiscal year target was $1,000,000. The amount above reflects his fiscal year 2012 target, which was pro-rated based on his partial year of service during fiscal year 2012.

(2)	Mr. Clarke’s target was 75% for the majority of fiscal year 2012 and was increased to 80% with his promotion to President and Chief Operating Officer.

Fiscal Year 2013 Annual Incentive

Upon consideration of our 2012 Say-on-Pay vote results, discussions with our stockholders, and in conjunction with our fiscal year 2013 strategic and operating plan that was reviewed with our Board, the Compensation Committee engaged Meridian to recommend changes to the AI Plan for fiscal year 2013 that more closely aligned with our goals. In a collaborative effort with the Compensation Committee, the Board, Meridian, and management, the fiscal year 2013 AI Plan was approved with the following metrics and weights:

•	15% SG&A Savings

•	30% EBITDA

•	30% Manufacturing Cash

•	25% Successful Quality Engine Launch

We expect fiscal year 2013 will be a turnaround year and we believe these metrics keep executives aligned and focused on our key financial and operational goals: 1) quality improvement, 2) achieving the launch of our new engine(s), 3) improving profitability, 4) controlling expenses, and 5) generating cash. We believe that our AI Plan for fiscal year 2013, in combination with our long-term incentive (“LTI”) program, will drive the focus on stockholder value.

There are two additional design changes for fiscal year 2013 AI.

(1)

We modified the performance-reward relationship. For target performance, only 75% of a participant’s Target Award Percentage can be earned. The table below illustrates this change for fiscal year 2013 with our current NEOs.

NEO	Traditional Target as a $ or % of Base Salary	Fiscal Year 2013 Modified Target as a $ or % of Base Salary
Lewis B. Campbell (a)	$1,000,000	$750,000
Andrew J. Cederoth	75%	56.25%
Troy A. Clarke (b)	80%	60%
John J. Allen	75%	56.25%

(a)	Mr. Campbell’s target award is a dollar value not a percentage per his Employment Agreement.

(b)	Mr. Clarke’s target award percentage was increased from 75% to 80% when he was promoted to President and Chief Operating Officer.

(2)

Historically, AI Awards were paid in cash. If a 2013 AI Award is earned, half of the AI Award will be paid in cash and the other half of the AI Award will be paid in Restricted Stock Units (“RSUs”), which will be settled either in cash or shares at the election of the Company.

•

In order for the RSUs to be settled in Common Stock, Proposal 4 - Approval of Navistar International Corporation’s 2013 Performance Incentive Plan (“2013 PIP”) must be approved by stockholders at the Annual Meeting

•	This payout mix preserves cash, serves as a retention tool, and if the RSUs are share-settled, provides ownership to more employees within the organization.

Long-Term Incentives

Our objectives for including long-term incentives as part of our executive officers’ total compensation package include:

•	Aligning executive and stockholder interests by tying compensation to share price appreciation;

•	Emphasizing returns to stockholders; and

•	Cultivating stock ownership.

Long-term incentive awards are governed by the 2004 PIP which is an omnibus plan that allows for various awards such as cash, stock options, stock appreciation rights, RSUs, PSUs, DSUs and performance shares. To manage the allocation of shares in the 2004 PIP, the Compensation Committee historically used a fixed share grant approach to achieve fixed share guidelines established by the Compensation Committee. The fixed share guidelines took into account the long-term incentive target by position, Black-Scholes valuation methodology, and estimated stock price. This approach assists us in managing dilution and provides a similar mix of equity vehicles for similar job roles.

The Compensation Committee approved long-term incentive awards under our 2004 PIP for fiscal year 2012 for eligible plan participants in December 2011. Select executive officers received a grant mix of stock options and cash-settled performance shares based upon the Total Shareholder Return (“TSR”) program. The TSR program provides NEOs with financial opportunities when there is increased stockholder value and the Company outperforms its competition. For these executive officers, we modified our traditional fixed share guidelines to a targeted LTI economic value, which is stated below in the “NEO Fiscal Year 2012 Long-Term Incentive Awards Under the 2004 PIP” table.

The stock options have a seven (7) year term and vest ratably over a three year period.

The following are features of the fiscal year 2012 TSR program:

•	Three-year performance period compared to our peer group.

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After the three-year performance period, if performance is at or exceeds Target (performance at the 50th percentile or above as compared to our industry peer group), the cycle ends and payments are settled in cash.

•

After the three-year performance period, if performance is less than target, the cycle is extended for two additional years and measured for the entire five year period. Under this extension, participants can earn up to target less any earnings for the first three year measurement period.

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As of the date of this proxy filing, LTI awards for fiscal year 2013 have not yet been awarded. In the event we use a TSR element in the future, we would eliminate the extension and awards would be based upon a three-year performance period only.

•	Beginning and ending share prices are measured using the average price during 90 day trading periods.

•	TSR program performance measurement:

TSR Percentile Ranking	TSR Payout as a % of Target
<30th percentile	—%
30th percentile	—%
40th percentile	50%
50th percentile	100% (Target)
75th percentile	150%
90th percentile	200%

•	A payout may be earned beginning with the 31st percentile.

•	Provides long-term incentive values at 75th percentile or above if warranted by Company performance relative to its peers.

NEO Fiscal Year 2012 Long-Term Incentive Awards Granted Under the 2004 PIP

NEO	Stock Options	Cash-settled Performance Shares (based upon TSR at Target)	Targeted Economic Value
Lewis B. Campbell (1)	—	—	$—
Andrew J. Cederoth	27,800	11,100	$1,250,000
Troy A. Clarke	33,300	13,300	$1,500,000
Deepak T. Kapur	33,300	13,300	$1,500,000
John J. Allen	27,800	11,100	$1,250,000
Daniel C. Ustian	137,800	55,120	$6,200,000

(1)

Mr. Campbell was hired on August 26, 2012. In lieu of participating in the TSR program described above, he received a new hire equity inducement grant of options to purchase 500,000 shares of our Common Stock.

The chart below illustrates the difference between the accounting value (at grant date and as of fiscal year end) and the amount that would have been paid had the requisite performance period ended on October 31, 2012. Our NEOs have realized no value from the fiscal year 2012 LTI awards granted in December 2011 as stock options were underwater as of October 31, 2012 and the cash-settled performance shares would not have been earned due to negative TSR results as of October 31, 2012.

Realized Value of NEO Fiscal Year 2012 Long-Term Incentive Awards

(Granted in December 2011 for Fiscal Year 2012)

	Campbell (d)	Cederoth	Clarke	Kapur	Allen	Ustian
TSR Performance Share Awards (cash-settled)

Grant Date Value(a)	$—	$560,772	$671,916	$671,916	$560,772	$2,784,662
Value as of October 31, 2012(a)	$—	$89,910	$107,730	$107,730	$89,910	$446,472
Realized Value as of October 31, 2012(b)	$—	$—	$—	$—	$—	$—
Stock Option Awards

Grant Date Value(c)	$5,335,000	$480,940	$576,090	$576,090	$480,940	$2,383,940

Value as of October 31, 2012(c)	$4,905,000	$272,718	$326,673	$326,673	$272,718	$1,351,818
Realized Value as of October 31, 2012(b)	$—	$—	$—	$—	$—	$—
Total
Grant Date Value	$5,335,000	$1,041,712	$1,248,006	$1,248,006	$1,041,712	$5,168,602
Value as of October 31, 2012	$4,905,000	$362,628	$434,403	$434,403	$362,628	$1,798,290
Realized Value as of October 31, 2012	$—	$—	$—	$—	$—	$—

(a)	Valued using Monte Carlo Simulation in accordance with FASB ASC Topic 718.

(b)	Amounts that would have been paid had the requisite performance period ended on October 31, 2012.

(c)	Estimated using Black-Scholes model.

(d)

Mr. Campbell was hired on August 26, 2012 and is not eligible for LTI awards under our 2004 PIP. He received a new hire equity inducement grant of stock options to purchase 500,000 shares of our Common Stock. The values set forth in the chart are for the new hire equity inducement grant.

The grant date value may materially differ from the value actually received by the NEOs under the above referenced equity awards. For illustrative purposes, we calculated what the realized value of the fiscal year 2012 grant would have been if vested and/or earned as of October 31, 2012. Under certain circumstances NEOs may realize no value under an equity award. For more information, please refer to footnotes 1 and 2 related to stock awards and option awards in the Summary Compensation Table of this proxy statement.

Fiscal Year 2013 Long Term Incentive

The Compensation Committee engaged Meridian to review and recommend changes to the LTI Plan for fiscal year 2013. In a collaborative effort with the Compensation Committee, the Board, Meridian, and management have been working on various LTI design elements that align with our long-term strategic plan and focus on stockholder value. As of the the date of the proxy filing, fiscal year 2013 LTI design and awards have not yet been approved nor granted.

Executive Stock Ownership Program

We believe that it is important to encourage our executive officers to hold a material amount of our Common Stock and to link their long-term economic interest directly to that of our stockholders. To achieve this goal, we established stock ownership guidelines. During fiscal year 2012, our stock ownership guidelines applied to approximately 60 executive officers, the majority of whom hold the title of vice president and above. These executive officers are expected to meet the ownership level for their position within five years of attaining that position. The ownership guidelines range from 75% to 300% of base salary (225% to 300% for NEOs) and are fixed at the number of shares that are required to be held as of the date of an executive officer’s promotion or hire, based on the fair market value of the shares at that time.

The table below summarizes the NEOs stock ownership guidelines, number of shares required, and number of shares owned. As of October 31, 2012, all of the NEOs exceeded their stock ownership guidelines.

Executive Stock Ownership as of October 31, 2012

Named Executive Officer	Ownership Guideline as a % of Base Salary	Number of Shares Required	Number of Shares Owned
Lewis B. Campbell (1)	N/A	N/A	N/A
Andrew J. Cederoth	225%	29,183	32,412
Troy A. Clarke	225%	21,093	50,513
Deepak T. Kapur (2)	225%	25,568	69,535
John J. Allen	225%	25,633	35,608
Daniel C. Ustian (3)	300%	60,806	178,097

(1)	Mr. Campbell is not subject to stock ownership guidelines per his Employment Agreement because his appointment as CEO is on an interim basis.

(2)	Mr. Kapur’s stock ownership guidelines ended on his retirement from the Company on October 31, 2012.

(3)	Mr. Ustian’s stock ownership guidelines ended on his retirement from the Company on August 26, 2012.

Executive Benefits and Perquisites

The following table summarizes the executive benefits and perquisites that we provide to our NEOs:

NEO	Life Insurance(1)	Executive Physical Program(2)	Executive Flexible Perquisite Program(3)	Pension /Retirement/401(k) Plans(4)					Retiree Medical Benefits(5)
				RPSE	MRO	RAP	SRAP	SERP
Lewis B. Campbell	✓	✓	✓
Andrew J. Cederoth	✓	✓	✓	✓		✓	✓	✓	✓
Troy A. Clarke	✓	✓	✓			✓	✓	✓
Deepak T. Kapur	✓	✓	✓			✓	✓	✓
John J. Allen	✓	✓	✓	✓	✓	✓		✓	✓
Daniel C. Ustian	✓	✓	✓	✓	✓	✓		✓	✓

(1)

Life Insurance. We provide our executives Company-paid life insurance equal to five times base salary. The Executive Chairman and Chief Executive Officer receives life insurance equal to three times the sum of his annual Base Salary and Annual Incentive Target.

(2)

Executive Physical Exam. This program provides a Company-paid physical when an executive is first hired or promoted to an executive position. This program has been discontinued effective January 1, 2013.

(3)

Executive Flexible Perquisites. We maintain a flexible perquisites program for our executives, which we believe is competitive and consistent with our overall compensation program, and which assists us in attracting and retaining our executive officers. The Executive Flexible Perquisites Program provides a cash stipend to each of our NEOs, the amount of which varies by executive, based upon the executive’s organization level. The purpose of the cash stipend is to provide each of our NEOs with the ability to choose the perquisite that best fits his or her professional and personal situation. This program is in lieu of providing and administering such items as car leases, tax preparation, financial planning, and home security systems. We do not require the NEOs to substantiate the expenses for which they use this stipend. The annual perquisite amount is paid prospectively in equal installments in May and November.

Annual Executive Flexible Perquisite – Fiscal Year 2012

Named Executive Officer	Annual Flexible Perquisite Payment ($)
Lewis B. Campbell (a)	—
Andrew J. Cederoth	37,000
Troy A. Clarke	37,000
Deepak T. Kapur	37,000
John J. Allen	37,000
Daniel C. Ustian	46,000

(a)

Mr. Campbell became eligible for a flexible perquisite payment upon hire. The annual amount for which he is eligible equals $46,000. His first bi-annual payment was made in November 2012, after the end of the fiscal year, in the amount of $30,667 which is $23,000 plus $7,667 for two months of retroactive payments for September and October 2012.

In certain circumstances, where a commercial flight is not available to meet an NEOs travel schedule, our NEOs and directors are authorized to use chartered aircraft for business purposes only. In these situations, we believe chartered aircraft allows us to make effective use of the executive’s time. A spouse may accompany an NEO while he or she is traveling on Company business. Although this occurs on a limited basis, the spouse’s travel expense is included in taxable compensation of the NEO.

(4)	Pension/Retirement/401(k) Plans

We began transitioning to defined contribution/401(k) plans as the primary retirement income program for all non-represented employees hired on or after January 1, 1996. These plans are as follows:

•	Retirement Plan for Salaried Employees (“RPSE”). This is our tax-qualified defined benefit pension plan for salaried employees hired prior to January 1, 1996.

•

Managerial Retirement Objective Plan (“MRO”). The MRO is our unfunded non-qualified defined benefit pension plan designed primarily to restore the benefits that executives, including our NEOs, would otherwise have received if the Internal Revenue Code limitations had not applied to the RPSE.

•

Retirement Accumulation Plan (“RAP”). This is our tax-qualified defined contribution/401(k) plan for salaried employees. Our NEOs receive age-weighted contributions and/or matching contributions depending on their eligibility for other retirement income programs and retiree medical coverage.

•

Supplemental Retirement Accumulation Plan (“SRAP”). This is our non-qualified deferred compensation plan designed primarily to restore the contributions that participants would otherwise have received if the Internal Revenue Code limitations had not applied to the RAP.

•	Supplemental Executive Retirement Plan (“SERP”). This is designed as a pension supplement to attract and retain key executives. The SERP is unfunded and is not qualified for tax purposes.

Additional information on the pension/401(k) plans are provided in the Pension Benefits, Non-Qualified Defined Contribution and Other Non-Qualified Deferred Compensation sections of this proxy statement. Mr. Campbell is not eligible for pension / retirement / 401(k) benefits per his Employment Agreement.

(5)	Retiree Medical Benefits. Non-represented employees, including our NEOs, hired on or after January 1, 1996, are not eligible for the retiree medical benefits program.

Effective November 1, 2009, the Compensation Committee approved a policy statement that eliminates all tax gross-ups for perquisites and other similar benefits to Section 16 Officers.

Employment Contracts and Executive Severance Agreements

Except for our Chief Executive Officer, Lewis Campbell, we do not have employment contracts with our executive officers. Employment with each of them is “at will.” However, like many companies, to ensure stability and continuity of management, we provide our executive officers with an executive severance agreement, (“ESA”), which provides for severance benefits in the event of a specified termination such as an involuntary termination or a termination in connection with a change in control. Our ESAs were last modified effective January 1, 2010 to be more consistent with market competitive practices. Please refer to the Potential Payments Upon Termination or Change-in-Control section of this proxy statement for more information. A summary of Mr. Campbell’s Employment Agreement appears in the Chief Executive Officer Compensation section of this proxy statement.

Tax and Accounting Implications

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code provides that a public company generally may not deduct the amount of non-performance based compensation paid to certain executive officers that exceeds $1 million in any one calendar year. However, this provision does not apply to performance-based compensation that satisfies certain legal requirements including income from certain stock options and certain formula driven compensation. In general, the Compensation Committee has considered the effect of the Internal Revenue Code limitation and has structured AI and LTI awards to NEOs in a manner intended to be exempt from the limitation. However, under certain circumstances the Compensation Committee may decide to grant compensation that is outside of the limits.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid to or earned by each of our NEOs for the fiscal years ended October 31, 2012, 2011, and 2010:

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non- Equity Incentive Plan Comp ($)	Change in Pension Value & Non- Qualified Deferred Comp Earnings ($)(3)	All Other Comp ($)(4) (5) (6)	Total ($)
Lewis B. Campbell	2012	(7)	94,203	250,000	(8)	—		5,335,000	(9)	—	—	88,377	5,767,580
Executive Chairman and Chief Executive Officer

Andrew J. Cederoth	2012		564,750	—		142,325		480,940		—	597,094	94,832	1,879,941
Executive Vice President & Chief Financial Officer	2011		513,500	—		1,079,641		926,796		372,416	34,635	220,525	3,147,513
	2010		470,000	—		358,050		575,262		475,000	116,201	102,178	2,096,691

Troy A. Clarke	2012		659,692	—		1,209,464	(10)	576,090		—	1,451,329	439,973	4,336,548
President and Chief Operating Officer

Deepak T. Kapur	2012		695,333	—		107,730		576,090		—	2,085,895	2,590,257	6,055,305
Former Chief Product Officer	2011		672,000	—		1,127,175		879,120		487,368	717,949	179,924	4,063,536
	2010		640,000	—		225,464		575,262		600,000	316,393	162,923	2,520,042

John J. Allen	2012		588,725	—		89,910		480,940		—	1,764,838	62,368	2,986,781
President North America Truck and Parts

Daniel C. Ustian	2012		1,068,333	—		446,472		2,383,940		—	3,990,164	8,209,696	16,098,605
Former Chairman, President & Chief Executive Officer	2011		1,238,333	—		4,671,420		4,996,330		1,450,000	2,717,837	93,835	15,167,755
	2010		1,180,000	1,946,000	(11)	646,567		2,670,606		1,947,000	1,913,848	78,448	10,382,469

(1)

The amounts reported in this column reflect the aggregate fair value of stock-based awards (other than stock options) granted in the year computed in accordance with FASB ASC Topic 718, except that in compliance with SEC requirements, for awards that are subject to performance conditions, we reported the value at the grant date based upon the probable outcome of such conditions. These amounts are not paid to or realized by the NEO. The fair values of stock-based awards are estimated using the average price of our stock on the grant date. Stock-based awards settle in common stock on a one-for-one basis. The grant date fair values of each individual stock based award in 2012 (including restricted stock and PSUs) are set forth in the 2012 Grant of Plan Based Awards table of this proxy statement. Additional information about these values is included in Note 18 to our audited financial statements included in our Form 10-K for 2012. A description of PSUs and restricted stock appears in the narrative text following the 2012 Grants of Plan-Based Awards table of this proxy statement. In December 2011, we granted performance shares to our NEO’s that vest at the end of the third fiscal year following the grant date. Our NEO’s earn performance shares only if our total shareholder return over the three year performance period compares favorably to that of a 22 company peer group. Potential payouts range from 0% to 200% of the target values of these awards. The amounts in this table assume achievement of the target level of performance (100% payout) for such awards. Assuming performance at the highest level, the aggregate grant date values of the stock awards for each of our NEO’s were as follows: $179,820 for Mr. Cederoth; $215,460 for Mr. Clarke; $215,460 for Mr. Kapur; $179,820 for Mr. Allen; and $892,944 for Mr. Ustian.

(2)

The amounts reported in this column reflect the aggregate fair value of stock options granted in the year computed in accordance with FASB ASC Topic 718. These amounts are not paid to or realized by the NEO. Assumptions used in the calculation of these values are included in Note 18 to our audited financial statements included in our Form 10-K for 2012. A description of stock options appears in the narrative text following the 2012 Grants of Plan-Based Awards table of this proxy statement.

(3)

This amount represents the change in the actuarial present value of the RPSE and MRO for Messrs. Ustian and Allen. This amount also represents the change in actuarial present value of the SERP and certain interest on the SRAP for Messrs. Kapur and Clarke. For Mr. Cederoth the amount represents the change in actuarial present value of the RPSE and SERP as well as certain interest on the SRAP.

(4)

This includes such items as flexible perquisites cash allowances, Company-paid life insurance premiums, Company contributions to the RAP and the SRAP, taxable spouse travel, non-cash awards, club memberships, executive physicals and severance payments.

NEO	Flexible Perquisites	Company Paid Life Insurance	RAP	SRAP	Relocation		Severance		Other Lump Sum		Tax Gross-up or Reimbursement		Other	All Other Comp Total
Campbell	$—	$5,697	$—	$—	$81,409	(a)	$—		$—		$—		$1,271	$88,377
Cederoth	$37,000	$3,481	$12,250	$41,859	$—		$—		$—		$—		$242	$94,832
Clarke	$37,000	$10,026	$24,425	$19,825	$2,645	(b)	$—		$340,064	(c)	$4,621	(d)	$1,367	$439,973
Kapur	$37,000	$21,058	$24,425	$27,755	$—		$2,450,000	(e)	$25,000	(e)	$—		$5,019	$2,590,257
Allen	$37,000	$7,354	$—	$—	$—		$—		$—		$12,664	(f)	$5,350	$62,368
Ustian	$46,000	$32,605	$—	$—	$—		$8,127,000	(g)	$—		$—		$4,091	$8,209,696

(a)	Mr. Campbell’s relocation expenses include travel and temporary living expenses and movement of household goods.

(b)	Mr. Clarke’s relocation expenses includes movement of household goods.

(c)	Mr. Clarke received a lump sum payment in the amount of $340,064 (including gross-up) for his second tranche stock ownership requirement in accordance with his new hire offer.

(d)	Prior to his promotion, Mr. Clarke received certain reimbursements including gross-up. As a Section 16 Officer, Mr. Clarke is no longer eligible for gross-ups per our policy.

(e)

Mr. Kapur retired from the Company on October 31, 2012 and received a severance payment of $2,450,000 and lump sum payment in lieu of outplacement in the amount of $25,000. The severance amount paid was in accordance with the amended ESA, effective January 1, 2010. In connection with his retirement, on November 1, 2012, all of his unvested stock awards and stock options granted in fiscal year 2012 were forfeited.

(f)

Mr. Allen received reimbursement of country club memberships. He also received gross-up of certain expenses. As a Section 16 Officer, Mr. Allen is no longer eligible for gross-ups per our policy, and effective fiscal year 2013, he is no longer eligible for country club reimbursement.

(g)

Mr. Ustian retired from the Company on August 26, 2012 and received a severance payment of $8,127,000. The severance amount paid was in accordance with the amended ESA, effective January 1, 2010. In connection with his retirement the total number of performance shares eligible for payout will be pro-rated based on his length of service during the performance period.

(5)

Fiscal year 2010 RAP contribution amounts were incorrectly reported for Messrs. Cederoth and Kapur. Actual total RAP contributions for fiscal year 2010 were $12,250 for Mr. Cederoth and $24,175 for Mr. Kapur.

(6)	Fiscal year 2011 RAP contribution amounts were incorrectly reported for Mr. Kapur. Actual total RAP contribution for fiscal year 2011 was $24,175 for Mr. Kapur.

(7)	Mr. Campbell’s date of hire was effective August 26, 2012.

(8)	This amount represents Mr. Campbell’s first of two installments of his signing and retention bonus.

(9)

In connection with Mr. Campbell’s appointment as Chief Executive Officer, the Company entered into an Employment and Services Agreement with him in which Mr. Campbell was awarded a new hire inducement grant of 500,000 stock options.

(10)	In connection with Mr. Clarke’s promotion to President and Chief Operating Officer, Mr. Clarke received a restricted stock grant which vests only upon the third anniversary of the date of grant.

(11)	This amount represents a one-time award in recognition of Mr. Ustian’s achievements.

Grants of Plan-Based Awards Table – Fiscal Year 2012

The following table provides information for each of our NEOs with respect to annual and long-term incentive award opportunities, including the range of potential payouts under non-equity incentive plans for the fiscal year ending October 31, 2012. Specifically the table presents the fiscal year 2012 grants of AI Plan awards, performance shares, stock options, restricted stock, and PSUs. All AI Plan stock awards and option awards were granted under the 2004 PIP, except for stock options granted to Lewis Campbell upon his appointment as Executive Chairman and CEO of the Company on August 26, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price Of Option Awards ($/Sh)(6)	Market Price on Grant Date ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Thres hold (#)	Target (#)	Maximum (#)
Lewis B. Campbell		250,000	1,000,000	2,000,000
Stock Option	8/26/2012								500,000	22.98	22.98	5,335,000
Andrew J. Cederoth		107,813	431,250	862,500
Performance	12/19/2011				5,550	11,100	22,200					89,910
Stock Option	12/19/2011								27,800	37.20	36.54	480,940
PSU	12/16/2011							1,387				52,415
Troy A. Clarke		155,000	620,000	1,240,000
Performance	12/19/2011				6,650	13,300	26,600					107,730
Stock Option	12/19/2011								33,300	37.20	36.54	576,090
Restricted	8/27/2012							41,445				999,964
PSU	8/27/2012							4,218				101,770
Deepak T. Kapur (8)		131,250	525,000	1,050,000
Performance	12/19/2011				6,650	13,300	26,600					107,730
Stock Option	12/19/2011								33,300	37.20	36.54	576,090
John J. Allen		112,500	450,000	900,000
Performance	12/19/2011				5,550	11,100	22,200					89,910
Stock Option	12/19/2011								27,800	37.20	36.54	480,940
Daniel C. Ustian (9)		354,750	1,419,000	2,838,000
Performance	12/19/2011				27,560	55,120	110,240					446,472
Stock Option	12/19/2011								137,800	37.20	36.54	2,383,940

(1)

These amounts are estimated amounts and represent compensation opportunity for fiscal year 2012 under the AI Plan, if the Compensation Committee and the Board approved an AI Award in fiscal year 2012. No AI Award was approved in fiscal year 2012. For additional information regarding such awards, see the Annual Incentives section of this proxy statement. Under the AI Plan, Threshold is 25% of Target, Target is 100% and for purposes of this table Maximum equals Super Distinguished which is 200% of Target.

(2)

TSR Performance Share Units. The amounts shown represent the threshold, target and maximum number of TSR performance share awards that we awarded in fiscal year 2012 to the NEO’s under our 2004 PIP as we describe more fully under the Long-Term Incentives section of this proxy statement. The threshold amount is total shareholder return (TSR) at or above the 40th percentile as compared to total shareholder return of an industry peer group of 22 companies over a three year performance period. Payments are prorated for performance between the 40th and 90th percentiles. We pay the awards in cash settled restricted stock units, with each unit equal to the fair market value of one share of our Common Stock at the time the units are earned. If after the three-year performance period, the performance is at or above Target, the cycle ends and payments are settled in cash. If after the three-year performance period, the performance is less than Target, the cycle is extended for two additional years and measured for the entire five year period. Under this extension, participants can earn up to Target less any earnings for the first three year measurement period.

(3)

Premium Share Units. The amounts shown represent the number of PSUs awarded to the NEOs in the fiscal year. PSUs represent shares of Common Stock granted pursuant to our Executive Stock Ownership Program and are based on the attainment of certain stock ownership thresholds. PSUs generally vest over a three year period with 1/3 of the award vesting on each of the first three anniversaries of the date on which they are awarded. PSUs do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. Settlement of PSUs will occur within 10 days after an NEO’s separation of employment or at such later date as required by Internal Revenue Code Section 409A.

(4)

Restricted Stock. Represents the number of shares of restricted stock granted to Mr. Clarke in connection with his promotion to President and Chief Operating Officer. The restricted stock vests as to 100% of the shares on the 3rd anniversary of the date of grant.

(5)

Stock Options. The amounts shown represent the number of stock options granted to each NEO in the fiscal year. Except for the CEO, the stock options generally vest over a three year period with 1/3 vesting on each of the first three anniversaries of the date on which they are awarded. The stock options expire seven years after the date of grant. The CEO’s stock option award vests at the end of the first year and is a five year option.

(6)

The exercise price per share is the fair market value (average of high and low price) of Common Stock on the date of grant. The market price is the closing price of our Common Stock on the date of grant. Mr. Campbell’s stock option award was granted using the closing price as the exercise price of his shares.

(7)

The amounts shown do not reflect realized compensation by the NEOs. The amounts shown represent the value of the stock option, restricted stock, TSR performance shares and PSU awards granted to the NEO’s based on the grant date fair value of the awards as determined in accordance with FASB ASC Topic 718. The TSR performance share awards are reflected at the target payout level. If the TSR performance share awards were reflected at maximum payout levels, the performance share amounts in this column would be $179,820 for Mr. Cederoth, $214,460 for Mr. Clarke, $215,460 for Mr. Kapur, $179,820 for Mr. Allen, and $892,944 for Mr. Ustian.

(8)	In connection with Mr. Kapur’s retirement from the Company on October 31, 2012, all of his stock awards and stock option awards granted in fiscal year 2012 were forfeited on November 1, 2012.

(9)

In connection with Mr. Ustian’s retirement from the Company on August 26, 2012, the total number of performance shares eligible for payout will be pro-rated based on his length of service during the performance period.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by our NEOs as of the fiscal year ending October 31, 2012. The table includes unexercised and unvested stock option awards; unvested PSUs, unvested RSUs and unvested performance shares. The vesting information for each grant is provided in the footnotes to this table, based on the stock option or stock award grant date. The market value of the stock awards is based on the closing price of our Common Stock as of October 31, 2012, the last trading day of the fiscal year, which was $18.75 per share. For additional information about the stock option awards and stock awards, see the description of long-term incentive compensation in the CD&A.

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise	Option Expiration	Number of Shares or Units of Stock Held that Have Not Vested	Market Value of Shares or Units of Stock Held that Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	Price ($)	Date	(#)(2)(4)	Vested ($)	Vested (#)(3)(4)	($)
Lewis B. Campbell	—	500,000	22.980	8/26/2017	—	—	—	—
Total:	—	500,000			—	—	—	—
Andrew J. Cederoth	1,474	—	22.655	12/16/2018	3,333	62,494	11,100	208,125
	21,306	10,653	35.805	12/15/2016	501	9,394	11,100	208,125
	9,267	18,533	58.915	12/14/2017	1,484	27,825
	2,534	—	68.015	12/10/2013	1,387	26,006
	2,397	—	68.015	12/9/2013
	4,799	—	68.015	12/14/2014
	—	27,800	37.200	12/19/2018
Total:	41,777	56,986			6,705	125,719	22,200	416,250
Troy A. Clarke	9,267	18,533	58.915	12/14/2017	422	7,912	11,100	208,125
	—	33,300	37.200	12/19/2018	41,445	777,094	13,300	249,375
	—	—			4,218	79,088
		—
Total:	9,267	51,833			46,085	864,094	24,400	457,500
Deepak, T. Kapur (5)	12,233	—	44.660	9/3/2013	2,099	39,356	13,300	249,375
	6,993	—	42.885	12/9/2013	—	—	13,300	249,375
	40,707	—	42.885	12/10/2013	—	—	—	—
	47,700	—	40.915	12/14/2014	—	—	—	—
	31,959	—	22.655	12/16/2018	—	—	—	—
	21,306	10,653	35.805	12/15/2016	—	—	—	—
	11,100	22,200	58.915	12/14/2017	—	—	—	—
	—	33,300	37.200	12/19/2018	—	—	—	—
Total:	171,998	66,153			2,099	39,356	26,600	498,750
John J. Allen	11,199	—	22.655	12/16/2018	2,099	39,356	11,100	208,125
	10,653	10,653	35.805	12/15/2016	610	11,438	11,100	208,125
	3,984	—	49.215	12/11/2012	—	—	—	—
	2,670	—	49.215	12/9/2013	—	—	—	—
	6,922	—	49.215	12/10/2013	—	—	—	—
	9,267	18,533	58.915	12/14/2017	—	—	—	—
	—	27,800	37.200	12/19/2018	—	—	—	—
Total:	44,695	56,986			2,709	50,794	22,200	416,250
Daniel C. Ustian (6)	2,895	—	42.885	12/9/2013	6,019	112,856	55,120	1,033,500
	133,905	—	42.885	12/10/2013	—	—	55,120	1,033,500
	136,800	—	40.915	12/14/2014	—	—		—
	136,800	—	26.150	10/18/2015	—	—	—	—
	91,656	—	22.655	12/16/2018		—	—	—
	61,104	30,552	35.805	12/15/2016	—	—	—	—
	45,934	91,866	58.915	12/14/2017	—	—	—	—
	67,953	—	64.690	12/11/2012	—	—	—	—
	1,878	—	64.690	12/10/2012	—	—	—	—
	35,746	—	69.905	2/20/2013	—	—	—	—
	—	137,800	37.200	12/19/2018	—	—	—	—
Total:	714,671	260,218			6,019	112,856	110,240	2,067,000

(1)

All options, other than the options to purchase 500,000 shares of Common Stock granted to Mr. Campbell on August 26, 2012 and any restoration options, became or will become exercisable under the following schedule: 1/3rd on each of the first three anniversaries of the date of grant. Mr. Campbell’s stock option award vests as to 100% of the shares one year after the date of grant. In the event an optionee exercises a non-qualified stock option with already-owned shares of Common Stock, he may be eligible to receive restoration stock options, if at the time of exercise an election was made to restore the exercised stock options. Restoration stock options contain the same expiration dates and other terms as the stock options they replace except that they have an exercise price per share equal to the fair market value of the Common Stock on the date the restoration stock option is granted and become exercisable in full six months after they are granted or one month before the end of the remaining term of the stock options they replace. The restoration feature was eliminated for all stock options granted on or after December 16, 2008.

(2)

Amounts in this column represent RSUs, PSUs or restricted stock. The RSUs and PSUs become vested as to 1/3rd of the shares granted on each of the first three anniversaries of the date of grant. The restricted stock grant referenced in this column was made to Mr. Clarke and vests as to 100% of shares three years from the date of grant.

(3)

Amounts in this column represent TSR performance shares which are fully vested and eligible for payout three years from the date of grant provided applicable performance goals have been acheived. The value reported for the TSR performance shares was based on achieving performance goals at target level.

(4)	The vesting dates of outstanding unexercisable stock options and unvested restricted stock, RSUs, PSUs and TSR performance shares at October 31, 2012 are listed below.

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2012	Number of Shares Vesting and Vesting Date in 2013	Number of Shares Vesting and Vesting Date in 2014	Number of Shares Vesting and Vesting Date in 2015
Lewis B. Campbell	Options	8/26/2012	500,000		500,000 on 8/26/2013

Andrew J. Cederoth	RSUs	12/15/2009	3,333	3,333 on 12/15/2012
	Options	12/15/2009	10,653	10,653 on 12/15/2012
	Options	12/14/2010	18,533	9,266 on 12/14/2012	9,267 on 12/14/2013
	Options	12/19/2011	27,800	9,267 on 12/19/2012	9,266 on 12/19/2013	9,267 on 12/19/2014
	Performance	12/14/2010	11,100		11,100 on 10/31/2013
	Performance	12/19/2011	11,100			11,100 on 10/31/2014
	PSUs	4/4/2011	501		250 on 4/4/2013	251 on 4/4/2014
	PSUs	9/18/2011	1,484		742 on 9/18/2013	742 on 9/18/2014
	PSUs	12/16/2011	1,387	463 on 12/16/2012	462 on 12/16/2013	462 on 12/16/2014

Troy A. Clarke	Options	12/14/2010	18,533	9,266 on 12/14/2012	9,267 on 12/14/2013
	Options	12/19/2011	33,300	11,100 on 12/19/2012	11,100 on 12/19/2013	11,100 on 12/19/2014
	Performance	12/14/2010	11,100		11,100 on 10/31/2013
	Performance	12/19/2011	13,300			13,300 on 10/31/2014
	PSUs	3/24/2011	422		211 on 3/24/2013	211 on 3/24/2014
	PSUs	8/27/2012	4,218		1,406 on 8/27/2013	1,406 on 8/27/2014	1,406 on 8/27/2015
	Restricted	8/27/2012	41,445				41,445 on 8/27/2015

Deepak T. Kapur (5)

Name	Type of Award	Grant Date	Number of Unexercised or Unvested Shares Remaining from Original Grant	Number of Shares Vesting and Vesting Date in 2012	Number of Shares Vesting and Vesting Date in 2013	Number of Shares Vesting and Vesting Date in 2014	Number of Shares Vesting and Vesting Date in 2015
John J. Allen	RSUs	12/15/2009	2,099	2,099 on 12/15/2012
	Options	12/15/2009	10,653	10,653 on 12/15/2012
	Options	12/14/2010	18,533	9,266 on 12/14/2012	9,267 on 12/14/2013
	Options	12/19/2011	27,800	9,267 on 12/19/2012	9,266 on 12/19/2013	9,267 on 12/19/2014
	Performance	12/14/2010	11,100		11,100 on 10/31/2013
	Performance	12/19/2011	11,100			11,100 on 10/31/2014
	PSUs	3/29/2011	610		305 on 3/29/2013	305 on 3/29/2014

Daniel C. Ustian (6)	RSUs	12/15/2009	6,019	6,019 on 12/15/2012
	Options	12/15/2009	30,552	30,552 on 12/15/2012
	Options	12/14/2010	91,866	45,933 on 12/14/2012	45,933 on 12/14/2013
	Options	12/19/2011	137,800	45,934 on 12/19/2013	45,933 on 12/19/2013	45,933 on 12/19/2014
	Performance	12/14/2010	33,684		33,684 on 10/31/2013
	Performance	12/19/2011	15,311			15,311 on 10/31/2014

(5)	In connection with Mr. Kapur’s retirement from the company on October 31, 2012, all unvested stock options, stock awards and performance shares were forfeited to the Company on November 1, 2012.

(6)

In connection with Mr. Ustian’s retirement from the Company on August 26, 2012, the total number of performance shares eligible for payout will be pro-rated based on his length of service during the performance period.

Option Exercises and Stock Vested Table

The following table provides information for our NEOs on stock option exercises during the fiscal year ending October 31, 2012, including the number of shares of Common Stock acquired upon exercise and the value realized and the number of shares acquired upon the vesting of RSUs and PSUs and the value realized by the NEO before payment of any applicable withholding tax and broker commissions based on the fair market value (or market price) of our Common Stock on the date of exercise or vesting, as applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
Lewis B. Campbell	—	—	—	—
Andrew J. Cederoth	—	—	4,616	162,365	(1)
Troy A. Clarke	—	—	210	8,582	(2)
Deepak T. Kapur	—	—	4,198	156,942
John J. Allen	—	—	7,860	306,982	(3)
Daniel C. Ustian	—	—	12,038	450,041

(1)

$28,152 of the realized value shown above is attributable to the portion of Mr. Cederoth’s PSUs awards that vested during the fiscal year ended October 31, 2012. Upon termination of Mr. Cederoth’s employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(2)

The realized value shown above is attributable to the portion of Mr. Clarke’s PSUs awards that vested during the fiscal year ended October 31, 2012. Upon termination of Mr. Clarke’s employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

(3)

$13,254 of the realized value shown above is attributable to the portion of Mr. Allen’s PSUs awards that vested during the fiscal year ended October 31, 2012. Upon termination of Mr. Allen’s employment, the PSUs will be settled for a number of shares of our Common Stock on a one-for-one basis.

Pension Benefits – Fiscal Year 2012

The amounts reported in the table below equal the present value of the accumulated benefit at October 31, 2012, for the NEOs under each plan based on the assumptions described below the table:

Pension Benefits Table

Named Executive Officers	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year
Lewis B. Campbell (2)	N/A	0.0	—	—
Andrew J. Cederoth (3)	RPSE	14.6	503,966	—
	SERP	22.6	588,283	—
Troy A. Clarke	SERP	2.0	3,071,400	—
Deepak T. Kapur	SERP	9.4	5,129,815	—
John J. Allen	RPSE	31.8	1,544,935	—
	MRO	31.8	3,826,443	—
	SERP	31.8	—	—
Daniel C. Ustian(4)	RPSE	39.5	1,963,118	—
	MRO	39.5	15,135,215	—
	SERP	39.5	—	—

(1)

Unless otherwise noted, all present values reflect benefits payable at the earliest retirement date when the pension benefits are unreduced. Also unless otherwise noted, form of payment, discount rate (3.3%) and mortality (RP-2000 Combined Mortality Table projected at 50% of scale AA) is based on assumptions from the guidance on accounting for pensions. Additionally, SERP benefits have only been offset by benefits under Navistar sponsored retirement programs. At actual retirement these benefits will also be offset by benefits accumulated under programs for employment prior to Navistar, Inc.

(2)	Mr. Campbell is not eligible for pension benefits per his Employment Agreement.

(3)	Service for Mr. Cederoth is limited under the RPSE to the service accrued as of December 31, 2004.

(4)	Present value of the accumulated benefit for Mr. Ustian is at August 26, 2012, the date of his retirement.

Historically, we have provided our employees with retirement income programs. Over the years the programs have changed for various reasons. Effective January 1, 1996, we began transitioning from defined benefit retirement income programs to defined contribution retirement income programs as the primary vehicle to deliver those benefits.

Employees hired before January 1, 1996 participate in defined benefit pension plans and those hired on or after January 1, 1996 participate in defined contribution plans. We also provide non-tax-qualified benefit restoration programs that provide benefits or contributions that are in addition to those provided under our tax-qualified programs. The following briefly describes the various programs.

•

Navistar, Inc. Retirement Plan for Salaried Employees (RPSE). The RPSE is a funded and tax-qualified defined benefit retirement program. The plan provides benefits primarily based on a formula that takes into account the employee’s years of service, final average earnings and a percentage of final average earnings per year of service (accrual rates). The table below summarizes the benefit accrual rates under the RPSE.

RPSE Benefit as Percent of Final Average Pay

	Prior to 1989	After 1988	Maximum
Rate of Benefit Accrual per Year of Service	2.4%	1.7%	60%

The eligible earnings are averaged over the highest 60 consecutive months within the final 120 consecutive months prior to retirement. Eligible earnings include base compensation and specifically exclude AI Plan compensation. Thus any increase in payments under the AI Plan will not increase benefits under the RPSE. Such compensation may not exceed an IRS-prescribed statutory limit applicable to tax-qualified plans ($250,000 for fiscal year 2012).

The resulting benefit may commence at age 62 and is offset by a percentage of estimated or actual Social Security benefits. The percentage offset is equal to 1.7% for each year of service with a maximum offset equal to 60% of Social Security benefits.

The RPSE is available only to employees who were hired prior to January 1, 1996 and is closed to new participants. Additionally, effective January 1, 2005, service has been limited to the service accrued as of December 31, 2004, for participants who were under age 45 as of January 1, 2005.

Benefits under the RPSE are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The Section 415 limit for fiscal year 2012 is $200,000 per year for a single life annuity payable at an Internal Revenue Service prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distributions and different starting dates.

Of the NEOs, Messrs. Ustian and Allen participate in the RPSE. Mr. Cederoth also participates in the RPSE but his service is limited to the service accrued as of December 31, 2004.

•

Navistar, Inc. Managerial Retirement Objective Plan (MRO). We offer the MRO to approximately 160 eligible managers and executive officers. The MRO provides for retirement benefits that are either not covered by or that are above those provided under our RPSE. The MRO is unfunded and is not qualified for tax purposes.

Benefits payable under the MRO are equal to the excess of (i) the amount that would be payable in accordance with the terms of the RPSE, disregarding the limitations imposed under the Internal Revenue Code over (ii) the retirement benefit actually payable under the RPSE, taking such Internal Revenue Code limitations into account. Benefits under the MRO are generally payable at the same time and in the same manner as the RPSE, other than if a delay is required under Internal Revenue Code Section 409A.

A pro-rated portion of AI Plan payments is included in the definition of eligible compensation and the amount included is also subject to a cap determined as a percentage of the executive officer’s annualized base salary. The pro-rated portion and the cap depend on the executive officer’s organizational level in the Company.

An executive must have been hired by us prior to January 1, 1996 to be eligible to participate in the MRO. Executive officers who were under age 45 as of December 31, 2004 no longer participate in the MRO. Instead, they now participate in the SRAP, which is described below. Normal retirement under the MRO is age 65 with at least 5 years of service. An executive may retire early with reduced benefits after having worked 10 years and is at least age 55 at retirement.

Of the NEOs, Messrs. Ustian and Allen participate in the MRO.

•

Navistar, Inc. Supplemental Executive Retirement Plan (SERP). The SERP is designed as a pension supplement to attract and retain executive officers. Executive officers are eligible to participate in the SERP upon attainment of age 55 or upon their date of hire if later.

The SERP is unfunded and is not qualified for tax purposes. An eligible executive’s benefit under the SERP is equal to a percentage of his or her final average compensation. The final average compensation is computed similarly to that in the MRO plan. The following table summarizes the determination of the total percentage of final average compensation, which is the sum of the accrual rates described below.

	Up to Age 55	On or After Age 55
Each Year of Age	1/2%	1%
Each Year of Service	1/2%	1%

In no event shall the total percentage be greater than 50%.

The resulting benefit is offset by 50% of the executive’s Social Security benefit, and any defined benefit pension plan (qualified or non-qualified) of the Company or any prior employer. The benefit is also offset by the actuarial equivalent of any of our defined contribution pension plans (qualified or non-qualified) or that of any prior employer that is funded by the employer’s contributions and is an integral part of the employer’s retirement program. Normal retirement age is 65. An executive may retire early with reduced benefits after having worked 5 years and is at least age 55.

All of the NEOs, except Mr. Campbell, are eligible to participate in the SERP. However, because the 50% of final average compensation limit is lower than the target benefit provided under the MRO, generally no MRO participant will receive a benefit from the SERP.

•

Other Retirement Income Programs. We also sponsor the Navistar, Inc. 401(k) Plan for Represented Employees (REP) and the Navistar, Inc. Retirement Accumulation Plan (RAP). Represented employees are allowed to defer a portion of their compensation to the 401(k) Plan up to the Internal Revenue Code limitations. All employees are allowed to defer a portion of their compensation to the RAP up to the Internal Revenue Code limitations. Employees that do not receive any additional service accruals under RPSE receive non-elective employer retirement contributions equal to a percentage of compensation ranging from 2% up to 6.5% based on their age at the beginning of the calendar year. Additionally, employees that do not participate in our retiree medical plan receive matching contributions equal to 50% of the first 6% of employee elective pre-tax deferrals. For those executives whose employer contributions would be limited by the Internal Revenue Code, the SRAP (described below) provides for contributions in excess of the Internal Revenue Code limitations. This plan is described in more detail within the Non-Qualified Deferred Compensation section of this proxy statement.

Of the NEOs, Mr. Cederoth receives non-elective age-weighted contributions in the RAP and also participates in the SRAP, as did Mr. Kapur in fiscal 2012 prior to his retirement.

We do not have a policy for granting extra pension service.

Non-Qualified Deferred Compensation Plans

The table below provides information on the non-qualified deferred compensation that our NEOs participated in during the fiscal year ending October 31, 2012.

Non-Qualified Deferred Compensation Table

Named Executive Officers	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings In Last Fiscal Year(2) ($)	Aggregate Balance As of Last Fiscal Year End(3) ($)
Lewis B. Campbell	N/A	—	—	-
Andrew J. Cederoth	N/A	65,015	43,953	556,383
Troy A. Clarke	N/A	98,913	1,226	111,989
Deepak T. Kapur	N/A	27,755	66,621	659,317
John J. Allen	N/A	—	—	129,656
Daniel C. Ustian	N/A	—	—	562,706

(1)

Our contributions represent the sum of any notional contribution credits to the SRAP during the year and the value, based on our Common Stock share price at year end, of the PSUs granted during that fiscal year.

(2)

“Aggregate Earnings in Last Fiscal Year” represent the notional interest credited during the year for participants in the SRAP, if applicable, plus the change in value from the beginning of the year to the end of the year in the PSUs and/or DSUs held by each NEO. For the SRAP, “Aggregate Earnings in Last Fiscal Year” is the interest credited to each NEO from the beginning of the fiscal year until the end of the fiscal year at a 7.5% interest crediting rate. “Aggregate Earnings in Last Fiscal Year” for purposes of the PSU is the aggregate change in value of the PSUs held during the year.

(3)

The “Aggregate Balance as of Last Fiscal Year End” consists of the sum of each NEO’s notional account balance in the SRAP at the end of the year and the value at year end of the outstanding PSUs and/or DSUs.

We sponsor the following non-qualified deferred compensation programs.

•

Navistar, Inc. Supplemental Retirement Accumulation Plan (SRAP). The SRAP provides executive officers with contributions equal to the amount by which their annualized non-elective age-weighted contributions to the RAP are limited by the Internal Revenue Code. The SRAP is unfunded and is not qualified for tax purposes.

A bookkeeping account balance is established for each participant. The account balance is credited with notional contributions and notional interest. The SRAP does not permit any executives to electively defer any of their base compensation or bonuses. However, any increase in payments under the AI Plan will increase contributions to the SRAP because contributions are a function of compensation.

The interest crediting rate is 7.5% per annum compounded on a daily basis. This is the rate used to design the SRAP as a comparable replacement for the MRO. The interest crediting rate constitutes an “above-market interest rate” under the Internal Revenue Code.

An executive officer is eligible for the SRAP if the executive officer was hired on or after January 1, 1996 or was hired prior to January 1 ,1996 and who subsequently ceased participation in the MRO is eligible for the MRO plan.

Executive officers who were hired prior to January 1, 1996 and who subsequently ceased participation in the MRO received an adjustment to their notional contributions. The adjustment is a “Points Multiplier” designed to provide them with value from the SRAP comparable to what they would have received had they continued to participate in the MRO until they reached age 62.

At retirement, each participant may elect to receive the bookkeeping account balance by either or some combination of (1) a lump-sum payment or (2) annual installments over a period of 2 to 20 years. However, if the executive officer also participates in the SERP, they must receive the SRAP account balance in the form of an annuity. This is a requirement under the Internal Revenue Code Section 409A. The NEOs cannot withdraw any amounts from their bookkeeping account balances until they either retire or otherwise terminate employment with us. Of the NEOs, no withdrawals or distributions were made in fiscal year 2012.

Of the NEOs, Messrs. Cederoth and Clarke participate in the SRAP, as did Mr. Kapur in fiscal year 2012 prior to his retirement.

•

Premium Share Units (PSU). In general, our Executive Stock Ownership Program requires all of our executive officers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified times. Participants are required to hold such stock for the entire period in which they are employed by us. PSUs may be awarded under the 2004 PIP to participants who complete their ownership requirement on an accelerated basis. PSUs vest in equal installments on each of the first three anniversaries of the date on which they are awarded. Each vested PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment or at such later date as required by Internal Revenue Code Section Rule 409A.

With the exception of Mr. Campbell, all of the other NEOs participate in the Executive Stock Ownership Program and are eligible to acquire PSUs.

•

Deferred Share Units (DSU). Under the Restoration Stock Option Program, participants generally may exercise vested options by presenting shares that have a total market value equal to the applicable option exercise price times the number of options. Restoration options are then granted with an exercise price equal to the then current fair market price in an amount equal to the number of shares held by the option holder for at least six months that were presented to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who hold non-qualified stock options that were vested prior to December 31, 2004 may also defer the receipt of shares of our Common Stock that would have been acquired upon exercise of a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares receive DSUs. DSUs are awarded under the 2004 PIP. DSUs are credited into the participant’s account at the then current market price. The DSUs are generally distributed to the participant in the form of our Common Stock at the date specified by the participant at the time of his election to defer. During the deferral period, the participants will have no right to vote the stock, to receive any dividend declared on the stock, and no other right as a stockholder. In December 2008, we eliminated the Restoration Stock Option Program for future stock options under the 2004 PIP.

Potential Payments Upon Termination or Change-in-Control

The amount of compensation payable to each of the NEOs upon voluntary termination, involuntary termination for or not for cause, involuntary termination in the event of a change in control, death, disability or retirement are shown in the Estimated Cash Payments Upon Termination table of this proxy statement. The amounts shown assume that such termination was effective October 31, 2012, are based on the terms of the applicable plans and agreements that were in effect on October 31, 2012, and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts of payments and benefits can only be determined at the time the relevant termination event occurs.

To assure stability and continuity of management, we entered into Executive Severance Agreements (“ESAs”) with each of our executive officers with the exception of our CEO who has an Employment Agreement.

Executive Severance Agreements

As previously disclosed, the amended ESAs were effective January 1, 2010. The following summarizes some of the key terms:

•	In the event of a Change in Control (CIC), Internal Revenue Code 280G excise tax gross-ups were eliminated.

•	The executive officers are required to sign a waiver and release agreement upon execution of the amended ESA and an additional waiver and release at the time of termination.

•	The imposition of a cap on legal fees and costs reimbursed for certain executives’ enforcement of the ESA.

•	Severance reduced for certain executive officers, excluding the NEOs, for a termination related to a CIC.

•	In the event of termination related to a CIC, the lump sum payout of the supplemental pension benefits is offset by the value of any ongoing payments.

•

Upon an Involuntary Not-For-Cause or Good Reason Termination, not related to a CIC, the pro-rata annual target bonus portion of the severance formula is no longer based upon target and paid at the time of separation payments, but is now based upon actual results and will only be paid if and at the same time that the Company pays AI Awards to active employees.

•

Healthcare coverage has been extended so that the executives have the opportunity to purchase an additional 12 months of coverage at the cost of coverage rate, for a total of 24 months of available coverage.

•

In consideration of the payments that the executive officer may be entitled to receive under the ESA, certain executive officers agree to comply with restrictive covenants, such as confidentiality, non-disparagement, non-compete, and non-solicit during employment and for 24 months following any termination.

Summary of the Circumstances, Rights and Obligations Attendant to Each Type of Termination

•

Voluntary and Involuntary (For Cause) Termination: An executive officer may terminate his or her employment at any time and we may terminate an executive officer at any time pursuant to our “at will” employment arrangements with our executive officers except for our CEO, whom has an Employment Agreement. We are not obligated to provide the executive with any additional or special compensation or benefits upon a voluntary termination by the executive or involuntary (for cause) termination by us. All compensation, bonuses, benefits, and perquisites cease upon a voluntary termination by the executive or involuntary (for cause) termination by us. In general, in the event of either such termination, an executive officer would:

•	Be paid the value of unused vacation;

•	Not be eligible for an annual incentive payment if the termination occurred prior to fiscal year end or if the termination occurred after fiscal year end and prior to the payment date;

•	Be able to exercise vested stock options for three months or twelve months depending on the date of grant, following a voluntary termination;

•	Forfeit any unvested stock options;

•	Forfeit any unvested restricted stock and RSUs; and

•	Forfeit any unvested cash-settled performance shares.

As defined in the ESA, “Cause” generally means the reason for the executive’s involuntary termination of employment was (i) willful misconduct involving an offense of a serious nature that is demonstrably and materially injurious to the Company, monetarily or otherwise, (ii) conviction of, or entry of a plea of guilty or nolo contendere to, a felony as defined by the laws of the United States of America or by the laws of the State or other jurisdiction in which the executive is so convicted, or (iii) continued failure to substantially perform required duties for the Company (other than a failure due to physical or mental disability).

The executive officer would not receive any cash severance in the event of either a voluntary or involuntary (for cause) termination of employment.

•	Retirement and Early Retirement: If an executive officer terminates employment due to retirement, then the officer would generally be eligible to receive:

•	The value of unused vacation;

•	Monthly income from any defined benefit pension plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans;

•

Lump sum distributions from any defined contribution plans, both tax-qualified and non-tax-qualified, that the executive participated in solely to the extent provided under the terms of such plans; and

•	Pro-rata portion of cash-settled performance shares.

Retirement and early retirement are defined in the respective plans in which the executive officer participates. In addition, if an executive meets the “qualified retirement” definition under the 2004 PIP and holds outstanding stock options, he or she may exercise those stock options to the extent that those stock options are exercisable or become exercisable in accordance with their terms, at any time during the term of the option grant. If he or she holds restricted stock or RSUs, they will continue to vest according to the terms of the restricted stock grant. If he or she holds PSUs, vesting accelerates and the shares are issued after retirement.

•

Involuntary Not-For-Cause Termination or Good Reason Termination: If the employment of an executive officer is terminated due to either an involuntary termination by us without Cause or a Good Reason (as defined below) termination by the executive, in each case either before the date of a Change in Control (as defined in the ESA) or more than 36 months after the date of the most recent Change in Control, then the executive would generally be eligible to receive the following:

•

An amount equal to one-hundred to three-hundred percent (100—300%) of the sum of (i) the executive’s annual base salary in effect at the time of termination and (ii) the executive’s AI Award at Target level (the “Severance Pay”);

•

Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive shall pay for such coverage at no greater after tax costs to the executive than the after-tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•

Pro-rata annual incentive for the number of months of fiscal year eligible participation which is based upon actual results and will only be paid if and at the same time that the Company pays AI Awards to active employees.

•	Continued life insurance coverage for the 24-month period following termination;

•	Outplacement services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•

Such pension and post-retirement health and life insurance benefits due to the executive officer upon his termination pursuant to and in accordance with the respective Company-sponsored benefit plans, programs, or policies under which they are accrued and/or provided (including grow-in rights as provided under the terms of the applicable plan, program or policy);

•	The right to exercise vested stock options for three months or twelve months, depending upon date of grant; and

•	Forfeit any unvested cash-settled performance shares, any unvested stock options and any unvested restricted stock, RSUs or PSUs.

As defined in the ESA, “Good Reason” generally means the executive officer’s termination of his or her employment as a result of any of the following events: (i) we reduce the executive officer’s base salary by ten percent (10%) or more (either upon one reduction or during a series of reductions over a period of time); provided, that such reduction neither comprises a part of a general reduction for the executive officer’s then-current peers as a group (determined as of the date immediately before the date on which the executive officer becomes subject to such material reduction) nor results from a deferral of the executive officer’s base salary, or (ii) a demotion in position (including a decrease in organization level) resulting in the material diminution of the executive officer’s authority (including, but not limited to, the budget over which the executive officer retains authority), duties, or responsibilities within the Company or (iii) in the case of the CEO, if the executive officer ceases to serve as CEO and Chairman of the Board other than (a) to the extent required by applicable laws, rules of the stock exchange or other relevant listing authority or (b) in connection with the executive officer’s retirement with his consent; except, in case of each of (i), (ii) or (iii), in connection with the involuntary termination of the executive officer’s employment for Cause.

•

Termination Related to a Change in Control: If the employment of an executive officer is involuntarily terminated for any reason other than for Cause or if a Constructive Termination (as described below) occurs within 36 months after a Change in Control, the executive officer would generally be eligible to receive the following:

•

An amount equal to (i) pro rata portion of the executive officer’s AI Award at Target level, which payment shall be in lieu of any payment to which the executive officer may otherwise have been entitled to receive under a Change in Control-sponsored incentive or bonus plan (the “CIC Prorated Bonus”), plus (ii) a multiplier ranging from 150% to 300% of the sum of the executive officer’s annual base salary in effect at the time of termination and the executive officer’s AI Award at Target level (the “CIC Severance Pay”). The CIC Severance Pay and the CIC Prorated Bonus shall be paid in a lump sum on the payment date;

•

Continued health insurance for the 24-month period following termination; provided that for the first 12 month period, the executive officer shall pay for such coverage at no greater after tax costs to the executive officer than the after tax cost to the executive officer immediately prior to the date of termination and for the remaining 12-month period, the executive officer shall pay for such coverage on a monthly cost of coverage basis;

•	Outplacement services;

•	Tax counseling and tax preparation services;

•	Retention of any flexible perquisite allowance actually paid to the executive officer on or before the time of termination;

•	A lump sum cash payment equal to the value of unused vacation;

•

Acceleration of the exercisability of options that would otherwise have vested over a period of three years from the date of the Change in Control had the executive officer continued employment for that period;

•	Acceleration of the vesting of cash-settled performance shares at the Target performance level; and

•

A lump sum cash payment equal to the difference in (i) the actuarial present value of the executive officer’s non-tax-qualified pension benefits assuming the executive officer was three years older and had three more years of service, over (ii) the actuarial present value of the executive officer’s non-tax-qualified pension benefits at the date of termination.

As defined in the ESA, “Constructive Termination” generally means the occurrence of any of the following events or conditions: (i) a material diminution in the executive officer’s authority, duties or responsibilities, (ii) the executive officer’s base salary or total incentive compensation opportunity is reduced by 10% or more, (iii) a material breach of the executive officer’s ESA, (iv) the executive officer is required to be based anywhere more than 45 miles from the location of either the executive officer’s office or Company’s headquartered offices and (v) in the case of the CEO, the executive officer ceases to serve as the CEO and Chairman of the Board other than in connection with the executive officer’s retirement with his consent.

The table below states the multiplier of the sum of annual base salary plus AI Award at Target level (bonus) used in the NEO’s severance formula under Involuntary Not for Cause or Good Reason Termination and Change in Control provisions.

NEO	Multiplier - Involuntary Not for Cause or Good Reason Termination	Multiplier - Change in Control
Lewis B. Campbell (1)	N/A	300%
Andrew J. Cederoth	200%	300%
Troy A. Clarke	200%	300%
Deepak T. Kapur	200%	300%
John J. Allen	200%	300%
Daniel C. Ustian	300%	300%

(1)

Mr. Campbell does not have an ESA. Per his Employment Agreement, in the event he terminates for any reason, accrued obligations are due. In the event of a Constructive Termination as defined in his Employment Agreement, he is eligible for the sum of 300% of base salary plus annual incentive target.

•

Disability and Death: If an executive officer is disabled and is prevented from working for pay or profit in any job or occupation, he or she may be eligible for our “Non-Represented Employee Disability Benefit Program” which provides for short-term and long-term disability (“LTD”) benefits. Our executive officers are not covered under a separate program. While covered under LTD, an executive officer is eligible for 60 percent of his or her base salary reduced (or offset) by other sources of income, such as social security disability. In the event of a total and permanent disability as defined by this program, an executive officer may exercise outstanding stock options any time within three years after such termination. In the event an executive officer has restricted stock, or RSUs, the restricted stock or RSUs will continue to vest according to the terms of the grant. In the event an executive officer has PSUs, vesting accelerates and the shares are issued immediately. In addition, while classified as disabled, the executive officer continues to accrue benefits under the defined benefit plans.

In the event of an executive officer’s death, a beneficiary of the executive officer may exercise an outstanding stock option at any time within a period of two years after death. Restricted stock, RSUs or PSUs will vest as of the date of death and all restrictions lapse and the restricted stock, RSUs or PSUs will be immediately transferable to the executive officer’s beneficiary or estate. The executive officer’s beneficiary will also be eligible for a pro-rata payment under the AI Plan based upon the number of months the executive officer was an active employee during the year. The executive officer’s beneficiary will also receive surviving spouse benefits under the defined benefit and defined contribution plans solely to the extent provided in those plans.

The table below shows the estimated cash payments that our NEOs would receive if their employment were terminated under various circumstances based on the terms of the plans and agreements that were in effect as of October 31, 2012.

Estimated Cash Payments Upon Termination

NEO	Severance Amount/ Cash Payment ($)		Vested Options ($)(1)	Unvested Options ($)(1)	Restricted Stock/ Units ($)(2)	Performance Shares ($)(3)	Benefit Continuation ($)(4)	Outplacement Counseling ($)(5)	Total ($)
Lewis B. Campbell
Involuntary Not for Cause (6)	$—		$—	$—	$—	$—	$—	$—	$—
Change in Control(6)	$4,500,000		$—	$—	$—	$—	$5,697	$19,000	$4,524,697
Disability(7)	$300,000		$—	$—	$—	$—	$—	$—	$300,000
Death	$—		$—	$—	$—	$—	$—	$—	$—
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—	$—
Andrew J. Cederoth
Involuntary Not for Cause or Good Reason Termination(8)	$2,012,500		$—	$—	$239,456	$—	$14,389	$19,000	$2,285,345

Change in Control(9)	$3,732,914	(13)	$—	$—	$239,456	$416,250	$14,389	$19,000	$4,422,009
Disability(7)	$345,000		$—	$—	$239,456	$—	$—	$—	$584,456
Death(10)	$—		$—	$—	$239,456	$—	$—	$—	$239,456
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—	$—
Troy A. Clarke
Involuntary Not for Cause or Good Reason Termination(8)	$2,712,500		$—	$—	$868,031	$—	$16,228	$19,000	$3,615,759

Change in Control(9)	$8,896,244	(13)	$—	$—	$868,031	$457,500	$16,228	$19,000	$10,257,003
Disability(7)	$465,000		$—	$—	$868,031	$—	$—	$—	$1,333,031
Death(10)	$—		$—	$—	$868,031	$—	$—	$—	$868,031
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—	$—
Deepak T. Kapur (11)
Involuntary Not for Cause or Good Reason Termination(11)	$2,450,000		$—	$—	$149,588	$—	$31,966	$25,000	$2,656,554
John J. Allen
Involuntary Not for Cause or Good Reason Termination(8)	$2,100,000		$—	$—	$169,013	$—	$17,610	$19,000	$2,305,623

Change in Control(9)	$5,995,788	(13)	$—	$—	$169,013	$416,250	$17,610	$19,000	$6,617,661
Disability(7)	$360,000		$—	$—	$169,013	$—	$—	$—	$529,013
Death(10)	$—		$—	$—	$169,013	$—	$—	$—	$169,013
Voluntary and Involuntary for Cause Termination	$—		$—	$—	$—	$—	$—	$—	$—
Daniel C. Ustian (12)
Involuntary Not for Cause or Good Reason Termination(12)	$8,127,000		$—	$—	$675,563	$—	$39,720	$19,000	$8,861,283

(1)

The per share value for options is equal to the difference between the option exercise price and the closing price as of the last day of the fiscal year (October 31, 2012), which was $18.75 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in these columns represent awards that have already been granted to the NEOs in previous years.

(2)

The value of restricted stock, RSU or PSU is based on the October 31, 2012 closing price of $18.75 per share. Please refer to the Outstanding Equity Awards Table of this proxy statement for more information on this subject as the amounts in this column represent awards that have already been granted to the NEOs in previous years.

(3)	This amount represents the value of all unvested cash-settled performance shares based on a change in control effective October 31, 2012 with a closing price of $18.75.

(4)

These amounts represent the Company’s cost and do not include the portion that the NEO would pay for this extension of coverage. Company provided life insurance equal to five times base salary. Coverage may continue at the cost of coverage rate for 24 months for our CEO and 12 months for all other NEOs for a termination following an involuntary not-for-cause termination, good reason termination or a termination following a Change in Control.

(5)

This represents our cost for NEO outplacement counseling and services. Mr. Kapur’s outplacement value is based on the fee communicated to him prior to the change in outplacement provider’s fee structure.

(6)

Mr. Campbell does not have an ESA. In the event Mr. Campbell’s employment and service with the Company terminates for any reason, he is entitled to unpaid and accrued payments and benefits. However, if prior to the first anniversary of the Employment Agreement Mr. Campbell is terminated as interim CEO because the Company has engaged a permanent CEO and Mr. Campbell is terminated without Cause as Executive Chairman, he will be entitled to his full annual incentive bonus for fiscal year 2013 (as opposed to only earned amounts as of his termination).

If Mr. Campbell’s employment and service with the Company is terminated by the Company without Cause or by Mr. Campbell due to a Constructive Termination, in either case during the thirty-six months after the date of the then-most recent “Change in Control” (as defined in the Services Agreement), then in addition to his accrued obligations and the accelerated vesting of his options, subject to Mr. Campbell’s execution of a release (without revocation), Mr. Campbell will be entitled to the following:

1.	A lump sum severance payment equal to 300% of the sum of his base salary and annual incentive target;

2.	Continued life insurance coverage for thirty-six months;

3.	Outplacement services

4.	Retention of any remaining flexible perquisite allowance already paid

5.	Company-paid tax counseling and tax forms preparation services up to and including the taxable year of Mr. Campbell in which the termination occurred; and

6.	Pro rata portion of the actual annual incentive that would have been payable to Mr. Campbell for the Company’s fiscal year in which the termination occurred, based on actual performance.

(7)

This amount is 60% of annualized base salary as of October 31, 2012 and is not offset by other sources of income, such as social security. It represents the amount that would be paid annually over the term of the disability.

(8)	This calculation, as described in the ESA, is 200% to 300% of the sum of the NEO’s annual base salary plus annual target bonus.

(9)

The Change in Control calculation, as defined in the ESA, is 300% of the sum of the executive’s annual base salary plus annual target incentive, plus pro-rata annual incentive. The Internal Revenue Code 280G excise tax gross-up upon a Change in Control was eliminated.

(10)

Surviving spouse benefits are payable under the applicable pension plan. Messrs. Allen and Ustian are participants in the defined benefit pension plan that provide surviving spouse benefits. Messrs. Cederoth, Clarke and Kapur participate in our defined contribution plans and a defined benefit plan that provides a surviving spouse benefit.

(11)

Mr. Kapur’s employment with the Company ended as of October 31, 2012. This amount reflects the amount the Company actually paid Mr. Kapur and not theoretical potential payments. Mr. Kapur received $25,000 in lieu of outplacement services.

(12)	Mr. Ustian’s employment with the Company ended as of August 26, 2012, This amount reflects the amount the Company actually paid Mr. Ustian and not theoretical potential payments.

(13)

Included in the Severance Amount /Cash Payment figure above for Change in Control is the lump sum cash payment equal to the difference in (i) the actuarial present value of the NEOs non-tax qualified pension benefits assuming the executive was three years older and had three more years of service, over (ii) the actuarial present value of the NEOs non-tax qualified pension benefits at the date of termination. The figures are as follows: For Mr. Cederoth $282,914; Mr. Clarke $4,246,244; and Mr. Allen $2,395,788.

COMPENSATION RISK

The Company performed a risk assessment to determine whether our compensation policies, practices, plans and programs are “reasonably likely to have a materially adverse impact” on the Company. Approximately thirty compensation-related topics were reviewed during fiscal year 2012, including but not limited to, programs governed by our 2004 PIP. A matrix was created for management’s use that summarized the programs reviewed as well as any associated mitigating factors. Management discussed the analysis internally (including with our compensation consultancy firm) and discussed final results of this review with the Compensation Committee.

Our Board and Compensation Committee believe that the following are factors that tend to mitigate the likelihood of excessive risk taking:

•	Compensation Committee approval of overall compensation philosophy and plan design.

•	Compensation mix of base salary, short-term and long-term incentives.

•	Executive stock ownership guidelines which align executives’ interests with stockholders.

•

AI Plan design focuses primarily on consolidated financial results which fosters team work and integration among the business units. AI Plan parameters set the maximum payout at 200% of Target and the Compensation Committee may use negative discretion on all AI Awards.

•	Long-term incentives (equity-based awards) are made at the discretion of the Compensation Committee and are intended to focus participants on the long-term growth of the Company.

•	Capital expenditure approval policies and procedures that controls the possibility of engaging in unintended risk-taking.

•	Sarbanes Oxley / Internal Controls procedures and processes adopted by the Company.

Also, although we do not currently have a claw-back provision, we plan to implement a claw-back provision once the final SEC guidance is published. A claw-back provision would be an additional mitigating factor to excessive risk taking.

COMPENSATION OF DIRECTORS

The following table provides information concerning the compensation of our non-employee directors for fiscal year 2012. Directors who are employees of the Company receive no compensation for their services as directors or as members of the Board or a committee thereof. For a complete understanding of the table, please review the footnotes and the narrative disclosures that follow the table.

Fiscal Year 2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)(2)(3)	Stock Awards ($)(3)(4)(5)(6)(7)	Option Awards ($)(6)(7)(8)	All Other Compensation ($)	Total ($)
Eugenio Clariond (9)	2,609	110,761	87,500	—	200,870
John D. Correnti	158,312	16,055	87,500	—	261,867
Diane H. Gulyas (9)	99,398	19,972	87,500	—	206,870
Michael N. Hammes	378,819	19,972	87,500	—	486,291
David D. Harrison (9)	83,649	34,000	87,500	—	205,149
Vincent J. Intrieri (9)	3,913	3,913	—	—	7,826
James H. Keyes	295,069	19,972	87,500	—	402,541
Steven J. Klinger (9)	95,395	19,972	87,500	—	202,867
Stanley A. McChrystal	31,261	100,109	87,500	—	218,870
John C. Pope (9)	4,435	1,109	—	—	5,544
Mark H. Rachesky (9)	—	7,826	—	—	7,826
Dennis D. Williams(10)	117,870	—	—	—	117,870

(1)	Amounts in this column reflect fees earned by our non-employee directors in fiscal year 2012.

(2)

In addition to standard Board fees, amounts in this column include cash payments made to four of our directors for their service on the Saratoga Committee, which is described in more detail in the Executive Summary section of this proxy statement. The dollar amount received by each of the four directors for their service on the Saratoga Committee was as follows: Mr. Correnti $40,000; Mr. Hammes $226,500; Mr. Keyes $169,000; and General McChrystal $12,000.

(3)

Under our Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”), our directors who are not employees receive an annual retainer, payable quarterly, and during calendar year 2011, meeting fees payable at their election either in shares of our Common Stock or in cash. A director may elect to defer any portion of such compensation until a later date in DSUs or in cash. Each such election is made prior to December 31st for the next succeeding calendar year or within 30 days of first joining the Board. Eugenio Clariond, David D. Harrison, Vincent J. Intrieri, General Stanley A. McChrystal, John C. Pope and Mark H. Rachesky, elected to defer the receipt of some or all of their cash compensation received for their retainer fees and/or meeting fees in 2012. Prior to his retirement, Mr. Clariond deferred receipt of 100% of his retainer fees and meeting fees in DSUs and received 3,782.4 DSUs. Prior to his retirement, Mr. Harrison deferred receipt of 100% of his first quarter retainer and 20% or his remaining quarterly retainer fees in DSUs and received 1,039.428 DSUs. Mr. Intrieri deferred receipt of 50% of his quarterly retainer fees in DSUs and received168.743 DSUs. General McChrystal deferred receipt of 100% of his quarterly retainer fees in DSUs and received 3,706.249 DSUs. Mr. Pope deferred receipt of 20% of his quarterly retainer fees in DSUs and received 44.857 DSUs. Mr. Rachesky deferred receipt of 100% of his quarterly retainer fees and received 337.485 DSUs. The amount of DSUs for Mr. Clariond, Mr. Harrison, Mr. Intrieri, General McChrystal, Mr. Pope and Mr. Rachesky has been credited as stock units in an account under each of their names at the then current market price of our Common Stock. The units issued to Mr. Clariond, Mr. Intrieri, General McChrystal and Mr. Pope during 2012 will be issued within 60 days after their separation from service with us. The units issued to Mr. Harrison during 2012 will be issued in annual installments over a 5 year period after his separation from service with us. The units issued to Mr. Rachesky will be issued within 60 days after January 1, 2013.

(4)

Effective April 1, 2012, each non-employee director received 490 shares of restricted stock in lieu of their first quarterly retainer, except for Mr. Intrieri, Mr. Pope and Mr. Rachesky who were not members of the Board during the first quarter. In addition, Eugenio Clariond, David Harrison and General Stanley McChrystal, elected to defer receipt of their shares in DSUs, as described in footnote 3 above. The grant date fair value of the restricted stock and DSUs were determined in accordance with FASB ASC Topic 718. Mr. Williams, does not personally receive compensation for his service on the Board, as noted under footnotes 6 and 10 below. For additional information regarding assumptions underlying valuation of equity awards see the accompanying consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

(5)

The aggregate number of shares subject to stock awards granted by the Company that were outstanding for each non-employee director as of October 31, 2012, including DSUs owned by Mr. Clariond, Mr. Correnti, Ms. Gulyas, Mr. Harrison, Mr. Keyes and General McChrystal, is indicated in the table below. DSUs owned by Mr. Intrieri, Mr. Pope and Mr. Rachesky are not included in the table below because the units were not issued until December 31, 2012. All of these stock awards and DSUs are 100% vested:

Name	Total Number of Stock Awards Outstanding (#)
Eugenio Clariond (a)	12,897
John D. Correnti	18,735
Diane Gulyas	1,044
Michael N. Hammes	5,810
David D. Harrison	3,382
Vincent J. Intrieri	—
James H. Keyes	19,255
Steven J. Klinger	2,831
General Stanley A. McChrystal	3,342
John C. Pope	—
Mark H. Rachesky	—
Dennis D. Williams	—

(a)	On August 23, 2012, 15,200 DSUs granted to Mr. Clariond for his past service on the Board were converted and issued in Common Stock of the Company less shares needed for statutory tax withholdings.

(6)

At the request of the UAW, the UAW representative director, Dennis D. Williams, does not receive stock or stock option awards. Mr. Intrieri, Mr. Pope and Mr. Rachesky were not members of the Board when stock and stock option awards were granted.

(7)

The values in this column reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. For additional information see the accompanying consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012 regarding assumptions underlying valuation of equity awards.

(8)	The number of options granted in fiscal year 2012 and the aggregate number of stock options outstanding for each non-employee director as of October 31, 2012 are indicated in the table below.

Name	Total Stock Option Awards Outstanding at 2012 Year End (#)	Option Awards Granted During 2012 (#)	Grant Price(a)	FMV(a)	Grant Date Fair Value of Option Awards Granted During Year ($)(b)(c)
Eugenio Clariond	32,600	5,000	37.400	36.610	87,500
John D. Correnti	32,600	5,000	37.400	36.610	87,500
Diane H. Gulyas	13,000	5,000	37.400	36.610	87,500
Michael N. Hammes	15,400	5,000	37.400	36.610	87,500
David D. Harrison	16,600	5,000	37.400	36.610	87,500
James H. Keyes	32,600	5,000	37.400	36.610	87,500
Steven J. Klinger	16,600	5,000	37.400	36.610	87,500
General Stanley A. McChrystal	5,000	5,000	37.400	36.610	87,500

(a)

The stock options were granted on December 13, 2011 and the closing price of our Common Stock on the date of grant was $36.61, which is the price the SEC determines to be the fair market value. We grant stock options with an exercise price equal to the average of the high and low price of our Common Stock on the grant date, which was $37.40 per share.

(b)

These amounts do not reflect compensation realized by our directors. The amounts shown represent the value of the stock options based on the grant date fair value of the award as determined in accordance with FASB ASC Topic 718. The stock options generally vest over a three year period with 1/3rd vesting on each of the first three anniversaries of the date on which they are awarded, so that in three years the stock options are 100% vested. The stock options granted on December 13, 2011 expire seven years after the date of grant. For additional information regarding assumptions underlying valuation of equity awards see the accompanying consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012.

(c)	As noted above in footnote (6), Mr. Intrieri, Mr. Pope and Mr. Rachesky were not members of the Board when the grants of stock options were made in fiscal year 2012.

(9)

Effective October 8, 2012, Mr. Clariond and Mr. Klinger retired from the Board and Mr. Intrieri and Mr. Rachesky were appointed to the Board. Effective October 15, 2012, Mr. Harrison retired from the Board and Mr. Pope was appointed to the Board. Effective December 10, 2012, and therefore effective for fiscal year 2013, Ms. Gulyas retired from the Board and Mr. Merksamer was appointed to the Board.

(10)

At the request of the UAW, the organization which elected Mr. Williams to the Board, the entire cash portion of Mr. Williams’ annual retainer and attendance fees, are contributed to a trust which was created in 1993 pursuant to a restructuring of our retiree health care and life insurance benefits.

Director Fees and Equity Compensation for Fiscal Year 2012

In recent years, our non-employee director pay has been low in comparison to our peer group of companies. In fiscal year 2011, during our annual review of director compensation, our analysis of competitive survey data and peer group proxy information, confirmed that our non-employee director pay was still below median in total compensation, including cash and equity compensation. We also noted that the majority of our peer group of companies follows a retainer-only philosophy versus a retainer plus meeting fee pay structure. Based upon these findings, on June 21, 2011, the Board approved several changes to non-employee director compensation.

The following table describes components of non-employee director compensation in effect during fiscal and calendar 2012 and the new compensation program that became effective January 1, 2012 (unless otherwise noted):

Compensation Element	Calendar Year 2011 Compensation Program	Calendar Year 2012 Compensation Program
Annual Retainer:	$80,000 retainer; $65,000 paid in cash, $15,000 paid in restricted stock	$120,000 retainer only; $100,000 paid in cash, $20,000 paid in restricted stock
Lead Director Additional Annual Retainer:	$20,000	$25,000
Committee Chairman Additional Annual Retainer:	$10,000 for Compensation Committee $10,000 for Nominating and Governance Committee $10,000 for Finance Committees, and $15,000 for Audit Committee	$10,000 for Compensation Committee $10,000 for Nominating and Governance Committee $10,000 for Finance Committees, and $20,000 for Audit Committee
Committee Member Additional Annual Retainer:	$3,000 for Audit Committee	None
Attendance Fees:	$1,500 for each Board or Committee meeting	None
Stock Options:	4,000 shares annually. (The exercise price is equal to the fair market value of our Common Stock on the date of grant.)	5,000 shares annually. (The exercise price is equal to the fair market value of our Common Stock on the date of grant.) (Effective for December 2011 grant for fiscal year 2012)
Other Benefits:	We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.	We also pay the premiums on directors’ and officers’ liability insurance policies covering the directors and reimburse directors for expenses related to attending Board and committee meetings and director continuing education seminars.
Special Committees:	Determined on a case by case basis.	Determined on a case by case basis.

Share Ownership Requirements for Non-Employee Directors

To encourage directors to own our shares, effective January 1, 2012, $20,000 of each director’s annual retainer is paid in the form of restricted stock each year. The stock is priced as of the date the first quarterly disbursement of the annual retainer is due. The restricted stock portion of the annual retainer is provided pursuant to the 2004 PIP. For additional information regarding the 2004 PIP, see Note 18, Stock-based compensation plans, to our consolidated financial statements included in our Form 10-K for the fiscal year ended October 31, 2012. Directors are expected to own shares equivalent to three times their annual cash retainer by June 2015 or within five years of being designated as a Board member. The proposed increase in retainer-only director fees discussed in the chart above, approved by the Board in June 2011, to be effective January 1, 2012, had the effect of increasing a director’s stock ownership requirement.

Deferred Fee Plan For Non-Employee Directors

Under our Non-Employee Directors Deferred Fee Plan, directors may defer fees otherwise payable in the form of cash or restricted stock. The amount otherwise payable in cash may be deferred in cash or in deferred stock units. Any amount deferred in cash is generally paid to the director, with interest at the prime rate, at the date specified by the director at the time of his or her election to defer. The amount otherwise payable in restricted stock may be deferred in deferred stock units. Any amount deferred in deferred stock units is credited into the director’s account at the then current market price. Such units are generally distributed to the director in the form of our Common Stock at the date specified by the director at the time of his or her election to defer. Elections to defer are made in the calendar year prior to the year in which the fees are earned.

Compensation Committee Interlocks and Insider Participation

None

EQUITY COMPENSATION PLAN INFORMATION

This table provides information regarding the equity securities authorized for issuance under our equity compensation plans as of October 31, 2012.

Plan Category(1)	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	4,576,236 (2)	$40.185 (3)	1,975,576 (4)
Equity compensation plans not approved by stockholders(5)	1,258,153 (6)	29.028 (7)	(8)
Total	5,834,389	N/A	1,975,576

(1)

This table does not include information regarding our 401(k) plans. Our 401(k) plans consist of the following: Navistar, Inc. 401(k) Plan for Represented Employees, and Navistar, Inc. RAP. As of October 31, 2012, there were 894,555 shares of Common Stock held in these plans.

(2)

This number includes stock options granted under our 1994 Performance Incentive Plan (“1994 PIP”) and restoration stock options, DSUs and PSUs (as described in the Executive Stock Ownership Program discussed below) granted under our 2004 PIP. Prior to February 17, 2004, restoration stock options were granted under our 1998 Supplemental Stock Plan (not approved by stockholders), as supplemented by the Restoration Stock Option Program. Under the Restoration Stock Option Program, generally one may exercise vested options by presenting shares that have a total market value equal to the option price times the number of options. Restoration options are then granted at the market price in an amount equal to the number of shares that were used to exercise the original option, plus the number of shares that are withheld for the required tax liability. Participants who own non-qualified stock options that were vested prior to December 31, 2004, may also defer the receipt of shares of Common Stock due in connection with a restoration stock option exercise of these options. Participants who elect to defer receipt of these shares will receive deferred stock units. The deferral feature is not available for non-qualified stock options that vest on or after January 1, 2005. The Restoration Stock Option Program was eliminated for all stock options granted on or after December 16, 2008. Stock options awarded to employees for the purchase of Common Stock from the 1994 PIP and the 2004 PIP were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life, except for options granted under the 2004 PIP after December 15, 2009 which have a contractual life of 7-years, and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Awards of RSUs granted under the 2004 PIP were established by the Board or committee thereof at the time of issuance. The 1994 PIP expired on December 16, 2003, and as such no further awards may be granted under the 1994 PIP. As of October 31, 2012, 570,626 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the 1994 PIP, and 3,906,360 stock option awards, 6,642 DSUs, 64,500 PSUs and 28,108 RSUs remain outstanding for shares of Common Stock reserved for issuance under the 2004 PIP. For more information on the 2004 PIP see footnote 4 below.

(3)

RSUs, DSUs and PSUs do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis. These awards have been disregarded for purposes of computing the weighted-average exercise price. For more information on DSUs and PSUs see the discussion under the paragraph below entitled “The Ownership Program.”

(4)

Our 2004 PIP was approved by the Board and the independent Compensation and Governance Committee on October 15, 2003, and, subsequently by our stockholders on February 17, 2004. Our 2004 PIP was subsequently amended on April 21, 2004, March 23, 2005, December 12, 2005, April 16, 2007, June 18, 2007, May 27, 2008, December 16, 2008, January 9, 2009, February 16, 2010, and April 19, 2010. The 2004 PIP replaced, on a prospective basis, our 1994 PIP, the 1998 Supplemental Stock Plan, both of which expired on December 16, 2003, and our 1998 Non-Employee Director Stock Option Plan (collectively, the “Prior Plans”). A total of 3,250,000 shares of Common Stock were reserved for awards under the 2004 PIP. On February 16, 2010, our stockholders approved an amendment to increase the number of shares available for issuance under the 2004 PIP from 3,250,000 to 5,750,000. Shares subject to awards under the 2004 PIP, or the Prior Plans after February 17, 2004, that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards. This number represents the remaining number of unused shares from the year ended October 31, 2012, which are available for issuance.

(5)

The following plans were not approved by our stockholders: The 1998 Supplemental Stock Plan (as supplemented by the Restoration Stock Option Program (the “Supplemental Plan”)), The Executive Stock Ownership Program (the “Ownership Program”), The 1998 Non-Employee Director Stock Option Plan (the “Director Stock Option Plan”), and The Non-Employee Directors Deferred Fee Plan (the “Deferred Fee Plan”). Below is a brief description of the material features of each plan, but in each case the information is qualified in its entirety by the text of such plans. We also granted 500,000 non qualified stock options to Lewis B. Campbell upon his appointment as Executive Chairman and CEO of the Company on August 26, 2012. These stock options were a non-plan grant made under NYSE inducement grant rules.

The Supplemental Plan. The Supplemental Plan was approved by the Board on December 15, 1998. A total of 4,500,000 shares of Common Stock are reserved for awards under the Supplemental Plan. Stock options awarded under the Supplemental Plan were granted at the fair market value of the stock on the date of grant, generally have a 10-year contractual life and generally become exercisable as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. Awards of restricted stock granted under the Supplemental Plan are established by the Board or committee thereof at the time of issuance. As of October 31, 2012, 627,022 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the Supplemental Plan. Prior to February 17, 2004 the Restoration Stock Option Program was administered under and supplemented by the Supplemental Plan. As of October 31, 2012 there were 18,101 deferred stock units outstanding under the Supplemental Plan which relate to profit shares deferred under restoration stock option exercises. For more information on the Restoration Stock Option Program, please see the description contained in footnote 2 above. The Supplemental Plan expired December 16, 2003, and as such no further awards may be granted under the Supplemental Plan.

The Ownership Program. On June 16, 1997, the Board approved the terms of the Ownership Program, and on April 17, 2001, October 15, 2002, August 30, 2004, December 16, 2008 and January 9, 2009, the Board approved certain amendments thereto. In general, the Ownership Program requires all of our officers and senior managers to acquire, by direct purchase or through salary or annual bonus reduction, an ownership interest in Navistar by acquiring a designated amount of our Common Stock at specified timelines. Participants are required to hold such stock for the entire period in which they are employed by the Company. Participants may defer their cash bonus or defer salary into DSUs. These DSUs vest immediately. There were 12,377 DSUs (which includes 6,642 DSUs granted under the 2004 PIP after February 17, 2004) outstanding as of October 31, 2012. PSUs may also be awarded to participants who complete their ownership requirement on an accelerated basis. PSUs vest as to one-third of the shares on each of the first three anniversaries of the date of grant, so that in three years the shares are 100% vested. There were 104,493 PSUs (which includes 64,500 PSUs granted under the 2004 PIP after February 17, 2004) outstanding as of October 31, 2012. Each vested DSU and PSU will be settled by delivery of one share of Common Stock. Such settlement will occur within 10 days after a participant’s termination of employment. DSUs and PSUs are no longer granted under the Ownership Program but instead are granted under the 2004 PIP.

The Director Stock Option Plan. The Director Stock Option Plan was approved by the Board on December 16, 1997 and amended on December 11, 2001. A total of 250,000 shares of Common Stock are reserved for awards under the Director Stock Option Plan. The Director Stock Option Plan provides for an annual grant to each of our non-employee directors an option to purchase 4,000 shares of Common Stock. The option price in each case will be 100% of the fair market value of the Common Stock on the business day following the day of grant. As of October 31, 2012, 32,000 stock option awards remain outstanding for shares of Common Stock reserved for issuance under the Director Stock Option Plan. Stock options awarded under the Director Stock Option Plan generally become exercisable in whole or in part after the commencement of the second year of the term of the option, which term is 10 years. The optionee is also required to remain in the service of the Company for at least one year from the date of grant. The Director Stock Option Plan was terminated on February 17, 2004. All future grants to non-employee directors will be issued under the 2004 PIP.

The Deferred Fee Plan. Under the Deferred Fee Plan, directors may elect to receive all or a portion of their annual retainer fees (in excess of their mandatory one-fourth restricted stock grant (as discussed above)) and meeting fees in cash or restricted stock, or they may defer payment of those fees in cash (with interest) or in DSUs. Deferrals in the deferred stock account are valued as if each deferral was vested in Common Stock as of the deferral date. As of October 31, 2012, there were 35,302 outstanding deferred stock units under the Deferred Fee Plan.

(6)

Includes 18,101 deferred stock units granted under the Supplemental Plan, 5,735 DSUs and 39,993 PSUs granted under the Ownership Program and 35,302 deferred stock units granted under the Deferred Fee Plan; all of which were outstanding as of October 31, 2012.

(7)

Because the DSUs and PSUs do not have an exercise price and are settled only for shares of our Common Stock on a one-for-one basis, these awards have been disregarded for purposes of computing the weighted-average exercise price.

(8)

Upon approval of the 2004 PIP by our stockholders on February 17, 2004, the Supplemental Plan and the Director Stock Option Plan were terminated, and awards may no longer be granted under these plans. There is no limit on the number of securities representing DSUs remaining available for issuance under the Ownership Program or the Deferred Fee Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board is asking our stockholders to ratify the Audit Committee’s appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013. KPMG has been the Company’s auditors since 2006. For additional information regarding the Company’s relationship with KPMG, please refer to the Audit Committee Report and the Independent Registered Public Accounting Firm Fee Information presented below.

If the appointment of KPMG as our independent registered public accounting firm for fiscal 2013 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the appointment for fiscal 2013 will stand, unless the Audit Committee finds other good reason for making a change.

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives will also be available to respond to questions at the Annual Meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEE INFORMATION

The following table presents aggregate fees billed or expected to be billed by KPMG, our independent registered public accounting firm, for audit services and fees for professional services incurred for the fiscal years ended October 31, 2012 and 2011, on our behalf:

(in millions)	2012	2011
Audit fees	$13.0	$14.0
Audit-related fees	0.5	0.4
Tax fees	0.1	0.4
All other fees	—	0.1
Total fees	$13.6	$14.9

A description of the types of services provided in each category is as follows:

Audit Fees – These are fees for professional services for the audit of our annual consolidated financial statements, limited review of our quarterly consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings. This includes fees for the audit of Navistar Financial Corporation (“NFC”).

Audit-Related Fees – These are fees for the assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including procedures related to our and NFC’s financing transactions.

Tax Fees – These are fees for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees – These are fees for permissible services provided by KPMG that do not meet the above categories. For fiscal year 2012, there were only $24,400 in other fees for financial due diligence work. For fiscal year 2011, these fees were related to a process assessment of certain construction activities.

The Audit Committee pre-approved all audit and non-audit services provided to us in accordance with the Audit Committee’s pre-approval policy. In accordance with the Audit Committee’s pre-approval policy, the Audit Committee annually considers for pre-approval all proposed audit and non-audit services which are known early in the year to be performed in the coming year by our independent registered public accounting firm and the estimated fees for such services. Additional fees related to certain audit-related or non-audit services proposed to be provided by our independent registered public accounting firm may be pre-approved by management, so long as the fees for such additional services individually or in the aggregate do not exceed $400,000 in any 12-month period, and are reported to the Audit Committee at the next regularly scheduled committee meeting. Other proposed audit-related or non-audit services (not within the scope of the approved engagement) may be considered and, if appropriate, pre-approved by the chair of the Audit Committee if the related additional fees are estimated to be less than $250,000, otherwise the Audit Committee must pre-approve all additional audit-related and non-audit services to be performed by our independent registered public accounting firm. In making its decision to utilize our independent registered public accounting firm, the Audit Committee considers whether the provision of such services is compatible with maintaining that firm’s independence and to that end receives certain representations from the firm regarding their independence and permissibility under applicable laws and regulations related to non-audit services provided by the firm to us.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

At our 2011 annual meeting of stockholders, a majority of our stockholders voted in favor of holding a non-binding advisory vote on executive compensation on an annual basis. In light of those results, our Board determined that the Company will hold a non-binding advisory vote on executive compensation on an annual basis. The next required non-binding advisory vote regarding the frequency interval will be in 2017, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

At our 2012 annual meeting of stockholders, our stockholders expressed their support of our executive compensation programs by approving our non-binding advisory vote on our executive compensation. Approximately 71% of votes cast supported our executive compensation policies and practices. As described in our CD&A, in fiscal year 2012, we reviewed our executive compensation programs in light of our business results and our stockholder support of our executive compensation programs. Following such review and consideration, we revised our executive compensation programs to more appropriately support our company and business strategies in concert with our culture, compensation philosophies and guiding principles.

As described more fully in our CD&A, our executive compensation programs for our NEOs, as well as other executives, are designed to closely align executive rewards with the total return to stockholders and corporate, group and individual performance. Our Compensation Committee has developed an overall compensation philosophy that is built on a foundation of the following principles:

•	Competitive Positioning: Total remuneration is designed to attract and retain the executive talent necessary to achieve our goals through a market competitive total remuneration package.

•

Pay-for-Performance: Executive compensation is designed to align the interests of our executives and stockholders. It is also performance-based with a direct link to Company, business unit, and individual performance.

•

Ownership and Responsibility: Our compensation programs are designed to recognize individual contributions as well as link executive and stockholder interests through compensation plans and programs that reward our executives, including our NEOs based on increases to stockholder value and the financial success of the Company.

The Board urges our stockholders to read the CD&A which describes how the executive compensation programs are designed to support our Company and our business strategies in concert with our culture, compensation philosophies and guiding principles. We believe that the Company’s executive compensation programs appropriately align pay and performance and enable the Company to attract and retain very talented executives within our industry.

We are asking our stockholders to indicate their support for our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives you as a stockholder the opportunity to express your views on our fiscal year 2012 executive compensation policies and procedures. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Navistar International Corporation (the “Company”) approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders.

Although this is an advisory vote which will not be binding on the Compensation Committee or the Board, we will carefully review the results of the vote, as we did last year. The Compensation Committee will consider our stockholders’ concerns and take into account the outcome of “say on pay” votes when designing future executive compensation programs. The Board therefore recommends that you indicate your support for the Company’s executive compensation in fiscal year 2012, as outlined in the above resolution.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4—APPROVAL OF THE 2013 PERFORMANCE INCENTIVE PLAN

In December 2012, the Compensation Committee and the Board approved the Company’s 2013 Performance Incentive Plan (the “2013 PIP”) and its submission to the stockholders for their approval. The 2013 PIP will replace, on a prospective basis, the Company’s 2004 Performance Incentive Plan, as amended (the “2004 PIP”).

The Company is proposing this 2013 PIP to stockholders at this time in accordance with New York Stock Exchange rules that require stockholder approval of most equity-based compensation plans, including this 2013 PIP. The 2013 PIP is also being submitted for approval by stockholders so that, among other reasons, the requisite stockholder approval may be obtained in order to deduct certain performance-based compensation under Section162(m) of the Internal Revenue Code (the “Code”).

The purpose of the 2013 PIP is to provide long-term incentive awards to and enable the Company and its subsidiaries to attract and retain highly qualified employees, consultants and non-employee directors and provide key employees the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately an increase in stockholder value. The number of shares currently available for grant under the Company’s 2004 PIP is inadequate to fund our projected equity grants and we anticipate that it will be exhausted within one year.

We have reserved 3,665,500 shares of Common Stock for issuance under the 2013 PIP, all of which may be issued as incentive stock options. The Company was mindful of the dilutive impact this may have on stockholders and determined this was the appropriate amount to reserve to fund future equity grants to employees and directors over the next two to three years. This number of shares will constitute 4.58% of the total number of shares of Common Stock issued and outstanding as of January 11, 2013. As of January 11, 2013, there were already outstanding options and other equity awards with respect to 5,109,320 shares of Common Stock, which represents 6.38% of the total number of shares of Common Stock issued and outstanding as of that date. Of the outstanding options and other equity awards, options to purchase 1,243,624 shares are in-the-money and have a weighted average exercise price of $22.73 per share. For further information regarding our equity compensation plans, please see the information set forth in the Equity Compensation Plan Information section of this proxy statement.

The 2013 PIP is materially consistent with the terms of the 2004 PIP. If the 2013 PIP is approved by the stockholders, no new grants will be made from the 2004 PIP. Any awards previously granted under the 2004 PIP shall continue to vest and/or be exercisable in accordance with their original terms and conditions.

The 2013 PIP is an “omnibus” type of equity compensation plan that provides the Company the means by which to grant annual incentive compensation ( i.e., bonuses) as well as long-term incentive compensation to its key employees. The types of awards that will be used for employees under the 2013 PIP are primarily performance-based cash and stock awards, restricted stock and stock unit awards, stock appreciation rights (“SARs”) and stock options, although the 2013 PIP also permits the grant of any other type of award that is based on, measured with respect to, convertible into or exchangeable for Common Stock.

The 2013 PIP also allows the Company to provide equity compensation to its non-employee directors. The “Committee” (as defined below) intends to use its discretion under the 2013 PIP to continue annually awarding non-employee directors options for 5,000 shares. However, the 2013 PIP provides us with the flexibility to grant additional equity awards to non-employee directors in the form of restricted stock, stock unit awards or other awards, if it determines that additional grants are appropriate.

Material Features of the 2013 PIP

The following is a summary of the material features of the 2013 PIP and is qualified in its entirety by reference to the complete text of the 2013 PIP, which is attached to this proxy statement as Appendix B. Terms used herein but not otherwise defined shall have the meaning ascribed to them in the 2013 PIP.

Eligibility. All employees, including the Company’s executive officers, and any consultants of the Company and its subsidiaries, and all non-employee directors are eligible to be considered for awards under the 2013 PIP. As of January 1, 2013, there were 9 non-employee directors and approximately 900 employees eligible to participate in the Plan.

Administration. The Compensation Committee has been designated by the Board to administer all awards under the 2013 PIP for employees and consultants, and the Nominating and Governance Committee, or the Board itself, has been designated by the Board to administer all awards under the 2013 PIP for non-employee directors (as applicable, the “Committee”). The Committee has the discretion to determine the employees and consultants who will participate in the 2013 PIP, the size and types of the awards, the performance criteria or other vesting conditions at which awards will be earned, and the terms and conditions of such awards, subject to certain limitations set forth in the 2013 PIP. In addition, the Committee has full and final authority to interpret the 2013 PIP. The 2013 PIP also permits the Board to delegate authority to one or more individuals, who are not necessarily members of the Compensation Committee, to make grants to certain classes of employees as determined by the Board.

Shares Authorized under the 2013 PIP. No more than 3,665,500 shares of Common Stock may be issued under the 2013 PIP, all of which may be issued as incentive stock options. Shares subject to awards under the 2013 PIP or the 2004 PIP (under which there are 3,810,099 shares subject to outstanding awards), the Navistar 1994 Performance Incentive Plan (under which there are 440,029 shares subject to outstanding awards), the Navistar 1998 Supplemental Stock Plan (under which there are 261,284 shares subject to outstanding awards), the 1998 Non-Employee Director Stock Option Plan (under which there are 16,000 shares subject to outstanding awards), or the Executive Stock Ownership Program (under which there are 45,664 shares subject to outstanding awards) that are canceled, expired, forfeited, settled in cash, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise terminated without a delivery of shares to the participant again become available for awards under the 2013 PIP. In the event of a recapitalization, stock split or combination, stock dividend, spin-off, merger, consolidation, reorganization or other similar event or transaction affecting the Company’s Common Stock, the Committee will make substitutions or adjustments to the aggregate number, class and/or issuer of the securities under the 2013 PIP, to the annual limits on awards, to the number, class and/or issuer of securities subject to outstanding awards and to the exercise price of outstanding stock options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

As of December 31, 2012, the closing price of Navistar common stock on the NYSE was $21.77 per share.

New Plan Benefits. Future benefits under the 2013 PIP are not currently determinable. Moreover, the benefits to any director, officer, employee or consultant from future equity awards will not increase by reason of approval of these proposals. Whether future awards will be made will depend on Committee action, and the value of any future equity awards will ultimately depend on the future price of the Common Stock, among other factors, and will be subject to such vesting conditions as the Committee determines from time to time. For further details on the awards granted for fiscal 2012 under the 2004 PIP, please refer to the Summary Compensation Table and the Compensation of Directors table of this proxy statement.

Effective Date; Term of the 2013 PIP. The effective date of the 2013 PIP will be February 19, 2013, if approved by the stockholders. The term of the 2013 PIP is ten years from February 19, 2013 and would expire on February 19, 2023. No awards may be granted under the 2013 PIP after February 18, 2023, but awards made before that date may continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the 2013 PIP.

Awards under the 2013 PIP. At the discretion of the Committee, (i) employees may be granted awards under the 2013 PIP in the form of annual incentive awards (i.e. bonuses) and long-term incentive awards (i.e. stock options, restricted stock or stock unit awards, SARs or other awards) as described below and (ii) non-employee directors and consultants may be granted awards in the form of non-qualified stock options, restricted stock or stock units awards, SARs or other stock based awards as described below. Such awards may be granted singly, in combination, or in tandem.

Minimum Vesting Conditions. Subject to certain exceptions, no stock option granted under the 2013 PIP, which vests on the basis of a participant’s continuous service with the Company or its subsidiaries, will vest in full prior to the third anniversary of the grant of such stock option; provided that the Committee may grant no more than 10% of the shares reserved for issuance as stock option under the 2013 PIP without reference to this minimum vesting condition.

Stock Options. The 2013 PIP provides for the granting of incentive stock options, which are intended to meet the requirements of Section 422 of the Code, to employees and non-qualified stock options to employees, non-employee directors and consultants. A stock option is a right to purchase a specified number of shares of Common Stock at a specified exercise price. All stock options granted under the 2013 PIP must have an exercise price per share that is not less than 100% of the fair market value of the Common Stock on the date of grant and a term of no more than ten years. The exercise price, number of shares, term and conditions of exercise, whether an option will qualify as an incentive stock option under the Code or a non-qualified stock option, and other terms of a stock option grant will be determined by the Committee as of the grant date.

Stock options granted under the 2013 PIP will generally expire twelve months after the termination of a participant’s employment or service with the Company or its subsidiaries (or if sooner upon the original expiration date of the stock option). Notwithstanding the foregoing, if the participant’s service with the Company or its subsidiaries is terminated for cause, all unexercised stock options will terminate upon such termination of service. If a participant dies while employed by or serving the Company or its subsidiaries or after retirement, all outstanding stock options will fully vest, and may be exercised by the personal representatives or distributees, for a period of two years after the date of death (or if sooner upon the original expiration date of the option).

The exercise price of any stock option must be paid in full at the time the stock option is exercised in cash, by means of net settlement or in Common Stock owned by the participant or by a combination of cash and Common Stock. In addition, the participant must remit an amount in cash or Common Stock sufficient to satisfy tax withholding requirements or choose to net settle the stock option exercise.

Restricted Stock and Stock Units. The 2013 PIP also provides for the granting of stock awards to employees, consultants and non-employee directors that consist of grants of restricted Common Stock or units denominated in Common Stock. The terms, conditions and limitations applicable to any award of restricted stock or stock unit will be decided by the Committee. Notwithstanding the general minimum vesting conditions of the 2013 PIP or the vesting conditions applicable to any award of restricted stock or stock units, such awards may vest on an accelerated basis upon the death, disability or qualified retirement (if applicable) of a participant. Participants holding restricted stock awarded under the 2013 PIP will be entitled to receive dividends, if and when declared by the Board; however, dividends issued with respect to stock unit awards may either be (a) credited in the form of additional stock unit awards or deferred cash, or (b) paid promptly in cash, as determined by the Committee.

SARs. The 2013 PIP also provides for the granting of SARs to employees, consultants and non-employee directors. A SAR is a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of Common Stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both. All SARs granted under the 2013 PIP must have an exercise price per share that is not less than the fair market value of the Common Stock on the date of grant and a term of no more than ten years. The grant price, term, number of shares, terms and conditions of exercise, and other terms of a SAR grant will be fixed by the Committee as of the grant date.

Other Stock-Based Awards. The 2013 PIP also provides for the granting of other stock-based awards to employees, consultants and non-employee directors that the Committee deems consistent with the purposes of the 2013 PIP. An other stock-based award is a grant of any other type of award that is based on, measured with respect to, convertible into or exchangeable for Common Stock. The terms and conditions of a grant of an other stock-based award will be fixed by the Committee as of the grant date

Annual Incentive Awards. The 2013 PIP also provides for the granting of annual incentive awards (payable in cash or equity) to employees contingent on attainment of performance or other objectives established by the Committee at the beginning of each fiscal year. Generally, the terms, conditions and limitations applicable to any incentive award will be decided in the discretion of the Committee. Payment of any such annual incentive award may be made in cash or equity, as determined in the sole discretion of the Committee. At the discretion of the Committee, amounts payable in respect of annual incentive awards granted under the 2013 PIP may be deferred.

Performance Measures. At the discretion of the Committee, any of the above-described awards to employees may be contingent on attainment of performance goals which are based on one or more of the following pre-established criteria: (a) income measures, including without limitation, gross profits, operating income, earnings before or after taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, earnings before interest and taxes and cost reductions; (b) return measures; (c) cash flow, cash flow return on investments, which equals net cash flows divided by stockholders equity; (d) revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price; (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures; and (l) any combination of, or a specified increase in, any of the foregoing (the “Performance Measures”). The Performance Measures may be

expressed in either absolute terms or relative to the performance of one or more companies (or an index of multiple companies) identified by the Committee.

Where applicable, Performance Measures will be expressed in terms of attaining a specified or relative level of the particular criteria or attaining a specified or relative increase (or decrease) in the particular criteria and may be applied to the performance of the employee or the Company as a whole, at a subsidiary level or at an operating unit level, or a combination thereof, all as determined by the Committee. Generally, the terms, conditions and limitations applicable to any award that is subject to the attainment of the Performance Measures will be decided by the Committee. Performance Measures may include varying levels of performance at which different percentages of the award will be made (or specified vesting will occur). The achievement of Performance Measures will be subject to certification by the Committee. The Committee has the authority to make equitable adjustments to the Performance Measures. In no event will the performance period for any performance-based equity award be less than one year.

Additionally, at the time specific Performance Measures are established, the Committee may provide that adjustments will be made to those Performance Measures to take into account, any objective manner impact of one or more of the following: (a) gain or loss from all or certain claims and/or litigation and insurance recoveries, (b) the impairment of tangible or intangible assets, (c) stock-based compensation expense, (d) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (e) restructuring activities reported in the Company’s public filings, (f) investments, dispositions or acquisitions, (g) loss from the disposal of certain assets, (h) gain or loss from the early extinguishment, redemption, or repurchase of debt, (i) changes in accounting principles, or (j) any other item, event or circumstance that would not cause an Award to fail to constitute for the Performance-Based Exception. Such adjustment may relate to the Company, any subsidiary, or any operating unit, as determined by the Committee at the time the Performance Measures are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Measures are established.

At the discretion of the Committee, certain awards granted under the 2013 PIP that are subject to the attainment of one or more of the Performance Measures will be intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The 2013 PIP contains provisions consistent with the Section 162(m) requirements for performance-based compensation. However, the Committee may award non-deductible compensation when such grants are in the best interest of the Company, balancing tax efficiency with long-term strategic objectives.

Employee Award Limitations. Under the 2013 PIP, no individual employee may be granted during any fiscal year:

(a)	Stock Options and/or SARs that are exercisable for more than 1,000,000 shares of Common Stock in the aggregate;

(b)	Restricted stock and/or stock units covering or relating to more than 1,000,000 shares of Common Stock in the aggregate; or

(c)

Other awards, which, if denominated in shares of Common Stock, covering or relating to more than 1,000,000 shares of Common Stock in the aggregate or if denominated in cash, having a value, as determined on the date of grant, in excess of $4,000,000.

(d)	Cash incentive awards having a value, as determined on the date of grant, in excess of $4,000,000.

Transferability. Awards made under the 2013 PIP may not be assigned or otherwise encumbered, except as provided by the participant’s last will and testament and by the applicable laws of descent and distribution.

Change in Control. The 2013 PIP provides that upon both (x) the occurrence of a Change in Control (as defined in the 2013 PIP) and (y) either immediately before the date on which the Change in Control occurred or during the 36 month period after the date of the then-most recent Change in Control, should certain termination events occur with respect to such 2013 PIP participant, then all of such participant’s restricted stock, stock unit awards and other awards will be immediately vested and free of all restrictions, and all outstanding unexercised stock options and SARs will become immediately exercisable and remain fully exercisable for a period of three years from the date of the Change in Control, or the original term of such award, if sooner.

Additionally, upon or immediately prior to (and contingent on) the occurrence of a Change in Control, the Committee may, in its sole discretion, take any or all of the following actions with respect to outstanding Awards:

(a)	accelerate the vesting of outstanding Awards, in whole or in part;

(b)	terminate all Stock Options and SARs, after providing a specified period to permit exercise of such Awards;

(c)

cancel any Stock Option or SAR in exchange for a payment in cash of an amount equal to (i) the product of (A) the difference, if any, between the then current fair market value of one share of Common Stock and the per share exercise or base price of such Stock Option or SAR and (B) the number of shares underlying the unexercised portion of such Award; provided, however, that if the per share exercise or base price of such Award equals or exceeds the then current fair market value of one share of Common Stock, such Award shall be canceled with no payment due the participant;

(d)

settle any outstanding stock unit or deferred compensation Award or cancel either such award in exchange for a payment in cash of an amount equal to (i) the product of (A) the then current fair market value of one share of Common Stock and (B) the number of shares underlying such Award; or

(e)

substitute cash for the Common Stock underlying any outstanding stock unit or deferred compensation Award in an amount equal to ((i) the product of (A) the then current fair market value of one share of Common Stock and (B) the number of shares underlying such Award, but retain the original vesting and payment schedule applicable to such Award.

Amendment, Modification, and Termination. The Committee may amend, modify, or terminate the 2013 PIP, at any time, except that stockholder approval is required for any amendment that would (i) increase the number of shares of Common Stock available for issuance under the 2013 PIP or increase the limits applicable to awards under the 2013 PIP; (ii) lower the exercise price of a stock option or SAR grant value below 100% of the fair market value of the Common Stock on the date of grant; (iii) remove the prohibition on repricing set forth in the 2013 PIP; or (iv) require stockholder approval as a matter of law or under rules of the NYSE.

Federal Income Tax Consequences. The following is a brief summary of the federal income tax aspects of awards that may be made under the 2013 PIP based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

Restricted Stock and Stock Units Awards. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the grantee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture ceases over the participant’s cost for such stock (if any). A grantee may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

In general, no taxable income is realized by a participant in the 2013 PIP upon the award of stock units. Such participant generally would include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered free of any substantial risk of forfeiture. The Company generally will be entitled to a tax deduction at the time and in the amount that the grantee recognizes ordinary income.

Stock Options and SARs. Some of the stock options issuable under the 2013 PIP may constitute incentive stock options within the meaning of Section 422 of the Code, while other options granted under the 2013 PIP may be non-qualified stock options. Generally, in the case of an incentive stock option, the optionee will not recognize any income for U.S. federal income tax purposes upon the grant of the incentive stock option. However, upon the exercise of an incentive stock option, the difference between the exercise price of the incentive stock option and the fair market value of the Common Stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. An optionee will generally realize taxable income upon the sale of shares acquired by exercise of an incentive stock option. If certain holding period requirements have been satisfied with respect to outstanding shares so acquired, taxable income will constitute long-term capital gain and the Company will not be entitled to a tax deduction.

In the case of the exercise of a non-qualified stock option, the optionee will generally not be taxed upon the grant of an option. Rather, at the time of exercise of the non-qualified stock option, the optionee will generally recognize ordinary taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. The Company is generally entitled to a deduction at the time and in an amount equal to the income recognized by the optionee.

A grant of SARs has no federal income tax consequences at the time of grant. Upon exercise of SARs the amount of any cash received by the holder under the 2013 PIP will be subject to ordinary income tax in the year of receipt, and the Company will be entitled to a corresponding deduction for federal income tax purposes.

Cash Incentive Awards. The recipient of a cash incentive award normally will recognize ordinary income at the time the payment is received, and the Company will be entitled to a corresponding deduction for federal income tax purposes.

Section 162(m). Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers. “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2013 PIP, options or SARs granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, awards that are conditioned upon achievement of certain performance goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2013 PIP will be fully deductible under all circumstances.

General. In addition to ordinary income tax, amounts that are treated as wages will be subject to payroll tax and withholding by the Company.

Other Information. For a discussion of the Company’s executive compensation policy and programs, refer to the CD&A section of this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of holdings and transfers of Company stock with the SEC and to provide copies of those reports to Navistar. Based solely on our review of copies of those reports received by us or written representations that all such reports were timely filed, we believe that our directors, executive officers and greater than ten percent beneficial stockholders made all required filings on time.

Availability of Form 10-K and Annual Report to Stockholders

The Company is providing an Annual Report to stockholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 (not including documents incorporated by reference or certain exhibits thereto) are available without charge to stockholders upon written request to Navistar c/o the Corporate Secretary at 2701 Navistar Drive, Lisle, Illinois 60532. You may review Company filings with the SEC by visiting the Company’s website at http://www.navistar.com/navistar/investors/financials/sec.

Matters Raised at the Meeting not Included in this Proxy Statement

We do not know of any matters to be acted upon at the Annual Meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.

ADMISSION AND TICKET REQUEST PROCEDURE

Admission

Admission is limited to stockholders of record on January 11, 2013 or a stockholder’s authorized proxy holder or a representative. In each case, the individual must have an admission ticket and valid photo identification to be admitted to the meeting. In addition, stock ownership will be verified.

Admission Ticket for Registered Holders

•	If your shares of Common Stock are registered in your name and you received your proxy material by mail, an admission ticket is attached to your proxy card.

•

If your shares of Common Stock are registered in your name and (i) you received or accessed your proxy materials electronically over the Internet, and you plan on attending the Annual Meeting, click the appropriate box on the electronic proxy card or (ii) follow the telephone instructions and when prompted, “if you plan to attend the meeting in person,” press 1, and an admission ticket will be held for you at the registration desk at the Annual Meeting. You will need a valid photo identification to pick up your ticket.

Admission Ticket for Beneficial Holders

•

If your shares of Common Stock are held in a bank or brokerage account you may obtain an admission ticket in advance by submitting a request by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (331) 332-3186.

Ticket Request Deadline

Ticket requests for all Beneficial Holders and for Beneficial Holders and Registered Holders appointing a representative to attend and/or vote on his/her behalf, must include all information specified in the applicable table below and be submitted in writing and received by the Company on or before February 15, 2013. No requests will be processed after that date.

To Submit Request

Submit requests by mail to our Corporate Secretary, 2701 Navistar Drive, Lisle, Illinois 60532 or by facsimile to (331) 332-2261. Ticket requests by telephone will not be accepted.

Authorized Proxy Representative

A registered stockholder may appoint, and a beneficial stockholder may request that its registered holder (i.e., its broker or bank) appoint, a representative to attend the Annual Meeting and/or vote on his/her behalf. The admission ticket must be requested by the stockholder but will be issued in the name of the authorized representative. Individuals holding admission tickets that are not issued in their name will not be admitted to the Annual Meeting. Stockholder information specified below and a written proxy authorization must accompany the ticket request.

Registered Stockholders (if appointing a representative to attend and/or vote on his/her behalf)	Beneficial Holders

For ownership verification provide:

•     name(s) of stockholder

•     address

•     phone number

•     social security number and/or stockholder account number; or

•     a copy of your proxy card showing stockholder name and address

For ownership verification provide:

•     a copy of your January brokerage account statement showing Navistar stock ownership as of the record date (1/11/13);

•     a letter from your broker, bank or other nominee verifying your record date (1/11/13) ownership; or

•     a copy of your brokerage account voting instruction card showing stockholder name and address

Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone number	Also include: • name of authorized proxy representative, if one appointed • address where tickets should be mailed and phone number

APPENDIX A

Aon Hewitt’s 2012 TCM Survey

Executive Participants

3M Company
7-Eleven, Inc.
A. O. Smith Corporation
Actavis Group hf.
Acxiom Corporation
AEI Services LLC
Aerojet-General Corporation
AGC Chemicals
Air Products and Chemicals, Inc.
Allergan, Inc.
Altria Group, Inc.
Alyeska Pipeline Service Company
Ameren Corporation
American Axle & Manufacturing Holdings, Inc.
American Electric Power Company, Inc.
American Heart Association
American Standard Brands
AMSTED Industries Incorporated
Amtrak
Andersen Corporation
Anheuser-Busch Companies, Inc.
APL, Ltd.
ARAMARK Corporation
Archer-Daniels-Midland Company
Arizona Public Service
Arkansas Electric Cooperatives
Ash Grove Cement Company
Associated Electric Cooperative Inc.
AT&T Inc.
Atwood Oceanics, Inc.
Avant Energy, Inc.
The Babcock & Wilcox Company
Bain & Company, Inc.
Baker Hughes Incorporated
Ball Corporation
Barnes Group Inc.
Bausch & Lomb Incorporated
Baxter International Inc.
Beam Inc.
Boise Cascade Holdings Llc
Boise Inc.
The Bon-Ton Stores, Inc.
Booz Allen Hamilton
BorgWarner Inc.
Brady Corporation

BrightSource Energy Inc.
Bristol-Myers Squibb Company
Brown-Forman Corporation
Buckeye Partners, L.P.
Burger King Corporation
Burlington Northern Santa Fe Corporation
Bush Brothers & Company
C&S Wholesale Grocers, Inc.
Calpine Corporation
Capital Power Corporation
Carestream Health Inc.
Case New Holland
Caterpillar Inc.
CDW Corporation
CenterPoint Energy, Inc.
CH2M Hill Companies, Ltd.
Chart Industries, Inc.
Chevron Corporation
Chevron Global Power Company
Chicago Bridge & Iron Company N.V.
The Children’s Hospital
Chipotle Mexican Grill, Inc.
Chiquita Brands International, Inc.
Chrysler Group LLC
CHS Inc.
The Clorox Company
The Coca-Cola Company
Colorado Springs Utilities
Comcast Corporation
Constellation Brands, Inc.
Cooper Industries plc
Crosstex Energy, Inc.
Curtiss-Wright Corporation
Dana Holding Corporation
Darden Restaurants, Inc.
Del Monte Foods Company
Deloitte Services LP
Delphi Automotive PLC
Delta Air Lines, Inc.
Deluxe Corporation
Denny’s Corporation
DIRECTV
Dole Food Company, Inc.
Dollar General Corporation
Dominion Resources, Inc.
Doosan Infracore International Inc.

The Dow Chemical Company
Dr Pepper Snapple Group, Inc.
DTE Energy Company
Duke Energy Corporation
Duke Realty Corporation
Dunkin’ Brands, Inc.
Duquesne Light Holdings, Inc.
Dynegy Inc.
E. I. du Pont de Nemours and Company
Eastman Chemical Company
Eaton Corporation
Eddie Bauer LLC.
Edison Mission Energy
Edwards Lifesciences Corporation
El Paso Corporation
Elkay Manufacturing Company
Emerson Electric Co.
Energy Future Holdings Corporation
EnergySolutions, Inc.
Enpower Management Corp.
Entegra Power Group, LLC
Entergy Corporation
ESCO Technologies Inc.
The Estee Lauder Companies Inc.
Exelon Power LLC
Exide Technologies
Federal Reserve Information Technology
Federal-Mogul Corporation
FedEx Corporation
FedEx Office
FirstEnergy Corp.
Florida Municipal Power Agency
Flowserve Corporation
Ford Motor Company
Fortune Brands Home & Security, Inc.
Furniture Brands International, Inc.
GAF Materials Corporation
Garland Power & Light
GATX Corporation
GDF SUEZ Energy North America, Inc.
GenCorp Inc.
Generac Holdings Inc.
General Dynamics Corporation
General Motors Company
GenOn Energy
Genuine Parts Company
Global Industries, Ltd.
Global Payments Inc.
Goodman Global, Inc.
Goodrich Corporation

The Goodyear Tire & Rubber Company
Gordon Food Service
Graco Inc.
Graphic Packaging Holding Company
Greyhound Lines, Inc.
GWF Power Systems Company, Inc.
H&R Block, Inc.
H. J. Heinz Company
H.B. Fuller Company
Hallmark Cards, Inc.
Hanesbrands Inc.
Harris Teeter Inc.
Haworth, Inc.
HCA Holdings, Inc.
HDR Inc
Henkel Corporation
Herman Miller, Inc.
The Hershey Company
Hess Corporation
Hilton Worldwide
HNTB
Honeywell International Inc.
Hormel Foods Corporation
Huntington Ingalls Industries
Hy-Vee, Inc.
Hyatt Hotels Corporation
Iberdrola Renewables Inc.
ICF International, Inc.
IDEX Corporation
IEWC Corp.
IMG
IMS Health Inc.
Ingersoll-Rand plc
Integrys Energy Services
International Paper Company
Iron Mountain Incorporated
J. C. Penney Company, Inc.
The J. M. Smucker Company
Jack in the Box Inc.
James Hardie
John B. Sanfillipo & Son, Inc.
Johns Manville Corporation
Johnson Controls, Inc.
Jones Lang LaSalle Incorporated
Joy Global Inc.
Kaman Corporation
Kao Brands Company
Kellogg Company
Kelly Services, Inc.
Keystone Foods LLC

Kinder Morgan, Inc.
Kohler Company
KONE, Inc.
Kraft Foods Inc.
L.L. Bean, Inc.
Land O’Lakes
Learning Care Group Inc.
Leggett & Platt, Incorporated
Levi Strauss & Co.
LG&E and KU Energy
Limited Brands, Inc.
Linet Americas
Lockheed Martin Corporation
Lorillard, Inc.
Luxottica Retail
ManpowerGroup
Maple Leaf Foods Inc.
The Marmon Group, Inc.
Marriott International, Inc.
Mars Incorporated
Martin Marietta Materials, Inc.
Masco Corporation
McCormick & Company, Incorporated
McDonald’s Corporation
MeadWestvaco Corporation
Meritor, Inc.
Merrill Corporation
MillerCoors LLC
The MITRE Corporation
Mohawk Industries, Inc.
Molson Coors Brewing Company
Momentive
The Mosaic Company
Mueller Water Products, Inc.
National Renewable Energy Lab
Navigant Consulting, Inc.
Navistar International
Navy Exchange Service Command
New York Power Authority
New York University Inc.
Newfield Exploration Company
NewPage Corporation
NextEra Energy, Inc.
NIKE, Inc.
Nintendo of America, Inc.
Nordson Corporation
Nordstrom, Inc.
Norfolk Southern Corporation
North American Energy Services
Northern Star Generation Services Company LLC

Northrop Grumman
Novelis Inc.
Occidental Petroleum Corporation
Office Depot, Inc.
OGE Energy Corp.
Oglethorpe Power Corporation
Oil States International, Inc.
Old Dominion Electric Cooperative
Olin Corporation
OMNOVA Solutions Inc.
ONEOK, Inc.
Owens Corning
Owens-Illinois, Inc.
PACCAR Inc
Pacific Sunwear of California, Inc.
Packaging Corporation of America
Panduit Corp.
Papa John’s International, Inc.
Parker-Hannifin Corporation
Paychex, Inc.
Pentair, Inc.
PepsiCo, Inc.
Pernod Ricard USA
PetSmart, Inc.
Pitney Bowes Inc.
Plains Exploration & Production Company
Polaris Industries Inc.
PolyOne Corporation
PPL Corporation
Prairie State Generating Company, LLC
The Procter & Gamble Company
Puget Sound Energy, Inc.
PVH Corp.
Rayonier Inc.
Raytheon Company
Redcats USA
Regency Energy Partners LP
Revlon, Inc.
Rexel Holdings USA
Reynolds American Inc.
Rich Products Corporation
Rite Aid Corporation
Robert Bosch LLC
Robert Half International Inc.
Rockwell Automation, Inc.
Rolls-Royce North America Holdings Inc.
Ryder System, Inc.
S. C. Johnson & Son, Inc.
Sandia National Laboratories
Sauer-Danfoss Inc.

SCANA Corporation
Schneider National, Inc.
Schreiber Foods, Inc.
Seminole Electric Cooperative Inc.
Sempra Energy
Siemens Corporation
Sodexo, Inc.
Sonoco Products Company
SPX Corporation
Staples, Inc.
Steelcase Inc.
Stryker Corporation
Sunoco, Inc.
Superior Energy Services, Inc.
SuperMedia Inc.
SUPERVALU INC.
Target Corporation
TASC, Inc.
TDS Telecommunications Corporation
Tenaska Energy Inc.
Tenet Healthcare Corporation
Tenneco Inc.
Terex Corporation
Terra-Gen Operating Company
Texas Industries, Inc.
Thirty-One Gifts LLC
Time Warner Cable Inc.
Timex Corporation
Topaz Power Group LLC
Tower International
Toys R Us, Inc.
Trinchero Family Estates
Trinity Industries, Inc.
True Value Company
Tupperware Brands Corporation
Tyson Foods, Inc.
Unilever United States Inc.
Union Pacific Railroad Company
Unisys Corporation
Unit Corporation
United Launch Alliance, LLC
United Space Alliance, LLC
United Stationers Inc.
United Technologies Corporation
US. Foods (Formerly U.S. Foodservice)
Valmont Industries, Inc.
Verizon Communications Inc.
VF Corporation
Visteon Corporation
Vulcan Materials Company

VWR International
W. L. Gore & Associates, Inc.
W.W. Grainger, Inc.
Wal-Mart Stores, Inc.
The Walt Disney Company
Warner Bros. Entertainment Inc.
Waste Management, Inc.
Waters Corporation
Wellhead Electric Company, Inc.
Wells’ Dairy, Inc.
Wendy’s International, Inc.
Westinghouse Electric Company LLC
WGL Holdings, Inc.
Whataburger Inc
The Williams Companies, Inc.
Wm. Wrigley Jr. Company
Wolters Kluwer U.S.
Woodward Inc.
YUM Brands, Inc.

APPENDIX B

NAVISTAR INTERNATIONAL CORPORATION

2013 PERFORMANCE INCENTIVE PLAN

SECTION 1

ESTABLISHMENT OF THE PLAN

The Board of Directors of Navistar International Corporation approved the establishment of the Navistar International Corporation 2013 Performance Incentive Plan (“Plan”) on December 11, 2012 subject to the approval of the Plan by the Stockholders of the Corporation. Upon approval of this Plan, the Corporation will cease making new grants under the Navistar 2004 Performance Incentive Plan, as amended (“the 2004 Plan”).

SECTION 2

PURPOSE OF THE PLAN

The purpose of the Plan is to enable the Corporation and its subsidiaries to attract and retain highly qualified Employees, Consultants, and Non-Employee Directors, and additionally to provide key Employees the opportunity to earn incentive awards commensurate with the quality of individual performance, the achievement of performance goals and ultimately the increase in stockholder value.

SECTION 3

DEFINITIONS

For the purposes of the Plan, the following words and phrases shall have the meanings described below in this Section 3 unless a different meaning is plainly required by the context.

(1) “Annual Incentive Award” means an award of cash, shares of Common Stock, Restricted Stock or Stock Units, in each case, as determined by the Committee.

(2) “Award” means an award made under the Plan.

(3) “Award Agreement” means an agreement entered into by the Corporation and a Participant setting forth the terms and provisions applicable to an Award granted to a Participant.

(4) “Board of Directors” means the Board of Directors of the Corporation.

(5) “Change in Control” shall be deemed to have occurred if (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than employee or retiree benefit plans or trusts sponsored or established by the Corporation or Navistar, Inc., is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities, (ii) the following individuals cease for any reason to constitute more than three-fourths of the number of directors then serving on the Board of Directors : individuals who, on the date hereof, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by the vote of at least two-thirds (2/3) of the directors then still in office or whose appointment, election or nomination was previously so approved or recommended; (iii) any dissolution or liquidation of the Corporation or Navistar, Inc. or sale or disposition of all or substantially all (more than 50%) of the assets of the Corporation or of Navistar, Inc. occurs; or (iv) as the result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, proxy or consent solicitation, contested election or substantial stock accumulation (a “Control Transaction”), the members of the Board of Directors immediately prior to the first public announcement relating to such Control Transaction shall immediately thereafter, or within two (2) years, cease to constitute a majority of the Board of Directors. Notwithstanding the foregoing, the sale or disposition of any or all of the assets or stock of Navistar Financial Corporation shall not be deemed a Change in Control.

(6) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(7) “Committee” means (i) with respect to Awards to Employees and Consultants, the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors, and (ii) with respect to Awards to Non-Employee Directors, the Nominating and Governance Committee of the Board of Directors, or another committee appointed by the Board of Directors or the Board of Directors themselves. To the extent deemed necessary or appropriate by the Board of Directors, each Committee member will be an “outside director” as defined in regulations under Section 162(m) of the Code and/or a “non-employee director” as defined in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended. The Board of Directors may appoint different Committees to perform different functions under the Plan and, in that case, any reference herein to “the Committee” will mean the Committee appointed by the Board of Directors to perform the particular function being discussed. For example, the Board of Directors may appoint one or more individuals in accordance with 8 Del. C. 1953, § 157(c) to serve as the Committee for the sole purpose of approving Awards to specified classes of Participants.

(8) “Common Stock” means the common stock of the Corporation.

(9) “Consultant” means a person engaged under a written contract with the Corporation or any subsidiary of the Corporation to provide consulting or advisory services (other than as an Employee or a Non-Employee Director) to such entity, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Corporation from offering or selling Common Stock to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act of 1933, as amended, or, if the Corporation is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, registration on a Form S-8 (Registration Statement Under the Securities Act of 1933).

(10) “Corporation” means Navistar International Corporation.

(11) “Employee” means a person employed by the Corporation or any subsidiary of the Corporation, including its officers. Unless the Committee provides otherwise in an applicable Award Agreement, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Corporation or between the Corporation or any subsidiary of the Corporation. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

(12) “Exercise Price” means: (i) in the case of a Stock Option, the amount for which one share of Common Stock may be purchased upon exercise of the Stock Option, or (ii) in the case of a SAR, the price above which Common Stock appreciation is measured, in either case as specified in the applicable Award Agreement.

(13) “Fair Market Value” means, as applied to a specific date, the price of a share of Common Stock that is based on the opening, closing, actual, high, low or average selling prices of share of Common Stock reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the average of the high and the low prices of a share of Common Stock on the most recent date on which shares of Common Stock were publicly traded. Notwithstanding the foregoing, if shares of Common Stock are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a share of Common Stock as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(14) “Fiscal Year” means the fiscal year of the Corporation.

(15) “Freestanding SAR” means any SAR that is granted independently of any Stock Option.

(16) “Grant Date” means, as determined by the Committee, (i) the date as of which the Committee approves an Award, or (ii) such later date as may be specified by the Committee. The Grant Date of a Stock Option will, unless the Committee expressly determines otherwise, be the day on which the Committee approves the grant of such Stock Option.

(17) “Incentive Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of no longer than ten (10) years from the Grant Date which option is designed to meet the requirements set out under Section 422 of the Code.

(18) “Non-Employee Director” means as of the Grant Date of an Award an individual who is a director of the Corporation and is neither a Consultant nor an Employee.

(19) “Nonqualified Stock Option” means a right, as evidenced by an Award Agreement to purchase a certain number of shares of Common Stock at Fair Market Value for a period of not more than ten (10) years from the Grant Date which option is stated not to be Incentive Stock Options under the Code.

(20) “Other Award” means an Award (other than a Stock Option, SAR, Restricted Stock or Stock Unit Award) based on, measured with respect to, convertible into or exchangeable for Common Stock, which Award is evidenced by an Award Agreement and granted pursuant to Section 8 of the Plan.

(21) “Participant” means an Employee, Consultant, or Non-Employee Director who has been granted an Award under this Plan.

(22) “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Section 162(m) of the Code as set forth in Section 162(m)(4)(C) of the Code or any successor provision.

(23) “Performance Measure” means the performance measurement provided by Section 6.

(24) “Performance Period” means the period during which performance goals must be met for purposes of the Performance Measure.

(24) “Plan” means the Navistar International Corporation 2013 Performance Incentive Plan as set forth herein and as it may be amended hereafter from time to time.

(25) “Qualified Retirement” for an Employee shall have the meaning set forth in the applicable Award Agreement; provided that, if the applicable Award Agreement does not define Qualified Retirement, the Employee will not be deemed eligible for Qualified Retirement for purposes of this Plan. Qualified Retirement for a Non-Employee Director means retirement under the retirement policy of the Board of Directors, as in effect from time to time.

(26) “Restricted Stock” means an Award of Common Stock, as evidenced by an Award Agreement and granted pursuant to Section 11(3), of the Plan.

(27) “Stock Appreciation Right” or “SAR” means an Award, evidenced by an Award Agreement and granted either alone or in connection with a related Stock Option, pursuant to Section 10 of the Plan.

(28) “Stock Option” means either an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

(29) “Stock Units” mean a right to receive Common Stock (or cash equal to the fair market value of Common Stock) upon or following the satisfaction of specified conditions, as evidenced by an Award Agreement and granted pursuant to Section 11 of the Plan.

(30) “Tandem SAR” means a SAR granted with respect to a share of Common Stock pursuant to Section 10 hereof in connection with a related Stock Option, under which: (a) the exercise of the SAR with respect to the share shall cancel the right to purchase such share under the related Stock Option, and (b) the purchase of the share under the related Stock Option shall cancel the right to exercise the SAR with respect to such share.

SECTION 4

ELIGIBILITY

Consultants, Employees and Non-Employee Directors are all eligible to receive Awards.

SECTION 5

ANNUAL INCENTIVE AWARDS

(1) The Committee will designate Employees eligible to receive Annual Incentive Awards hereunder, the performance criteria applicable to such Awards, the amount payable upon fulfillment of such performance criteria (and, if applicable, for performance above or below targeted levels of performance) and all other terms and conditions applicable to such Awards. The Committee shall set the performance criteria for each year’s Annual Incentive Awards no later than the 90th day of the Fiscal Year. The performance criteria shall be determined in the discretion of the Committee, provided that an Award under this Section that is intended to qualify for the Performance-Based Exception shall use performance criteria described in Section 6(1).

(2) As soon as practical following the end of the Fiscal Year, the Committee will certify performance achieved against the performance criteria established at the beginning of the Fiscal Year.

(3) The Committee, in its sole discretion, may adjust any Annual Incentive Award otherwise earned based on an assessment of individual performance, but in no event may any such adjustment result in an increase of an Award intended to qualify for the Performance-Based Exception. The Committee shall determine the amount of any such adjustment by taking into account such factors as it deems relevant including, without limitation: (a) performance against other financial or strategic objectives; (b) its subjective assessment of the Participant’s overall performance for the year; and (c) prevailing levels of total compensation among similar companies.

(4) Performance criteria for Annual Incentive Awards will not be adjusted within a Fiscal Year except under circumstances approved by the Committee and, in the case of Annual Incentive Awards intended to satisfy the Performance-Based Exception, in a manner consistent with that exception.

(5) Payment of an Annual Incentive Award will be made in cash, shares of Common Stock, Restricted Stock, Stock Units or a combination of any of the foregoing, as determined in the sole discretion of the Committee to the Participant by March 15 of the calendar year following the end of the Fiscal Year to which the Annual Incentive Award relates, subject to any deferral in payment permitted or required by the Committee under such rules and procedures it may establish.

(6) It shall be presumed unless the Committee determines to the contrary, that all Awards to Employees under this Section are intended to qualify for the Performance-Based Exception. If the Committee does not intend an Annual Incentive Award to qualify for the Performance-Based Exception the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate. For the purpose of complying with the Performance-Based Exception, the maximum Award under this Section paid to any one Employee during any one Fiscal Year shall not exceed $4,000,000, if paid in cash or 1,000,000 shares of Common Stock, if paid in equity.

SECTION 6

PERFORMANCE MEASUREMENT

(1) The Performance Measures that determine the degree of payout and/or vesting of Awards designed to qualify for the Performance-Based Exception may be measured at the Corporation level, at a subsidiary level, or at an operating unit level and shall be chosen from among: (a) income measures (including, but not limited to, gross profits, operating income, earnings before or after taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, earnings per share, cost reductions); (b) return measures (including, but not limited to, return on assets, capital, investment, equity, or sales); (c) cash flow or cash flow return on investments, which equals net cash flows divided by owners equity; (d) revenues from operations; (e) total revenue; (f) cash value added; (g) economic value added; (h) share price (including, but not limited to, growth measures and total shareholder return); (i) sales growth; (j) market share; (k) the achievement of certain quantitatively and objectively determinable non-financial performance measures (including, but not limited to, growth strategies, strategic initiatives, product development, product quality, corporate development, and leadership development); and (l) any combination of, or a specified increase in, any of the foregoing. The Performance Measures may be expressed in either absolute terms or relative to the performance of one or more companies (or an index of multiple companies) identified by the Committee.

(2)      Adjustments to Performance Measures. The Committee may provide, at the time Performance Measures are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (a) gain or loss from all or certain claims and/or litigation and insurance recoveries, (b) the impairment of tangible or intangible assets, (c) stock-based compensation expense, (d) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (e) restructuring activities reported in the Company’s public filings, (f) investments, dispositions or acquisitions, (g) loss from the disposal of certain assets, (h) gain or loss from the early extinguishment, redemption, or repurchase of debt, (i) changes in accounting principles, or (j) any other item, event or circumstance that would not cause an Award to fail to constitute for the Performance-Based Exception. An adjustment described in this Section may relate to the Corporation, any subsidiary, or any operating unit, as determined by the Committee at the time the Performance Measures are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Measures are established.

(3) The Committee shall have the discretion to adjust the determination of the degree of attainment of the pre-established goals; provided that the Awards that are designated to qualify for Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward). In no event shall the Performance Period for any performance-based equity Award be less than one year.

(4) In the case of any Award that is granted subject to the condition that a specific Performance Measure be achieved, no payment under such Award shall be made prior to the time the Committee certifies in writing that that the Performance Measure has been achieved. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a share of Common Stock from the date the Award is made.

(5) Notwithstanding the foregoing or any other provision of this Plan, the Committee may provide that any Award intended to satisfy the Performance-Based Exception may become vested and/or payable, in whole or in part, in the event of the Participant’s death or disability, a Change in Control or under other circumstances consistent with the Section 162(m) of the Code.

SECTION 7

STOCK OPTIONS

(1) The Committee may grant Nonqualified Stock Options to any person eligible to be a Participant. The Committee may grant Incentive Stock Options only to Employees. In order to provide a limitation on the number of shares as provided for in Section 162(m) of the Code and the regulations thereunder, Stock Option grants shall be limited to a maximum of 1,000,000 shares per Fiscal Year for any Employee reduced by the number of SARs granted to that Employee in that year.

(2) The Committee will document the terms of the Stock Option in an Award Agreement to include the Grant Date and Exercise Price, as well as any other terms that it may desire. The Exercise Price under a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value. Subject to adjustment pursuant to Section 12, the Exercise Price of outstanding Stock Options fixed by the Committee shall not be modified.

(3) A Stock Option shall become exercisable in whole or in part upon satisfaction of the conditions specified in the Award Agreement, provided, however, that, except as otherwise provided in subparts (7), (8), (9) or (10) of this Section, no Stock Option vesting on the basis of continued service shall vest in full prior to the commencement of the third anniversary of the Grant Date.

(4) In no event, however, may a Stock Option governed by the Plan be exercised after the expiration of its term. Except as provided herein or in the applicable Award Agreement, no Stock Option may be exercised at any time unless the Participant who holds the Stock Option is then employed by or in service with the Corporation or a subsidiary thereof. The option can be exercised in whole or in part through (i) cashless exercise, (ii) the Corporation withholding from the shares of Common Stock otherwise issuable upon exercise of the Stock Option a number of shares of Common Stock having a Fair Market Value equal, as of the date of exercise, to the Exercise Price of the Stock Option multiplied by the number of shares of Common Stock in respect of which the Stock Option shall have been exercised (“Net-Exercise”), or (iii) other arrangements through agents, including stockbrokers, under arrangements established by the Corporation by paying the amounts required by instructions issued by the Secretary of the Corporation for the exercise of the Stock Options. If an exercise is not covered by instructions issued by the Secretary of the Corporation, the purchase price is to be paid in full to the Corporation upon the exercise of a Stock Option (I) by cash including a personal check made payable to the Corporation, (II) by delivering at fair market value on the date of exercise unrestricted Common Stock already owned by the Participant, or (III) by any combination of cash and unrestricted Common Stock, and in any case, by payment to the Corporation of any withholding tax. Unless otherwise determined by the Committee, shares of Common Stock that otherwise would be delivered to the holder of a Stock Option may be delivered to the Corporation in payment of federal, state and/or local withholding taxes payable in connection with an exercise.

(5) The Participant who holds a Stock Option will have none of the rights of a stockholder with respect to the shares subject to that Stock Option until such shares are issued upon the exercise of that Stock Option.

(6) Neither the Corporation nor any subsidiary may directly or indirectly lend money to any Participant for the purpose of assisting the individual to acquire shares of Common Stock issued upon the exercise of Stock Options granted under the Plan.

(7) In the event of the termination of the employment or service of a Participant who holds an outstanding Stock Option, other than by reason of death, total and permanent disability or (in the case of an Employee or Non-Employee Director) a Qualified Retirement, the Participant may (unless the Stock Option shall have been previously terminated) exercise the Stock Option at any time within twelve (12) months of such termination, but not after the expiration of the term of the Award, to the same extent the Stock Option was exercisable at the date of such termination of employment or service. The transfer of a Participant between the Corporation and any of its subsidiaries will not constitute a termination as long as there is no interruption of employment or service. If the Participant is terminated for cause, as defined in the Navistar Inc. Income Protection Plan (or if the Participant is covered by a different severance plan or agreement, then as defined in such plan or agreement), the post-termination exercise period provided by this subsection shall not apply and the Stock Option shall cease to be exercisable and shall lapse as of the effective date of the termination.

(8) Except as provided in Section 7(11), in the event of a Qualified Retirement a Participant who holds an outstanding Stock Option may exercise the Stock Option to the extent the option is exercisable or becomes exercisable under the terms of the applicable Award Agreement.

(9) In the event of a total and permanent disability, as defined by the Corporation’s long term disability programs, (or in the case of a Consultant or Non-Employee Director, as determined by the Committee), a Participant who holds an outstanding Stock Option may exercise the Stock Option, to the extent the Stock Option is exercisable or becomes exercisable under its terms, at any time within three (3) years after such termination or, if later, the date on which the option becomes exercisable with respect to such shares, but not after the expiration of the term of the option.

(10) In the event of the death of a Participant who holds an outstanding Stock Option, the Stock Option may be exercised by a legatee, or by the personal representatives or distributees, at any time within a period of two (2) years after death, but not after the expiration of the term of the option. If death occurs while employed by or in service with the Corporation or a subsidiary , or after a Qualified Retirement or during the three- year period specified in Section 7, Stock Options may be exercised to the extent of the remaining shares covered by Stock Options whether or not such shares were exercisable at the date of death. If death occurs during the twelve (12) month period specified in Section 7, Stock Options may be exercised to the extent of the number of shares that were exercisable at the date of death.

(11) Notwithstanding the other provisions of Section 7, no Stock Option which is not exercisable at the time of a Qualified Retirement shall become exercisable after such Qualified Retirement if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant’s participation in such business is deemed by the Committee to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Committee in its absolute discretion, and the decision of the Committee with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

(12) Notwithstanding any provision of the Plan to the contrary, under no circumstances whatsoever shall a Stock Option be exercisable during any period when the exercise of such Stock Option would violate Applicable Law, as defined in Section 22.

SECTION 8

OTHER AWARDS

(1) The Committee may grant Other Awards to persons eligible to be Participants on such terms and conditions as the Committee deems appropriate. Other Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Common Stock or cash, or in a combination of the two, as determined by the Committee.

(2) Other Awards intended to qualify for the Performance-Based Exception will vest or be earned based on satisfaction of Performance Measures specified by the Committee in accordance with Section 6. For Other Awards denominated in shares of Common Stock and intended to qualify for the Performance-Based Exception, the total number of shares subject to Other Awards granted to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares. For Other Awards denominated in cash and intended to qualify for the Performance-Based Exception, the maximum amount paid to any one Employee during any one Fiscal Year with respect to Other Awards shall not exceed $4,000,000.

SECTION 9

PROHIBITION ON REPRICING AND DISCOUNTED STOCK OPTIONS AND SARs

Notwithstanding any other provision in the Plan, no Stock Option or SAR may be amended or modified in any way that changes the Exercise Price of the Stock Option or SAR, and no Stock Option or SAR may be issued with an Exercise Price that is less than the Fair Market Value or in any other way discounted. This provision shall not limit any adjustments provided by Section 12 relating to adjustments upon changes in capitalization.

SECTION 10

STOCK APPRECIATION RIGHTS

(1) The Committee may, subject to the terms of the Plan, grant SARs to persons eligible to be Participants at any time and from time to time as shall be determined by the Committee. A SAR shall become exercisable in whole or in part upon satisfaction of the conditions specified in the Award Agreement, provided, however, that except as otherwise provided by the Committee, in the event of a Participant’s death, disability, or Qualified Retirement no SAR vesting on the basis of continued service shall vest in full prior to the commencement of the third anniversary of the Grant Date.

(2) The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall have complete discretion in determining the number of SARs, subject to the terms of the Plan, and to determine the terms of the SARs. The Exercise Price of a Freestanding SAR shall equal the Fair Market Value. The Exercise Price of Tandem SARs shall equal the Exercise Price of the related Stock Option.

(3) Tandem SARs may be exercised for all or part of the shares of Common Stock subject to the related Stock Option upon the surrender of the right to exercise the equivalent portion of the related Stock Option.

(4) With respect to a Tandem SAR granted in connection with an Incentive Stock Option, the Tandem SAR shall expire no later than the expiration of the Incentive Stock Option. (5) Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its discretion, imposes upon them, subject, however, to the terms of the Plan.

(5) The Participant who holds a SAR will have none of the rights of a stockholder with respect to the shares subject to that SAR until such shares are issued upon the exercise of that SAR.

(6) The term of SARs shall be determined by the Committee, in its discretion; provided that such term shall not exceed 10 years.

(7) Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying: (a) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price, by (b) the number of shares of Common Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon exercise of a SAR may be in cash, Common Stock with a Fair Market Value equal to the amount payable, or in a combination thereof.

(8) All awards to Employees under this Section are intended to qualify for Performance-Based Exception. For the purpose of complying with the Performance-Based Exception, the number of SARs that can be granted to any one Employee in any Fiscal Year shall not exceed 1,000,000, less the number of shares of Common Stock subject to Stock Options granted to such Employee during that Fiscal Year

SECTION 11

RESTRICTED STOCK AND STOCK UNITS

(1) Restricted Stock, or Stock Units, may be granted at any time to any person eligible to be a Participant.

(2) Awards of Restricted Stock or Stock Units may be made to Participants for the purpose of satisfying the stock ownership requirements described in the Navistar Executive Stock Ownership Program, as amended from time to time, or for any other purpose.

(3) Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. For avoidance of doubt, such conditions may include the achievement of Performance Measures specified by the Committee in accordance with Section 6. In no event will an Award of Restricted Stock or Stock Units that vests solely on the basis of continued service vest in full prior to the commencement of the third year anniversary of the Grant Date, except as otherwise provided below in Section 11(6) and 11(7), and except that any Award (or portion thereof) of Restricted Stock or Stock Units representing a Non-Employee Director’s first quarterly retainer shall be immediately vested upon the Grant Date.

(4) The Participant will be entitled to all dividends paid with respect to all Restricted Stock awarded under the Plan during the period of restriction and will not be required to return any such dividends to the Corporation in the event of the forfeiture of the Restricted Stock. The Participant also will be entitled to vote Restricted Stock during the period of restriction.

(5) Pending the vesting a Restricted Stock Award, the shares of Common Stock subject thereto may not be sold, pledged, assigned, encumbered or otherwise transferred and a stop transfer order will be issued to the Corporation’s transfer agent. Any certificates issued in respect of Restricted Stock will include a legend reflecting these transfer restrictions (as well as any other legends deemed appropriate by the Committee) and may be held in escrow by the Secretary of the Corporation (or his or her designee) pending the vesting of that stock.

(6) In the event a Participant dies while employed by the Corporation or a subsidiary, performing services as a Consultant, or serving as a Non-Employee-Director, the Restricted Stock or Stock Units will vest as of the date of death and all restrictions shall lapse and the Restricted Stock or Stock Units will be immediately transferable to the named beneficiary or to the Participant’s estate. Any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. A beneficiary designation may be changed by filing the prescribed form with the Secretary of the Corporation at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock or Stock Units that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(7) Unless otherwise provided for in the applicable Award Agreement, Restricted Stock granted to an Employee or Non-Employee Director will become nonforfeitable upon the Participant’s eligibility for Qualified Retirement (and Restricted Stock granted to an Employee or Non-Employee Director who is already eligible for Qualified Retirement will be nonforfeitable immediately upon issuance), provided that such Restricted Stock will remain subject to the transfer restrictions described above in Section 11(5) in such proportions and until such dates as specified in the vesting schedule otherwise applicable to the Award. Similarly, unless otherwise provided for in the applicable Award Agreement, Restricted Stock will become nonforfeitable upon cessation of a Participant’s employment with, or service to, the Corporation due to his or her total and permanent disability (as determined by the Committee), provided that such Restricted Stock will remain subject to the transfer restrictions described above in Section 11(5) in such proportions and until such dates as specified in the vesting schedule otherwise applicable to the Award. Stock Units will be subject to accelerated vesting and/or settlement in connection with a Participant’s Qualified Retirement or disability to the extent specified in the applicable Award Agreement.

(8) Except as otherwise provided above with respect to death, disability, or Qualified Retirement or unless otherwise provided in the applicable Award Agreement or determined by the Committee, if Participant terminates employment or service as a Consultant or Non-Employee Director, any Restricted Stock or Stock Units that are not then vested will be forfeited to the Corporation.

(9) To the extent and in the manner specified in the applicable Award Agreement, dividend equivalents with respect to outstanding Stock Unit Awards may be (a) credited in the form of additional Stock Units or deferred cash, or (b) paid promptly in cash. Whether Stock Units include such dividend equivalent rights will be determined by the Committee, in its discretion.

(10) The total number of shares subject to Restricted Stock and Stock Unit Awards intend to qualify for the Performance-

Based Exception and granted to any one Employee during any one Fiscal Year shall not exceed 1,000,000 shares.

(11) Notwithstanding the other provisions of Section 11, any Restricted Stock or Stock Unit that becomes otherwise nonforfeitable due to a Participant’s eligibility for Qualified Retirement and that has not yet been released from transfer restrictions (in the case of Restricted Stock) or that has not yet been settled (in the case of a Stock Unit) will be forfeited if, without the written consent of the Corporation, a Participant engages in a business, whether as owner, partner, officer, employee, or otherwise, which is in competition with the Corporation or one of its affiliates, and if the Participant’s participation in such business is deemed by the Committee to be detrimental to the best interests of the Corporation. The determination as to whether such business is in competition with the Corporation or any of its affiliates, and whether such participation by such person is detrimental to the best interests of the Corporation, shall be made by the Committee in its absolute discretion, and the decision of the Committee with respect thereto, including its determination as to when the participation in such competitive business commenced, shall be conclusive.

SECTION 12

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provision of the Plan, in the event of a recapitalization, stock split or combination, stock dividend, spin-off, merger, consolidation, reorganization or other similar event or transaction affecting the Common Stock, substitutions or adjustments will be made by the Committee to the aggregate number, class and/or issuer of the securities that may be issued under the Plan to the annual limits on Awards, to the number, class and/or issuer of securities subject to outstanding Awards and to the exercise price of outstanding Stock Options and SARs, in each case in a manner that reflects equitably the effects of such event or transaction.

SECTION 13

ADMINISTRATION OF THE PLAN

Full power, authority and discretion to construe, interpret and administer the Plan are vested in the Committee. Decisions of the Committee will be final, conclusive and binding upon all parties, including the Corporation, stockholders, Participants, and their beneficiaries. The foregoing will include, but will not be limited to, all determinations by the Committee as to (a) the selection of Employees, Consultants, and Non-Employee Directors for participation in the Plan, (b) the size, type and other terms of Awards, (c) the selection and adjustment of performance criteria, and (d) the extent to which performance criteria or other vesting conditions are satisfied, and (e) the waiver or amendment of any Award terms. Any person who accepts any Award hereunder agrees to accept as final, conclusive and binding all determinations of the Committee. The Committee will have the right, in the case of Employees or Consultants who are employed or engaged to perform services, respectively, outside the United States, or Non-Employee Directors not resident in the United States, to vary from the provision of the Plan to the extent the Committee deems appropriate in order to preserve the incentive features of the Plan.

SECTION 14

NON-ASSIGNMENT

Awards may not be assigned, alienated, or otherwise transferred. In case of a Participant’s death, the amounts distributable to the deceased Participant under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the designated beneficiary or beneficiaries. The amount distributable to a Participant upon death and not subject to such a designation shall be distributed to the Participant’s estate. If there is any question as to the right of any beneficiary to receive a distribution under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Corporation will have no further liability to anyone with respect to such amount.

SECTION 15

WITHHOLDING TAXES

    (1) A Participant may elect, subject to the provisions of the applicable Sections of the Plan and the terms of the Award, to pay any withholding tax due in connection with the exercise of any Stock Option or SAR or upon the vesting of Restricted Stock or the settlement of Stock Units or any other Award either (i) by cash including a personal check made payable to the Corporation or (ii) by delivering at fair market value, on the date that the amount of tax to be withheld is determined, unrestricted Common Stock already owned by the Participant, or (iii) by any combination of cash or unrestricted Common Stock. In addition, the Committee may permit, in the Award Agreement or otherwise, that in the event that a Participant is required to pay to the Corporation any amount to be withheld in connection with the exercise, vesting or settlement of an Award denominated in shares of Common Stock, the Participant may satisfy such obligation (in whole or in part) by electing to have the Corporation withhold a portion of the shares of Common Stock otherwise to be issued upon exercise, vesting or settlement of such Award equal in value to the minimum amount required to be withheld. The value of the shares of Common Stock to be withheld shall be the Fair Market Value on the date that the amount of tax to be withheld is determined.

(2) The Corporation does not warrant the tax treatment of Awards. Accordingly, while the Corporation will endeavor to structure Awards to comply with or be exempt from the requirements of Section 409A of the Code, the Corporation will have no obligation to indemnify any Participant from any taxes or penalties incurred under Section 409A of the Code (or any other taxes or penalties).

SECTION 16

RIGHTS OF PARTICIPANT

To the extent that any Participant, beneficiary or estate acquires a right to receive payments or distributions under the Plan, such right will be no greater than the right of a general unsecured creditor of the Corporation. All payments and distributions to be made hereunder will be paid from the general assets of the Corporation. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create any contracted right or trust of any kind or fiduciary relationship between the Corporation and any Participant, beneficiary or estate.

SECTION 17

MODIFICATION, AMENDMENT OR TERMINATION

The Committee may modify, amend, or terminate the Plan at any time, provided that, unless the requisite approval of stockholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of shares of Common Stock available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section 12; (ii) lower the Exercise Price of the Stock Option or SAR grant value below 100% of the Fair Market Value except as provided in Section 12; (iii) remove the repricing restriction set forth in Section 9; or (iv) require stockholder approval as a matter of law or under rules of the New York Stock Exchange. No Plan amendment shall, without the affected Participant’s consent, terminate or adversely affect any right or obligation under any Stock Option or other Award previously granted under the Plan.

SECTION 18

RESERVATION OF SHARES

(1) The total number of shares of Common Stock reserved and available for delivery pursuant to this Plan is 3,665,500, all of which will be available for issuance in respect to Incentive Stock Options. The number of shares of Common Stock authorized and available shall be increased by shares of Common Stock subject to an option or award under this Plan (or under the Navistar 1994 Performance Incentive Plan, the Navistar 1998 Supplemental Stock Plan, the 1998 Non-Employee Director Stock Option Plan or the 2004 Plan) that is cancelled, expired, forfeited, settled in cash or otherwise terminated after the date this Plan is approved by the stockholders of the Corporation without a delivery of shares to the award holder, including shares of Common Stock withheld to satisfy the exercise price of an option or a tax withholding obligation arising in connection with an award. For avoidance of doubt, any shares of Common Stock subject to the exercised portion of a SAR that are not actually issued in connection with that exercise will become available for issuance with respect to other Awards.

(2) Shares of Common Stock issued hereunder may be in whole or in part, as the Board of Directors or its duly authorized delegate shall from time to time determine authorized and unissued shares of Common Stock or issued shares of Common Stock which shall have been reacquired by the Corporation.

(3) Notwithstanding any other provision of this Plan, Awards that do not meet the minimum three (3) year time-based vesting requirement elsewhere herein stated may be granted with respect to up to ten percent (10%) of the shares of Common Stock authorized for issuance under the first sentence of subsection (1) above.

SECTION 19

RIGHTS OF EMPLOYEES

Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards. Nothing in the Plan will confer on any Employee or Participant any right to continue in the employ of the Corporation or any of its subsidiaries or interfere with or prevent in any way the right of the Corporation or any of its subsidiaries to terminate an Employee or Participant’s employment at any time for any reason.

SECTION 20

CHANGE IN CONTROL

(1) Notwithstanding any provision contained herein to the contrary other than Section 20(3), in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, an Employee experiences (1) a separation for “Constructive Termination” or an involuntary termination for any reason other than “Cause” (both, as defined in the Employee’s Executive Severance Agreement) or (2) an involuntary termination for any reason other than “Cause” (as defined in the Corporation’s Income Protection Plan for those Employees who are not a party to an Executive Severance Agreement), then (I) all awarded Restricted Stock, Stock Units, and Other Awards will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and (II) all outstanding Stock Options and SARs will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of employment status, except that the term of any Stock Options and SARs shall not be extended beyond the end of the original term of the Award.

(2) Notwithstanding any provision contained herein to the contrary other than Section 20(3), in the event of both (x) a Change in Control and (y) either immediately before the date on which a Change in Control occurs or during the 36 month-period after the date of the then-most recent Change in Control, a Consultant or Non-Employee Director experiences a separation in service, all awarded Restricted Stock, Stock Units, and Other Awards will immediately be free of all restrictions and performance contingencies and will be deemed fully earned and not subject to forfeiture and all outstanding Stock Options and SARs governed by the Plan will be immediately exercisable and shall continue to be exercisable for a period of three (3) years from the date of the Change in Control regardless of service status, except that the term of any Stock Options and SARs shall not be extended beyond the end of the original term of the Award.

(3) Upon or immediately prior to (and contingent on) a Change in Control or any similar transaction, the Committee may, in its sole discretion, take any or all of the following actions with respect to outstanding Awards: (a) accelerate the vesting of outstanding Awards, in whole or in part; (b) terminate all Stock Options and SARs, provided that the Committee provides the Participant an opportunity to exercise such Stock Options or SARs, as the case may be, within a specified period following the Participant’s receipt of a notice of such transaction and the Committee’s intention to terminate such Stock Options and SARs effective immediately prior to such transaction; (c) cancel any Stock Option or SAR in exchange for a payment in cash of an amount equal to (i) the product of (A) the difference, if any, between the then current Fair Market Value of one share of Common Stock and the per share Exercise Price of such Stock Option or SAR and (B) the number of shares underlying the unexercised portion of such Stock Option or SAR; provided, however, that if the per share Exercise Price of such Stock Option or SAR equals or exceeds the then current Fair Market Value of one share of Common Stock, such Stock Option or SAR shall be canceled with no payment due the Participant; (d) if such transaction also either constitutes a change in the ownership or effective control of the Corporation or Navistar, Inc., or a change in the ownership of a substantial portion of the assets of the Corporation or Navistar, Inc. (as defined in Section 409A(a)(2)(A)(v) (or any successor thereto) of the Code and its governing regulations) settle any outstanding Stock Unit or Other Award subject to Section 409A or cancel either such Award in exchange for a payment in cash of an amount equal to (i) the product of (A) the then current Fair Market Value of one share of Common Stock and (B) the number of shares underlying such Award; or (e) substitute cash for the Common Stock underlying any Stock Unit or Other Award in an amount equal to (i) the product of (A) the then current Fair Market Value of one share of Common Stock and (B) the number of shares underlying such Award, but retain the original vesting and payment schedule applicable to such Award. If the Corporation is not publicly traded immediately before such transaction, the Committee may, in its sole discretion, determine the Fair Market Value of the Common Stock based solely on the amount of consideration to be paid in respect thereof only on the closing date of such transaction (in which case such Stock Option and SAR holders shall not participate in any post-closing payments, such as net working capital, debt and cash adjustments, earn outs or escrows); The application of the foregoing provisions shall be determined by the Committee in its sole and absolute discretion and shall be binding on Participants and all other persons.

SECTION 21

LIMITATION OF ACTIONS

Every right of action by or on behalf of the Corporation or any stockholder against any past, present or future member of the Board of Directors, officer or Employee arising out of or in connection with the Plan will, irrespective of the place where action may be brought and irrespective of the place of residence of any such director, officer or Employee, cease and be barred by the expiration of three (3) years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the annual meeting of stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate amount of Awards during such period; and any and all right of action by an Employee, Consultant, or Non-Employee Director (past, present or future) against the Corporation arising out of or in connection with the Plan shall, irrespective of the place where action may be brought, cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action arises.

SECTION 22

GOVERNING LAW

The Plan will be governed by and construed in accordance with applicable Federal laws and, to the extent not inconsistent therewith or pre-empted thereby, with the laws of the State of Delaware (without regard to the conflicts of laws provisions of that State or any other jurisdiction), including applicable regulations, rules, and such other applicable authorities thereunder (“Applicable Law”). Accordingly, for the avoidance of doubt, the receipt, exercise, issuance, and disposition, as appropriate, of any Award, Common Stock is expressly conditioned upon and subject to any and all limitations, restrictions, prohibitions, or such other conditions imposed by Applicable Law, including, but not limited to, applicable Federal and state securities law.

SECTION 23

EFFECTIVE DATE

The effective date of the Plan shall be February 19, 2013 (the “Effective Date”), subject to approval by the stockholders at the Corporation’s Annual Meeting of stockholders to be held on February 19, 2013, or any adjournment thereof. The Plan shall continue in effect for ten (10) years from the Effective Date, until February 19, 2023. No Awards may be granted subsequent to February 19, 2023, but Awards theretofore granted may extend beyond that date in accordance with their terms.

NAVISTAR INTERNATIONAL CORPORATION 2701 NAVISTAR DRIVE LISLE, IL 60532

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on February 18, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on February 18, 2013. Have your proxy card in hand when you call and then follow the instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies in the same manner as if you had executed a proxy card.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery please visit our Investor Relations Website at http://www.navistar.com/navistar/investors.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M51450-P32109	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — —  — — — —  — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NAVISTAR INTERNATIONAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:
1.	ELECTION OF DIRECTORS	☐	☐	☐
Nominees:
	01) John C. Pope	04) Mark H. Rachesky
	02) Vincent J. Intrieri	05) Samuel J. Merksamer
	03) Michael N. Hammes	06) General (Retired) Stanley A. McChrystal

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain
2.	Vote to ratify the selection of KPMG LLP as our independent registered public accounting firm.					☐	☐	☐
3.	Advisory Vote on Executive Compensation.					☐	☐	☐
4.	Approve the Navistar International Corporation 2013 Performance Incentive Plan.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this card. The Board of Directors of the Company has fixed the close of business on January 11, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company’s Board of Directors. The shares represented by this proxy will be voted in accordance with the instruction given by the undersigned Stockholder(s). The Board of Directors recommends the following votes on the proposals above: “FOR” proposals 1, 2, 3, and 4.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

(Not Transferable)

NAVISTAR INTERNATIONAL CORPORATION

2013 Annual Meeting of Stockholders

Tuesday, February 19, 2013

11:00 a.m. Central Time

Hyatt Lisle Hotel

1400 Corporetum Drive

Lisle, Illinois 60532

PHOTO IDENTIFICATION WILL BE REQUIRED

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder listed on the reverse side and is not transferable.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Combined Document are available at www.proxyvote.com.

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M51451-P32109

NAVISTAR INTERNATIONAL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 19, 2013

At the Annual Meeting of Stockholders of Navistar International Corporation (the “Company”) on February 19, 2013, or at any adjournments thereof, the undersigned hereby appoints the Chief Executive Officer, the Chief Financial Officer and the General Counsel, and each of them, proxies with power of substitution to vote, as indicated on the matters set forth on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote the shares of the Company’s stock credited to the accounts of the undersigned under any such plan at the close of business on January 11, 2013, as directed herein on the matters listed on the reverse side, and, in their discretion, on any other matters that may come before the meeting. To the extent that the trustee has not received the directions from the undersigned by February 14, 2013, the trustee will act in accordance with the Employee Benefit Plan documents.

You are encouraged to specify your choices by marking the appropriate boxes. However, if you wish to vote in accordance with the Board of Directors’ recommendations, simply sign and return this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE